FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206987-01

Dated February 9, 2017	BBCMS 2017-C1
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2017-C1
$855,747,738 (Approximate Mortgage Pool Balance)

$747,709,478 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates Series 2017-C1

Barclays Bank PLC UBS AG Rialto Mortgage Finance, LLC Mortgage Loan Sellers
Barclays		UBS Securities LLC
Co-Lead Manager and Joint Bookrunner		Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated February 9, 2017	BBCMS 2017-C1

This material is for your information, and none of Barclays Capital Inc., UBS Securities LLC and Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206987) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2017-C1 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$22,421,053	$21,300,000	$1,121,053	30.000%	2.62	3/17 – 11/21	41.9%	15.6%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$66,989,474	$63,640,000	$3,349,474	30.000%	4.91	11/21 – 2/22	41.9%	15.6%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$105,263,158	$100,000,000	$5,263,158	30.000%	9.77	11/26 – 12/26	41.9%	15.6%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$366,928,423	$348,582,000	$18,346,423	30.000%	9.87	12/26 – 2/27	41.9%	15.6%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$37,421,053	$35,550,000	$1,871,053	30.000%	7.47	2/22 – 11/26	41.9%	15.6%
X-A(7)	Aaa(sf) / AAAsf / AAA(sf)	$599,023,161	$569,072,000	$29,951,161	N/A	N/A	N/A	N/A	N/A
X-B(7)	NR / A-sf / AAA(sf)	$148,686,317	$141,252,000	$7,434,317	N/A	N/A	N/A	N/A	N/A
A-S	Aa3(sf) / AAAsf / AAA(sf)	$66,320,000	$63,004,000	$3,316,000	22.250%	9.97	2/27 – 2/27	46.5%	14.0%
B	NR / AA-sf / AA(sf)	$43,856,843	$41,664,000	$2,192,843	17.125%	9.97	2/27 – 2/27	49.6%	13.2%
C	NR / A-sf / A(low)(sf)	$38,509,474	$36,584,000	$1,925,474	12.625%	9.97	2/27 – 2/27	52.3%	12.5%

Privately Offered Certificates(8)

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-D(7)	NR / BBB-sf / AAA(sf)	$43,856,846	$41,664,000	$2,192,846	N/A	N/A	N/A	N/A	N/A
X-E(7)	NR / BB-sf / AAA(sf)	$21,393,690	$20,324,000	$1,069,690	N/A	N/A	N/A	N/A	N/A
X-F(7)	NR / B-sf / AAA(sf)	$8,556,843	$8,129,000	$427,843	N/A	N/A	N/A	N/A	N/A
X-G(7)	NR / NR / AAA(sf)	$8,557,895	$8,130,000	$427,895	N/A	N/A	N/A	N/A	N/A
X-H(7)	NR / NR / AAA(sf)	$25,672,986	$24,389,330	$1,283,656	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB(low)(sf)	$43,856,846	$41,664,000	$2,192,846	7.500%	9.97	2/27 – 2/27	55.3%	11.8%
E	NR / BB-sf / BB(sf)	$21,393,690	$20,324,000	$1,069,690	5.000%	9.97	2/27 – 2/27	56.8%	11.5%
F	NR / B-sf / B(high)(sf)	$8,556,843	$8,129,000	$427,843	4.000%	9.97	2/27 – 2/27	57.4%	11.4%
G	NR / NR / B(low)(sf)	$8,557,895	$8,130,000	$427,895	3.000%	9.97	2/27 – 2/27	58.0%	11.2%
H	NR / NR / NR	$25,672,986	$24,389,330	$1,283,656	0.000%	9.97	2/27 – 2/27	59.8%	10.9%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.

(2)	On the Closing Date, the certificates (other than the Class R certificates) with the initial Certificate Balances or Notional Amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” are expected to be sold by the Underwriters to RMF or a majority owned affiliate of RMF as described in “Credit Risk Retention” in the Preliminary Prospectus relating to the Publicly Offered Certificates, dated February 10, 2017 (the “Preliminary Prospectus”).

(3)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate.

(4)	Assumes 0% CPR / 0% CDR and a February 27, 2017 closing date. Based on modeling assumptions as described in the Preliminary Prospectus.

(5)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for such Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for such Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H Notional Amounts are defined in the Preliminary Prospectus.

(8)	The Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R and Class V Certificates are not shown above.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Summary of Transaction Terms

Securities Offered:	$747,709,478 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc. and UBS Securities LLC.
Co-Managers:	Academy Securities, Inc.
Mortgage Loan Sellers:	Barclays Bank PLC (“Barclays”) (43.4%), UBS AG (29.7%) and Rialto Mortgage Finance, LLC (“RMF”) (26.9%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	Rialto Capital Advisors LLC (“Rialto Capital”).
Directing Certificateholder:	RREF III D BBCMS 2017-C1 LLC (or its affiliate).
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Risk Retention Consultation Party:	Expected to be RMF or an affiliate thereof
Credit Risk Retention:	RMF, as the retaining sponsor, intends to cause its majority owned affiliate to retain at least 5.0% of the certificate balance, notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that would satisfy the U.S. credit risk retention requirements. See “Credit Risk Retention” in the Preliminary Prospectus.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).
Pricing Date:	On or about February 16, 2017.
Closing Date:	On or about February 27, 2017.
Cut-off Date:	With respect to each mortgage loan, the related due date in February 2017, or with respect to any mortgage loan that has its first due date in March 2017, the date that would otherwise have been the related due date in February 2017.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2017.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in March 2017.
Assumed Final Distribution Date:	The Distribution Date in February 2027 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in February 2050.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class R and Class V Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited and Thomson Reuters Corporation.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Barclays	18	28	$371,195,230	43.4%
UBS AG	19	20	254,503,676	29.7
RMF	21	27	230,048,831	26.9
Total:	58	75	$855,747,738	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$855,747,738
Number of Mortgage Loans:	58
Number of Mortgaged Properties:	75
Average Cut-off Date Balance per Mortgage Loan:	$14,754,271
Weighted Average Current Mortgage Rate:	5.02713%
10 Largest Mortgage Loans as % of IPB:	49.9%
Weighted Average Remaining Term to Maturity(1):	114 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.77x
Weighted Average UW NOI Debt Yield(2):	10.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	59.8%
Weighted Average Maturity Date LTV(1)(2)(3):	55.1%

Other Statistics
% of Mortgage Loans with Additional Debt:	6.6%
% of Mortgaged Properties with Single Tenants:	10.4%

Amortization
Weighted Average Original Amortization Term(4):	354 months
Weighted Average Remaining Amortization Term(4):	354 months
% of Mortgage Loans with Interest-Only:	39.6%
% of Mortgage Loans with Amortizing Balloon:	30.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	22.6%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	7.8%

Lockboxes(5)
% of Mortgage Loans with Hard Lockboxes:	60.7%
% of Mortgage Loans with Springing Lockboxes:	35.3%
% of Mortgage Loans with Soft Lockboxes:	2.6%
% of Mortgage Loans with No Lockbox:	1.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	69.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	42.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	69.2%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	39.1%

(1)	In the case of Loan Nos. 5 and 11, each with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 2, 4, 5, 7, 8, 9, 11, 12, 19 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan Nos. 13 and 14, the two mortgage loans are cross-collateralized and cross-defaulted with one other and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the two mortgage loans.

(3)	In the case of Loan Nos. 2, 18, 22, 23.02 and 44, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	Excludes 13 mortgage loans that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(5)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(6)	CapEx Reserves include FF&E reserves for hotel properties.

(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by mixed use, retail, industrial and office properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)(3)
1	Alhambra Towers	Coral Gables, FL	RMF	1	$61,000,000	7.1%	174,250	Office	1.62x	8.7%	65.6%	65.6%
2	1166 Avenue of the Americas	New York, NY	Barclays	1	$56,250,000	6.6%	195,375	Office	1.79x	10.2%	37.8%	37.8%
3	1000 Denny Way	Seattle, WA	Barclays	1	$56,000,000	6.5%	262,565	Office	1.77x	10.2%	51.9%	51.9%
4	The Summit Birmingham	Birmingham, AL	Barclays	1	$50,000,000	5.8%	681,245	Retail	1.68x	8.7%	54.3%	54.3%
5	Merrill Lynch Drive	Hopewell, NJ	Barclays	1	$41,500,000	4.8%	553,841	Office	2.95x	11.8%	67.7%	67.7%
6	Orlando Central	Orlando, FL	RMF	1	$38,250,000	4.5%	637,380	Office	1.73x	13.1%	61.0%	54.6%
7	KOMO Plaza	Seattle, WA	UBS AG	1	$37,000,000	4.3%	291,151	Mixed Use	2.47x	11.3%	50.0%	50.0%
8	Center West	Los Angeles, CA	UBS AG	1	$30,000,000	3.5%	349,298	Office	1.94x	9.7%	38.3%	38.3%
9	Anaheim Marriott Suites	Garden Grove, CA	UBS AG	1	$30,000,000	3.5%	371	Hotel	1.62x	12.8%	65.1%	60.3%
10	Hyatt Place Charlotte Downtown	Charlotte, NC	Barclays	1	$27,000,000	3.2%	172	Hotel	1.55x	11.8%	64.3%	53.7%

	Top 3 Total/Weighted Average			3	$173,250,000	20.2%			1.72x	9.7%	52.1%	52.1%
	Top 5 Total/Weighted Average			5	$264,750,000	30.9%			1.91x	9.8%	55.0%	55.0%
	Top 10 Total/Weighted Average			10	$427,000,000	49.9%			1.90x	10.6%	55.2%	53.6%
	Non-Top 10 Total/Weighted Average			65	$428,747,738	50.1%			1.65x	11.2%	64.5%	56.5%

(1)	In the case of Loan Nos. 2, 4, 5, 7, 8, 9, 11, 12, 19 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan Nos. 13 and 14, the two mortgage loans are cross-collateralized and cross-defaulted with one other and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the two mortgage loans.
(2)	In the case of Loan Nos. 2, 18, 22, 23.02 and 44, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(3)	In the case of Loan Nos. 5 and 11, each with an anticipated repayment date, as of the related anticipated repayment date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
2	1166 Avenue of the Americas	Barclays	$56,250,000	$28,750,000	$85,000,000	BBCMS 2017-C1	Wells Fargo	Rialto	BBCMS 2017-C1
4	The Summit Birmingham	Barclays	$50,000,000	$158,000,000	$208,000,000	BACM 2017-BNK3	Wells Fargo	Midland	BACM 2017-BNK3
5	Merrill Lynch Drive	Barclays	$41,500,000	$62,100,000	$103,600,000	BBCMS 2017-C1	Wells Fargo	Rialto	BBCMS 2017-C1
7	KOMO Plaza	UBS AG	$37,000,000	$102,000,000	$139,000,000	BBCMS 2017-C1	Wells Fargo	Rialto	BBCMS 2017-C1
8	Center West	UBS AG	$30,000,000	$50,000,000	$80,000,000	BBCMS 2017-C1	Wells Fargo	Rialto	(2)
9	Anaheim Marriott Suites	UBS AG	$30,000,000	$24,000,000	$54,000,000	BBCMS 2017-C1	Wells Fargo	Rialto	BBCMS 2017-C1
11	State Farm Data Center	UBS AG	$25,000,000	$55,000,000	$80,000,000	CD 2017-CD3	Midland	Rialto	CD 2017-CD3
12	Connecticut Financial Center	UBS AG	$22,750,000	$22,750,000	$45,500,000	BBCMS 2017-C1	Wells Fargo	Rialto	(2)
19	Midwest Industrial Portfolio	Barclays	$15,400,000	$23,100,000	$38,500,000	WFCM 2016-C37	Wells Fargo	LNR	WFCM 2016-C37
28	Wolfchase Galleria	UBS AG	$9,960,046	$154,380,709	$164,340,755	MSC 2016-UBS12	Midland	Rialto	MSC 2016-UBS12
(1)	In the case of Loan No. 2, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan.
(2)	In the case of Loan Nos. 8 and 12, the related whole loan will be serviced under the BBCMS 2017-C1 pooling and servicing agreement until such time that the controlling pari passu companion loan is securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is UBS AG, or an affiliate, as holder of the related controlling pari passu companion loan.

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(2)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)(3)	Total Debt Cut-off Date LTV(3)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
2	1166 Avenue of the Americas	$56,250,000	$28,750,000	$45,000,000	$130,000,000	1.79x	1.15x	37.8%	57.8%	10.2%	6.6%
(1)	In the case of Loan No. 2, subordinate debt represents (i) a $25.0 million B-Note and (ii) a $20.0 million mezzanine loan.
(2)	In the case of Loan No. 2, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans, but exclude the related Subordinate Companion Loan.
(3)	In the case of Loan No. 2, the Mortgage Loan Cut-off Date LTV and the Total Cut-off Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2017-C1

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(3)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Office	CBD	5	$226,000,000	26.4%	1.78x	10.3%	51.6%	50.4%
	Suburban	3	96,800,000	11.3	2.22x	12.2%	65.8%	61.8%
	Data Center	1	25,000,000	2.9	2.42x	11.4%	62.5%	62.5%
	Medical	1	11,500,000	1.3	1.37x	9.5%	73.2%	65.0%
	Subtotal:	10	$359,300,000	42.0%	1.93x	10.8%	56.9%	54.8%

Retail	Anchored	10	$106,505,263	12.4%	1.45x	10.2%	67.3%	59.3%
	Lifestyle Center	1	50,000,000	5.8	1.68x	8.7%	54.3%	54.3%
	Single Tenant	3	18,485,000	2.2	1.46x	9.3%	58.6%	54.4%
	Unanchored	2	11,600,000	1.4	1.48x	10.3%	48.3%	43.8%
	Super Regional Mall	1	9,960,046	1.2	1.72x	10.8%	64.7%	51.9%
	Shadow Anchored	2	2,625,000	0.3	1.49x	10.9%	73.9%	64.2%
	Subtotal:	19	$199,175,309	23.3%	1.53x	9.8%	62.1%	56.4%

Hotel	Limited Service	11	$73,482,840	8.6%	1.71x	13.6%	65.5%	53.7%
	Full Service	2	57,000,000	6.7	1.59x	12.3%	64.7%	57.2%
	Subtotal:	13	$130,482,840	15.2%	1.66x	13.1%	65.2%	55.2%

Multifamily	Garden	6	$43,380,230	5.1%	1.49x	9.5%	63.3%	51.2%
	Senior	1	6,979,964	0.8	1.94x	14.8%	48.5%	36.9%
	Subtotal:	7	$50,360,194	5.9%	1.56x	10.3%	61.2%	49.2%

Self Storage	Self Storage	6	$37,565,000	4.4%	1.96x	10.5%	57.3%	55.9%

Mixed Use	Office/Data Center/Retail	1	$37,000,000	4.3%	2.47x	11.3%	50.0%	50.0%
	Subtotal:	1	$37,000,000	4.3%	2.47x	11.3%	50.0%	50.0%

Manufactured Housing	Manufactured Housing	8	$26,464,395	3.1%	1.56x	11.6%	65.1%	59.2%

Industrial	Warehouse	9	$12,400,000	1.4%	1.39x	9.8%	71.3%	65.5%
	Flex	2	3,000,000	0.4	1.39x	9.8%	71.3%	65.5%
	Subtotal:	11	$15,400,000	1.8%	1.39x	9.8%	71.3%	65.5%

Total / Weighted Average:		75	$855,747,738	100.0%	1.77x	10.9%	59.8%	55.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 2, 4, 5, 7, 8, 9, 11, 12, 19 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan Nos. 13 and 14, the two mortgage loans are cross-collateralized and cross-defaulted with one other and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the two mortgage loans.
(3)	In the case of Loan Nos. 2, 18, 22, 23.02 and 44, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan Nos. 5 and 11, each with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2017-C1

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
California	16	$176,644,123	20.6%	1.66x	10.4%	57.2%	50.9%
Florida	6	129,000,000	15.1	1.62x	10.5%	65.2%	61.2%
Washington	2	93,000,000	10.9	2.05x	10.6%	51.1%	51.1%
New York	2	59,750,000	7.0	1.80x	10.4%	37.4%	37.1%
Alabama	2	50,943,000	6.0	1.68x	8.7%	54.7%	54.5%
New Jersey	1	41,500,000	4.8	2.95x	11.8%	67.7%	67.7%
North Carolina	4	41,229,265	4.8	1.63x	12.6%	63.9%	53.9%
Kansas	2	37,000,000	4.3	2.22x	12.0%	63.6%	59.9%
Texas	5	34,107,970	4.0	1.51x	11.1%	65.5%	57.9%
Michigan	5	24,909,964	2.9	1.74x	11.4%	62.1%	58.2%
Pennsylvania	2	24,615,000	2.9	1.52x	10.8%	66.6%	60.7%
Connecticut	1	22,750,000	2.7	1.95x	15.4%	65.0%	53.1%
Tennessee	3	17,460,046	2.0	1.70x	12.4%	64.2%	50.9%
Colorado	1	17,050,000	2.0	1.53x	11.3%	72.2%	63.8%
Nevada	1	15,486,983	1.8	1.38x	10.3%	69.1%	58.6%
Indiana	3	12,479,387	1.5	1.64x	12.5%	66.4%	57.2%
Ohio	3	12,140,000	1.4	1.66x	12.1%	63.4%	54.4%
Maryland	1	12,000,000	1.4	1.32x	9.5%	69.0%	61.6%
Illinois	8	10,100,000	1.2	1.39x	9.8%	71.3%	65.5%
Mississippi	2	7,482,000	0.9	1.71x	13.3%	66.5%	56.4%
Missouri	2	7,220,000	0.8	1.61x	12.2%	73.0%	62.1%
South Carolina	1	5,000,000	0.6	1.44x	9.3%	71.4%	68.8%
Wisconsin	2	3,880,000	0.5	1.39x	9.8%	71.3%	65.5%
Total / Weighted Average:	75	$855,747,738	100.0%	1.77x	10.9%	59.8%	55.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 2, 4, 5, 7, 8, 9, 11, 12, 19 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan Nos. 13 and 14, the two mortgage loans are cross-collateralized and cross-defaulted with one other and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the two mortgage loans.
(3)	In the case of Loan Nos. 2, 18, 22, 23.02 and 44, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan Nos. 5 and 11, each with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2017-C1

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$1,800,000	-	$9,999,999	31	$175,191,003	20.5%	5.17719%	115	1.66x	11.5%	61.3%	52.5%
$10,000,000	-	$19,999,999	15	205,806,735	24.0	5.17853%	115	1.52x	10.6%	67.3%	59.5%
$20,000,000	-	$24,999,999	1	22,750,000	2.7	4.79750%	120	1.95x	15.4%	65.0%	53.1%
$25,000,000	-	$49,999,999	7	228,750,000	26.7	4.77725%	109	2.14x	11.7%	58.6%	55.6%
$50,000,000	-	$61,000,000	4	223,250,000	26.1	5.04925%	119	1.71x	9.5%	52.6%	52.6%
Total / Weighted Average:			58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
3.93000%	-	3.99999%	1	$41,500,000	4.8%	3.93000%	60	2.95x	11.8%	67.7%	67.7%
4.00000%	-	4.49999%	8	112,690,276	13.2	4.31230%	118	1.95x	10.2%	52.1%	47.1%
4.50000%	-	4.99999%	9	155,815,000	18.2	4.76082%	117	1.86x	11.0%	61.3%	57.6%
5.00000%	-	5.49999%	27	391,308,244	45.7	5.19143%	119	1.63x	10.3%	58.7%	54.9%
5.50000%	-	5.99999%	12	146,934,218	17.2	5.66953%	111	1.62x	12.5%	64.9%	55.8%
6.00000%	-	6.21350%	1	7,500,000	0.9	6.21350%	120	1.68x	14.6%	63.6%	49.5%
Total / Weighted Average:			58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	4	$66,964,395	7.8%	4.56787%	59	2.39x	11.5%	68.3%	66.3%
120	54	788,783,343	92.2	5.06612%	119	1.72x	10.9%	59.1%	54.1%
Total / Weighted Average:	58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Range of Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
57	-	60	4	$66,964,395	7.8%	4.56787%	59	2.39x	11.5%	68.3%	66.3%
117	-	120	54	788,783,343	92.2	5.06612%	119	1.72x	10.9%	59.1%	54.1%
Total / Weighted Average:			58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

(1)	In the case of Loan Nos. 5 and 11, each with an anticipated repayment date, Remaining Loan Term, Original Term to Maturity/ARD in Months, Remaining Term to Maturity/ARD in Months and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 2, 4, 5, 7, 8, 9, 11, 12, 19 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan Nos. 13 and 14, the two mortgage loans are cross-collateralized and cross-defaulted with one other and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the two mortgage loans.

(3)	In the case of Loan Nos. 2, 18, 22, 23.02 and 44, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2017-C1

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	13	$405,000,000	47.3%	4.79331%	113	1.99x	10.1%	54.2%	54.2%
300	6	43,677,321	5.1	5.77823%	100	1.63x	13.3%	62.3%	50.8%
360	39	407,070,417	47.6	5.17917%	117	1.57x	11.5%	65.2%	56.4%
Total / Weighted Average:	58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			13	$405,000,000	47.3%	4.79331%	113	1.99x	10.1%	54.2%	54.2%
298	-	300	6	43,677,321	5.1	5.77823%	100	1.63x	13.3%	62.3%	50.8%
301	-	360	39	407,070,417	47.6	5.17917%	117	1.57x	11.5%	65.2%	56.4%
Total / Weighted Average:			58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	11	$338,500,000	39.6%	4.91048%	119	1.85x	9.8%	51.9%	51.9%
Balloon	27	257,507,738	30.1	5.24856%	114	1.61x	12.0%	64.5%	53.3%
IO-Balloon	18	193,240,000	22.6	5.22211%	117	1.54x	11.2%	65.6%	59.3%
ARD-Interest Only	2	66,500,000	7.8	4.19692%	83	2.75x	11.6%	65.7%	65.7%
Total / Weighted Average:	58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.28x	-	1.39x	13	$125,772,019	14.7%	5.23350%	112	1.36x	9.7%	67.3%	58.5%
1.40x	-	1.49x	4	31,425,000	3.7	5.08719%	109	1.44x	9.9%	65.4%	60.3%
1.50x	-	1.59x	10	96,873,482	11.3	5.04273%	119	1.55x	10.9%	66.1%	56.2%
1.60x	-	1.69x	10	198,243,575	23.2	5.17200%	117	1.64x	10.4%	63.1%	59.8%
1.70x	-	1.79x	10	210,603,698	24.6	5.24705%	119	1.76x	11.2%	52.3%	49.0%
1.80x	-	1.99x	6	77,229,964	9.0	4.80457%	119	1.92x	12.7%	51.5%	44.8%
2.00x	-	2.95x	5	115,600,000	13.5	4.27281%	98	2.65x	11.6%	58.8%	58.8%
Total / Weighted Average:			58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

(1)	In the case of Loan Nos. 5 and 11, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 2, 4, 5, 7, 8, 9, 11, 12, 19 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan Nos. 13 and 14, the two mortgage loans are cross-collateralized and cross-defaulted with one other and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the two mortgage loans.

(3)	In the case of Loan Nos. 2, 18, 22, 23.02 and 44, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2017-C1

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
31.5%	-	49.9%	5	$102,729,964	12.0%	4.99526%	119	1.91x	10.6%	38.8%	37.8%
50.0%	-	59.9%	13	201,303,544	23.5	4.85624%	119	1.85x	10.1%	53.1%	51.7%
60.0%	-	64.9%	15	183,715,003	21.5	5.16643%	119	1.75x	12.0%	62.9%	54.4%
65.0%	-	69.9%	18	307,209,227	35.9	5.07721%	107	1.76x	11.0%	67.0%	61.5%
70.0%	-	73.9%	7	60,790,000	7.1	4.97285%	114	1.46x	10.4%	72.4%	64.7%
Total / Weighted Average:			58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

LTV Ratios as of the Maturity Date/ARD(1)(2)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
26.1%	-	49.9%	15	$156,149,418	18.2%	5.07249%	119	1.79x	11.0%	45.8%	41.3%
50.0%	-	54.9%	18	329,875,632	38.5	4.99604%	119	1.80x	11.3%	58.3%	52.9%
55.0%	-	59.9%	7	76,768,293	9.0	5.32614%	119	1.53x	10.4%	65.4%	56.9%
60.0%	-	64.9%	11	140,439,395	16.4	5.21694%	111	1.68x	11.3%	67.2%	62.0%
65.0%	-	68.8%	7	152,515,000	17.8	4.72265%	100	1.93x	9.8%	68.0%	66.5%
Total / Weighted Average:			58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance(4)	50	$705,683,343	82.5%	5.09391%	118	1.70x	10.9%	59.6%	54.2%
Yield Maintenance	8	150,064,395	17.5	4.71310%	97	2.14x	10.9%	60.9%	59.0%
Total / Weighted Average:	58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	39	$577,303,351	67.5%	5.10123%	118	1.67x	10.5%	57.8%	53.2%
Acquisition	18	253,444,387	29.6	4.89654%	107	1.95x	11.7%	64.1%	58.7%
Acquisition/Refinance	1	25,000,000	2.9	4.64000%	120	2.42x	11.4%	62.5%	62.5%
Total / Weighted Average:	58	$855,747,738	100.0%	5.02713%	114	1.77x	10.9%	59.8%	55.1%

(1)	In the case of Loan Nos. 5 and 11, each with an anticipated repayment date, Remaining Loan Term, Maturity Date LTV and LTV Ratios as of the Maturity Date/ARD are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 2, 4, 5, 7, 8, 9, 11, 12, 19 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan Nos. 13 and 14, the two mortgage loans are cross-collateralized and cross-defaulted with one other and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service of the two mortgage loans.

(3)	In the case of Loan Nos. 2, 18, 22, 23.02 and 44, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan Nos. 4, 9 and 12, the related loan documents permit the borrower to prepay the related loan with yield maintenance premium in the event the defeasance lockout period has not expired after certain dates. See the individual write-ups in this term sheet and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance; Collateral Substitution” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	RMF	Alhambra Towers	Coral Gables, FL	Office	$61,000,000	7.1%	WBCMT 2006-C29
2	Barclays	1166 Avenue of the Americas	New York, NY	Office	$56,250,000	6.6%	LBUBS 2007-C1
3	Barclays	1000 Denny Way	Seattle, WA	Office	$56,000,000	6.5%	WFRBS 2011-C3
6	RMF	Orlando Central	Orlando, FL	Office	$38,250,000	4.5%	JPMCC 2005-LDP5
8	UBS AG	Center West	Los Angeles, CA	Office	$30,000,000	3.5%	JPMCC 2007-LDPX
9	UBS AG	Anaheim Marriott Suites	Garden Grove, CA	Hotel	$30,000,000	3.5%	LBUBS 2007-C2
12	UBS AG	Connecticut Financial Center	New Haven, CT	Office	$22,750,000	2.7%	BACM 2007-2
13	Barclays	Casa Del Sol (Sierra Springs)	San Bernardino, CA	Multifamily	$11,126,475	1.3%	JPMCC 2007-LDPX
14	Barclays	Boardwalk-Park Place	Buena Park, CA	Multifamily	$10,658,307	1.2%	JPMCC 2007-LDPX
17	Barclays	South Towne Plaza	Indiana, PA	Retail	$16,100,000	1.9%	WBCMT 2006-C29
18	RMF	West Sahara Promenade	Las Vegas, NV	Retail	$15,486,983	1.8%	WBCMT 2006-C29
20	Barclays	Seaport Storage Center	Redwood City, CA	Self Storage	$15,250,000	1.8%	WFCM 2013-LC12
21	Barclays	Westshore Plaza	Muskegon, MI	Retail	$14,700,000	1.7%	LBUBS 2007-C1
22	UBS AG	Lakewood Village	Huffman, TX	Manufactured Housing	$13,464,395	1.6%	UBSBB 2012-C3
23.01	RMF	Hampton Inn New Bern	New Bern, NC	Hotel	$6,594,486	0.8%	CGCMT 2006-C5
24	RMF	Hilton Garden Inn - Overland Park	Overland Park, KS	Hotel	$12,000,000	1.4%	BSCMS 2006-PW11
25	RMF	Dogwood Station	Baltimore, MD	Retail	$12,000,000	1.4%	CGCMT 2007-C6
28	UBS AG	Wolfchase Galleria	Memphis, TN	Retail	$9,960,046	1.2%	GECMC 2007-C1
30	RMF	Folsom Town Center	Folsom, CA	Retail	$8,241,539	1.0%	MLCFC 2007-5
31	RMF	Santa Monica Retail Center	Los Angeles, CA	Retail	$8,100,000	0.9%	CD 2007-CD4
32	UBS AG	LA Fitness - Montclair	Montclair, CA	Retail	$7,700,000	0.9%	MLMT 2008-C1
33	RMF	Rock Springs	Houston, TX	Multifamily	$7,650,000	0.9%	LBUBS 2007-C1
36	Barclays	Hollywood Pointe - Inglewood	Inglewood, CA	Multifamily	$7,072,334	0.8%	WBCMT 2006-C28
41	UBS AG	Stow-A-Way	Redlands, CA	Self Storage	$6,100,000	0.7%	MSC 2007-IQ14
42	UBS AG	National City Self Storage	National City, CA	Self Storage	$6,000,000	0.7%	CD 2007-CD4
43	RMF	Holiday Inn Express & Suites - Jackson	Jackson, MS	Hotel	$5,800,000	0.7%	JPMCC 2007-CB19
48	UBS AG	Winn Dixie - MacClenny	MacClenny, FL	Retail	$4,585,000	0.5%	BACM 2008-1
49	RMF	Taft Hills Plaza	Taft, CA	Retail	$4,541,044	0.5%	LBUBS 2006-C6
51	Barclays	North Pointe - Rayen	Panorama City, CA	Multifamily	$3,984,414	0.5%	JPMCC 2006-LDP9
55	Barclays	Indian Creek Villas	Tehachapi, CA	Multifamily	$2,888,700	0.3%	JPMCC 2006-LDP9
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(3)	Maturity Date/ARD LTV(3)
5	Merrill Lynch Drive	Hopewell, NJ	$41,500,000	4.8%	$41,500,000	62.0%	60	60	2.95x	11.8%	67.7%	67.7%
22	Lakewood Village	Huffman, TX	13,464,395	1.6	12,176,414	18.2	60	58	1.39x	11.1%	68.3%	61.8%
38	Reisinger MHC Portfolio	Various	7,000,000	0.8	6,518,045	9.7	60	60	1.68x	12.0%	69.4%	64.6%
46	Richland Self Storage	Aiken, SC	5,000,000	0.6	4,815,080	7.2	60	57	1.44x	9.3%	71.4%	68.8%
Total / Weighted Average:			$66,964,395	7.8%	$65,009,540	97.0%	60	59	2.39x	11.5%	68.3%	66.3%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date/ARD Balance divided by the initial Class A-2 Certificate Balance.

(3)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Accrual:

Each Class of Certificates (other than the Class R and Class V Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related collection period will be distributed to the holders of the Class V Certificates.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R and Class V Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class E Certificates for the related Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The pass-through rate for the Class X-H Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

year consisting of twelve 30-day months), over (b) the pass-through rate on the Class H Certificates for the related Distribution Date.

The Class V Certificates will not have a pass-through rate or be entitled to distributions in respect of interest other than excess interest, if any, with respect to an anticipated repayment date loan.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero and sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates and the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates, the notional amount of the Class X-E Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates, the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates and the notional amount of the Class X-H Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class H Certificates.

■ Yield Maintenance / Prepayment Premium Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, if any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

(2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates as described above, and (3) to the Class X-B Certificates, any remaining Yield Maintenance Charge or Prepayment Premium not distributed as described above. No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class E, Class F, Class G, Class H, Class R or Class V Certificates. For a description of when Prepayment Premiums and Yield Maintenance Charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment Premiums and Yield Maintenance Charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

■ Realized Losses:

Losses on the mortgage loans will be allocated first to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the 1166 Avenue of the Americas Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans, pro rata, based on their respective principal balances.

■ Interest Shortfalls:

A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R and Class V Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

plus the amount of any escrows and letters of credit.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) beginning with the Class H Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each serviced pari passu Whole Loan, the Appraisal Reduction Amount is notionally allocated, pro rata, between the related mortgage loan and the related serviced pari passu companion loan(s), based upon their respective principal balances. With respect to 1166 Avenue of the Americas Whole Loan, all appraisal reductions will first be allocated to the Subordinate Companion Loans until reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans, pro rata, based on their respective principal balances.

■ Appraisal Reduced Interest:

Accrued and unpaid interest at the related interest rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction Amounts to such mortgage loan.

■ Master Servicer Advances:

The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■ Whole Loans:

Ten mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “1166 Avenue of the Americas Whole Loan”, “The Summit Birmingham Whole Loan”, the “Merrill Lynch Drive Whole Loan”, the “State Farm Data Center Whole Loan”, the “KOMO Plaza Whole Loan”, the “Center West Whole Loan”, the “Anaheim Marriott Suites Whole Loan”, the “Connecticut Financial Center Whole Loan”, the “Midwest Industrial Portfolio Whole Loan” and the “Wolfchase Galleria Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the 1166 Avenue of the Americas Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The 1166 Avenue of the Americas Pari Passu Companion Loan, the 1166 Avenue of the Americas Subordinate Companion Loan, the Merrill Lynch Drive Pari Passu Companion Loan, the KOMO Plaza Pari Passu Companion Loan, the Center West Pari Passu Companion Loan (prior to the securitization of the related controlling pari passu companion loan), the Anaheim Marriott Suites Pari Passu Companion Loan and the Connecticut Financial Center Pari Passu

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Companion Loan (prior to the securitization of the related controlling pari passu companion loan) are referred to as “Serviced Companion Loans”.

The 1166 Avenue of the Americas Whole Loan, the Merrill Lynch Drive Whole Loan, the KOMO Plaza Whole Loan, the Center West Whole Loan (prior to the securitization of the related controlling pari passu companion loan), the Anaheim Marriott Suites Whole Loan and the Connecticut Financial Center Whole Loan (prior to the securitization of the related controlling pari passu companion loan) (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2017-C1 transaction (the “Pooling and Servicing Agreement”).

The Whole Loan referred to as the 1166 Avenue of the Americas Whole Loan is comprised of the related mortgage loan and one subordinate Companion Loan (the “1166 Avenue of the Americas Subordinate Companion Loan”).

The the Center West Whole Loan and the Connecticut Financial Center Whole Loan (each a “Servicing Shift Whole Loan”, and the related mortgage loan, a “Servicing Shift Mortgage Loan”) will be initially serviced pursuant to the Pooling and Servicing Agreement. After the securitization of the related controlling pari passu companion loan, the related Servicing Shift Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement relating to the securitization of such controlling pari passu companion loan as described under “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—the Center West Whole Loan and the Connecticut Financial Center Whole Loan” in the Preliminary Prospectus.

The Summit Birmingham Whole Loan is expected to be serviced and administered pursuant to the terms of the BACM 2017-BNK3 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Summit Birmingham Whole Loan” in the Preliminary Prospectus.

The State Farm Data Center Whole Loan is expected to be serviced and administered pursuant to the terms of the CD 2017-CD3 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The State Farm Data Center Whole Loan” in the Preliminary Prospectus.

The Midwest Industrial Portfolio Tower Whole Loan is being serviced pursuant to the WFCM 2016-C37 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Midwest Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

The Wolfchase Galleria Whole Loan is being serviced pursuant to the MSC 2016-UBS12 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Wolfchase Galleria Whole Loan” in the Preliminary Prospectus.

The Summit Birmingham Whole Loan, the State Farm Data Center Whole Loan, the Center West Whole Loan (on and after the securitization of the controlling pari passu companion loan), the Connecticut Financial Center Whole Loan (on and after the securitization of the controlling pari passu companion loan), the Midwest Industrial Portfolio Whole Loan and the Wolfchase Galleria Whole Loan are each a “Non-Serviced Whole Loan” and collectively the “Non-Serviced Whole Loans”.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class R Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates, in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu nature of any Companion Loans), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with respect to any mortgage loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan. In addition, with respect to the 1166 Avenue of the Americas Whole Loan, the holders of the related Subordinate Companion Loans may have an option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, or with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by such Special Servicer) and each holder of any related Companion Loan (including the trustee or a controlling class representative for the securitization of a Companion Loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. With respect to the 1166 Avenue of the Americas Whole Loan, the special servicer will be permitted to sell the related Subordinate Companion Loan along with the related mortgage loan and any Pari Passu Companion Loans if it determines that a sale of the 1166 Avenue of the Americas Whole Loan would maximize recoveries on the related Whole Loan in accordance with the Servicing Standard. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2017-C1 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes F, G and H.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loans, the “controlling holder” or any analogous concept under the related intercreditor agreement, which prior to the securitization of the related controlling pari passu companion loan will be the holder of such companion loan, and (ii) with respect to each Mortgage Loan (other than non-serviced mortgage loans and Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders that are not holders of the RRI interest; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan, any Servicing Shift Mortgage Loan, the 1166 Avenue of the Americas Mortgage Loan prior to the occurrence and continuance of a control appraisal period or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan, any Servicing Shift Mortgage Loan, the 1166 Avenue of the Americas Mortgage Loan prior to the occurrence and continuance of a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

control appraisal period or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the 1166 Avenue of the Americas mortgage loan, prior to the occurrence and continuance of a control appraisal period, direction and consent rights with respect to the related Whole Loan will be exercised by the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement as described in the Preliminary Prospectus. In addition, the holder of the related Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, a holder of the related Subordinate Companion Loan will have the right to purchase the related defaulted mortgage loan. A “Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender or any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is (a) a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the Holder of the majority of the RRI Interest, a mortgage loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the Holder of the majority of the RRI Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

With respect to any Servicing Shift Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the applicable directing holder pursuant to the applicable pooling and servicing agreement and related intercreditor agreement.

■ Directing Certificateholder:	RREF III D BBCMS 2017-C1 LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reduction Amounts.

■ Control Termination Event:	A “Control Termination Event” will occur when (i) the Certificate Balance of the Class F Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

notionally reduce the Certificate Balance of the Class F Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class F Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that prior to the applicable securitization of the controlling pari passu Companion Loan with respect to any Servicing Shift Whole Loan, no Control Termination Event may occur with respect to the directing certificateholder related to the related Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the directing certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the pooling and servicing agreement governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to the 1166 Avenue of the Americas Whole Loan, pursuant to the related intercreditor agreement, the holder of the related Subordinate Companion Loan will lose its right to direct certain actions upon the occurrence and continuance of a control appraisal event with respect to the related Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of the initial principal balance of the 1166 Avenue of the Americas Subordinate Companion Loan, less payments of principal.

■ Consultation Termination Event:	A “Consultation Termination Event” will occur when (i) without regard to the application of any Cumulative Appraisal Reduction Amount (i.e., giving effect to principal reductions through

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) a holder of the Class F Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that prior to the applicable securitization of the related controlling pari passu companion loan with respect to a Servicing Shift Whole Loan, no Consultation Termination Event may occur with respect to the directing certificateholder related to the related Servicing Shift Whole Loan, and the term “Consultation Termination Event” will not be applicable to the directing certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the Retained Certificates, by Certificate Balance. Such holder or holders will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer with respect to Specially Serviced Mortgage Loans.

■ Appraised-Out Class:

A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to (i) the Non-Serviced Whole Loans or any related REO Property, (ii) the 1166 Avenue of the Americas Mortgage Loan, prior to the occurrence and continuance of a control appraisal period with respect to the related mortgage loan, as applicable and (iii) the Servicing Shift Whole Loans or any related REO Property.

However, Park Bridge Lender Services LLC is currently the operating advisor under the BACM

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

2017-BNK3, CD 2017-CD3 and MSC 2016-UBS12 pooling and servicing agreement and, in such capacity, has certain obligations and consultation rights with respect to the The Summit Birmingham, State Farm Data Center and Wolfchase Galleria Whole Loans that are substantially similar to those of the Operating Advisor under the Pooling and Servicing Agreement.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan, a Servicing Shift Mortgage Loan and the 1166 Avenue of the Americas Mortgage Loan (prior to the occurrence and continuance of a control appraisal period with respect to the related Subordinate Companion Loan), the Operating Advisor will be responsible for:

■    after the occurrence and during the continuance of a Control Termination Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■    after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration to (and as limited by) the Operating Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Operating Advisor by the Special Servicer with respect to the specially serviced loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Operating Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Operating Advisor’s review of each asset status report prepared by the Special Servicer.

■    prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

■    after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and DBRS (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 days after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced for cause at any time and without cause, by the Directing Certificateholder; provided, however, that with respect to the 1166 Avenue of the Americas Whole Loan, the holder of the related Subordinate Companion Loan (prior to the occurrence and continuance of a control appraisal period with respect to such Subordinate Companion Loan) will have the right to replace the Special Servicer with respect to that Whole Loan.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the controlling class representative on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of all Classes of Certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2017-C1 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:	Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2017-C1

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any and all fees paid with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset or any liquidation, insurance or condemnation proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest); provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Structural Overview

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices

■    summaries of any final asset status reports

■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered

■    an “Investor Q&A Forum”

■    a voluntary investor registry

■    SEC EDGAR filings

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Alhambra Towers

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2017-C1

Alhambra Towers

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2017-C1

Alhambra Towers

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Alhambra Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$61,000,000	Title:	Fee
Cut-off Date Principal Balance:	$61,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	7.1%	Net Rentable Area (SF):	174,250
Loan Purpose:	Refinance	Location:	Coral Gables, FL
Borrower:	121 Alhambra Tower, LLC	Year Built / Renovated:	2002 / N/A
Sponsor:	William Allen Morris	Occupancy:	96.3%
Interest Rate:	5.02000%	Occupancy Date:	9/30/2016
Note Date:	11/15/2016	4th Most Recent NOI (As of):	$3,767,391 (12/31/2013)
Maturity Date:	12/6/2026	3rd Most Recent NOI (As of):	$4,718,660 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$5,215,825 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$5,760,726 (TTM 9/30/2016)
Original Amortization Term:	None	UW Economic Occupancy:	92.9%
Amortization Type:	Interest Only	UW Revenues(1):	$8,399,830
Call Protection:	L(26),Def(89),O(5)	UW Expenses:	$3,068,928
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,330,902
Additional Debt:	N/A	UW NCF:	$5,034,677
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$93,000,000 / $534
Additional Debt Type:	N/A	Appraisal Date:	10/12/2016

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$350
Taxes:	$0	$77,767	N/A	Maturity Date Loan / SF:	$350
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.6%
Replacement Reserves:	$0	$2,904	N/A	Maturity Date LTV:	65.6%
TI/LC:	$2,500,000	$21,781	$1,500,000	UW NCF DSCR:	1.62x
Other:	$5,199,541	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$61,000,000	99.5%	Payoff Existing Debt	$52,278,064	85.3%
Sponsor Equity	299,724	0.5	Upfront Reserves	7,699,541	12.6
Closing Costs	1,322,118	2.2
Total Sources	$61,299,724	100.0%	Total Uses	$61,299,724	100.0%

(1)	UW Revenues include underwritten contractual rent increases of $127,311 through November 2017.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Alhambra Towers loan has an outstanding principal balance as of the Cut-off Date of $61.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 16-story, 174,250 square foot, Class A office building located in Coral Gables, Florida. The loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the WBCMT 2006-C29 transaction.

The Property. Alhambra Towers is a 16-story, 174,250 square foot, Class A office building located on the corner of Alhambra Plaza, Alhambra Circle and Galiano Street within the Miracle Mile neighborhood of Coral Gables, Florida. The property was built in 2002 and comprises 156,331 square feet of office space, 11,419 square feet of ground floor bank space and a 6,500 square foot ground floor retail space on a 0.74-acre parcel. Property amenities include 24-hour accessibility, 24/7 security personnel and closed-circuit security cameras, a space for an on-site restaurant and retail bank branch, and pedestrian friendly walking accessibility to nearby hotels, restaurants, and retailers. In addition to tenant amenities, the property offers classic car enthusiasts access to the Alhambra Collector

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Alhambra Towers

Car Storage, which features 120 private custom parking spaces on floors seven through nine of the parking deck and offers a solution for automobile owners who want to store their high-end cars in a safe and secure location.

As of September 30, 2016 the Alhambra Towers property was currently 96.3% leased to 27 tenants. The largest tenant, AerSale, leases 15.7% of the net rentable area through November 30, 2021, comprising a space on a portion of the 15th floor and the entire 17th floor, and has been at the property since December 1, 2015 and November 1, 2011, respectively. AerSale is a global leader in the supply of aftermarket aircrafts, engines, OEM material and asset management services to passenger and cargo airlines, government entities, and leasing companies. AerSale specializes in the sale and lease of mid-life commercial aircrafts and has acquired over 100 aircrafts and 400 engines in the past few years. AerSale was founded in 2009 and operates sales offices, warehouses, and distribution centers around the world. The second largest tenant, Finser Corporation (“Finser”), leases 14.7% of the net rentable area, comprising the entirety of the 14th floor and a portion of the 11th floor, and has been a tenant at the property since October 2006. Recently, Finser executed a 10-month extension (the “Holdover Period”) through February 7, 2018 and will be vacating at that time as the tenant is seeking to relocate to Downtown Miami. Although the Holdover Period rent will be $69.38 per square foot, the space is being underwritten at the current in-place rent. In order to mitigate Finser’s lease expiration in 2018, the borrower funded a performance reserve of $5.0 million, which is further explained in the “Escrows and Reserves” section, at the closing of the Alhambra Towers loan. The third largest tenant, Becker & Poliakoff, PA, leases 12.9% of the net rentable area through December 31, 2022, comprising the entire 10th floor, and has been a tenant at the property since November 2003. Becker & Poliakoff, PA is a commercial law firm that provides legal services in various areas of law, including real estate, business litigation, customs and international trade, government law and lobbying, corporate and securities law, and construction. The firm was founded in Miami in 1973 and today has more than 170 attorneys, lobbyists, and other professionals in Florida, New York, New Jersey, Washington, DC, Northern Virginia and Prague. The fourth largest tenant, Banco de Credito del Peru (“BCP”), leases 8.1% of the net rentable area through December 31, 2022, comprising a portion of the 12th floor, and has been at the property since January 2003. BCP was founded in 1889 and has grown to become the largest bank in Peru with a 35% market share and more than 400 branches in Peru. BCP is publicly traded on the Lima Stock Exchange (CREDITC 1) and is a subsidiary of Credicorp (NYSE: BAP), rated Baa1/BBB /A- by Moody’s/S&P/Fitch, the leading financial holding company in Peru. The remaining tenants occupy 44.9% of the net rentable area and the tenancy includes a diverse mix of local and national businesses, with no single tenant occupying more than 6.5% of the net rentable area or 6.4% of the underwritten base rent.

Environmental. According to a Phase I environmental assessment dated October 11, 2016, there was no evidence of any recognized environmental conditions at the Alhambra Towers property.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
96.0%	99.0%	100.0%	96.3%
(1)	Historical Occupancies are averages of each respective year.

(2)	Current Occupancy is as of September 30, 2016.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Alhambra Towers

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
AerSale	NA / NA / NA	27,408	15.7%	$40.57	$1,111,942	15.2%	11/30/2021
Finser Corporation(4)	NA / NA / NA	25,553	14.7	$46.25	1,181,827	16.1	2/7/2018
Becker & Poliakoff, PA	NA / NA / NA	22,522	12.9	$41.00	923,402	12.6	12/31/2022
Banco de Credito del Peru	Baa1 / BBB / A-	14,071	8.1	$42.89	603,505	8.2	12/31/2022
Capital Bank, N.A.	NA / NA / NA	11,246	6.5	$40.74	458,149	6.3	2/28/2022
The Allen Morris Co.(5)	NA / NA / NA	10,068	5.8	$46.37	466,853	6.4	7/30/2022
Egon Zehnder(6)	NA / NA / NA	7,613	4.4	$45.27	344,660	4.7	2/1/2019
Fidelity	A2 / A+ / A+	6,395	3.7	$42.00	268,590	3.7	3/31/2022
MBF Capital	NA / NA / NA	6,144	3.5	$44.55	273,715	3.7	8/31/2019
Pan American(7)	NA / NA / NA	6,083	3.5	$42.00	255,486	3.5	7/31/2027
Top Ten Tenants		137,103	78.7%	$42.95	$5,888,129	80.4%

Non Top Ten Tenants		30,647	17.6%	$46.94	$1,438,673	19.6%

Occupied Collateral Total		167,750	96.3%	$43.68	$7,326,802	100.0%

Vacant Space		6,500	3.7%

Collateral Total		174,250	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and Base Rent include $127,311 attributable to contractual rent steps underwritten through November 2017.

(4)	Finser Corporation recently executed a 10-month extension (the “Holdover Period”) through February 7, 2018 and will be vacating the property at that time as the tenant is seeking to relocate to Downtown Miami. Although the Holdover Period rent will be $69.38 per square foot, the space is being underwritten at the current in-place rent. In order to mitigate Finser’s lease expiration in 2018, the borrower funded a performance reserve of $5.0 million at loan closing.

(5)	The Allen Morris Co. is a borrower related tenant. This tenant has the right to cancel its lease at any time during the lease term in the event of (a) change in ownership of the Alhambra Towers; (b) the management agreement of the Alhambra Towers is discontinued or is materially altered; or (c) tenant pays to the borrower the unamortized improvements cost prior to the cancellation date (provided that in this case, the tenant is also required to provide the borrower with six months prior written notice).

(6)	Egon Zehnder has 5,130 square feet expiring February 1, 2019 and 2,483 square feet expiring February 28, 2019.

(7)	Pan American is entitled to free rent for the period of April 1, 2017 – July 31, 2017. At loan closing, the borrower deposited $85,164 in escrow related to this four month free rent period. One quarter of such reserve amount may be released to the borrower on or after the last day of each free rent month.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2017-C1

Alhambra Towers

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	6,500	3.7%	NAP	NAP	6,500	3.7%	NAP	NAP
2017 & MTM	4	1,808	1.0	$92,064	1.3%	8,308	4.8%	$92,064	1.3%
2018(4)	3	25,553	14.7	1,235,096	16.9	33,861	19.4%	$1,327,160	18.1%
2019	6	20,475	11.8	925,130	12.6	54,336	31.2%	$2,252,290	30.7%
2020	3	7,492	4.3	342,120	4.7	61,828	35.5%	$2,594,410	35.4%
2021	2	30,958	17.8	1,272,828	17.4	92,786	53.2%	$3,867,238	52.8%
2022	6	66,202	38.0	2,809,495	38.3	158,988	91.2%	$6,676,733	91.1%
2023	0	0	0.0	0	0.0	158,988	91.2%	$6,676,733	91.1%
2024	1	5,379	3.1	231,297	3.2	164,367	94.3%	$6,908,030	94.3%
2025	1	3,800	2.2	163,286	2.2	168,167	96.5%	$7,071,316	96.5%
2026	0	0	0.0	0	0.0	168,167	96.5%	$7,071,316	96.5%
2027 & Beyond	1	6,083	3.5	255,486	3.5	174,250	100.0%	$7,326,802	100.0%
Total	27	174,250	100.0%	$7,326,802	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Base Rent Expiring include $127,311 attributable to contractual rent steps underwritten through November 2017.

(4)	Finser Corporation recently executed a 10-month extension (the “Holdover Period”) through February 7, 2018 and will be vacating the property at that time as the tenant is seeking to relocate to Downtown Miami. Although the Holdover Period rent will be $69.38 per square foot, the space is being underwritten at the current in-place rent. In order to mitigate Finser’s lease expiration in 2018, the borrower funded a performance reserve of $5.0 million at loan closing.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,753,498	$6,544,530	$6,819,382	$7,229,832	$7,199,490	$41.32	90.1%
Vacant Income	0	0	0	0	227,500	1.31	2.8
Rent Steps(4)	0	0	0	0	127,311	0.73	1.6
Gross Potential Rent	$5,753,498	$6,544,530	$6,819,382	$7,229,832	$7,554,302	$43.35	94.5%
Total Reimbursements	217,477	308,956	336,632	343,226	439,657	2.52	5.5
Net Rental Income	$5,970,975	$6,853,486	$7,156,014	$7,573,058	$7,993,958	$45.88	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(563,616)	(3.23)	(7.1)
Other Income(5)	757,953	812,319	949,138	969,487	969,487	5.56	12.1
Effective Gross Income	$6,728,928	$7,665,805	$8,105,152	$8,542,545	$8,399,830	$48.21	105.1%

Total Expenses	$2,961,537	$2,947,145	$2,889,327	$2,781,819	$3,068,928	$17.61	36.5%

Net Operating Income	$3,767,391	$4,718,660	$5,215,825	$5,760,726	$5,330,902	$30.59	63.5%

Total TI/LC, Capex/RR	0	0	0	0	296,225	1.70	3.5

Net Cash Flow	$3,767,391	$4,718,660	$5,215,825	$5,760,726	$5,034,677	$28.89	59.9%
(1)	TTM reflects the trailing twelve month period ending September 30, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Historical Rents in Place are presented net of any applicable rent abatements afforded to tenants in accordance with their respective leases. At origination, the borrower deposited into escrow $167,267 for rent abatements related to three tenants.

(4)	Rent Steps are underwritten through November 2017.

(5)	Other Income is comprised of parking income and tenant services.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Alhambra Towers

The Market. The property is located in Coral Gables, Florida, a city within Miami-Dade County, approximately six miles from the Miami central business district. The property has frontage on three arterials, including Alhambra Plaza, the major gateway into Downtown Coral Springs. The Coral Gables submarket is characterized by mediterranean style buildings along tree lined streets interspersed with sculptures and fountains. The Coral Gables trolley, which provides access along Ponce de Leon Boulevard between the metrorail station along Dixie Highway and Flagler Street, has a stop along Alhambra Circle. In addition, the Miami-Dade Transit Metrobus has a stop along Southwest 37th Street or Aragon Avenue. The immediate area is developed with a mix of office, residential and retail uses. Coral Gables is home to many global companies including American Airlines, Kraft Foods, Bacardi U.S.A. and HBO Latin America, who have based their Latin American operations within the city limits. The area is experiencing a high level of new development including multifamily, retail, office and hotel development. More specifically, the property is located in downtown Coral Gables in an area known as “Miracle Mile,” which is one of South Florida’s most sought-after shopping destinations. Miracle Mile is a pedestrian friendly area featuring boutique shops, art galleries, restaurants, and a live theater. Miracle Mile and The Village of Merrick Park are the major retail corridors in the area. The Village of Merrick Park contains 780,000 square feet of mixed-use retail, residential and office space and is anchored by Neiman Marcus and Nordstrom and has over 100 retailers such as Tiffany & Co., Burberry, Coach and Gucci.

According to the appraisal, the property is located in the Coral Gables office submarket. As of the third quarter of 2016, the submarket comprised approximately 10.7 million square feet of office space with an overall vacancy rate of 9.0% and average office rents of $37.45 per square foot and Class A office rents of $39.88 per square foot. This compares to 9.3% and $35.63 per square foot respectively, as of third quarter 2015. The appraisal identified six directly competitive properties built between 1974 and 2004 and ranging in size from approximately 175,376 to 261,866 square feet. The comparable properties reported occupancies ranging from 73.0% to 96.0%, with a weighted average of 85.5%. Asking rents for the comparable properties range from $29.00 to $47.00 per square foot. The weighted average in-place rental rate at Alhambra Towers is $42.92 per square foot, which is in line with the appraisal concluded market rent of $45.00 per square foot for office space less than 10,000 square feet and $43.00 per square foot for office space greater than 10,000 square feet. Additionally, the appraisal concluded market rent of $60.00 per square foot for the bank space and $35.00 per square foot for retail space.

The Borrower. The borrowing entity for the Alhambra Towers loan is 121 Alhambra Tower, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Alhambra Towers loan.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is William Allen Morris. Mr. Morris has been the Chairman, President, and CEO of the Allen Morris Company since 1980. Founded in 1958, the Allen Morris Company is one of the largest diversified real estate firms in the southeast specializing in commercial development, investment sales, commercial leasing, and property management.

Property Management. The Alhambra Towers property is managed by the Allen Morris Company, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $5,000,000 for a performance reserve, $2,500,000 for future tenant improvements and leasing commissions, $167,267 for rent abatements related to three tenants and $32,274 for outstanding tenant improvements and leasing commissions related to one tenant.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $77,767.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as the property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,904 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $21,781 (approximately $1.50 per square foot annually) in cash or an acceptable letter of credit for tenant improvements and leasing commissions, subject to a cap of $1,500,000 after the PR Release Conditions (as defined below) have been satisfied.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Alhambra Towers

Performance Reserve – The loan documents provide that amounts in the performance reserve will be released (in whole or in part, but not more than six times during the Alhambra Towers loan term and not more than once in any three-month period) upon satisfaction of the following conditions (i) no event of default; (ii) the borrower has entered into one or more new Acceptable Finser Replacement Leases (as defined below); (iii) occupancy is not less than 85.0%; and (iv) the underwritten debt yield is not less than 8.25% ((i), (ii), (iii) and (iv), the “PR Release Conditions”). “Acceptable Finser Replacement Lease” means one or more leases covering all or any portion of the premises demised under the Finser lease provided that (a) such lease or leases are for a term of not less than five years; (b) all tenant improvements have been completed; (c) the commencement date of such lease or leases have occurred and the related tenant or tenants have accepted possession of its premises and are conducting business; and (d) (1) if the lease is to a tenant with a long-term unsecured debt rating of at least BBB- by S&P or its equivalent by other rating agencies (an “Investment Grade Tenant”), such tenant has commenced payment of the full amount of its rent under such lease with any concessions expiring no later than six months following the applicable date of release of the Performance Reserve funds or (2) if the lease is not to an Investment Grade Tenant, such tenant has commenced payment of the full amount of its rent under such lease with any concession periods provided for in such lease having expired.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct all tenants to pay rents directly into such lockbox account. Any rents or other charges related to the Alhambra Towers property are required to be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. The Alhambra Towers loan documents provide that to the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of the mortgage debt service, required reserves and customary expenses in accordance with the loan documents will be held as additional collateral for the Alhambra Towers loan. If no Cash Sweep Event is in effect, then all funds in the excess cash flow account after payment of the mortgage debt service, required reserves and customary expenses in accordance with the loan documents will be disbursed to the borrower. The lender has a first priority security interest in the cash management account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor or manager, or (iii) a Cash Management DSCR Trigger Event (as defined below).

A “Cash Management DSCR Trigger Event” means any period that the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period is less than 1.15x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor or manager, or (iii) a Cash Sweep DSCR Trigger Event (as defined below).

A “Cash Sweep DSCR Trigger Event” means any period that the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period is less than 1.10x.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$56,250,000	Title:	Fee
Cut-off Date Principal Balance(1):	$56,250,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.6%	Net Rentable Area (SF):	195,375
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	1166 EJM LLC	Year Built / Renovated:	1974 / N/A
Sponsor:	Edward J. Minskoff Equities, Inc.	Occupancy(3):	91.5%
Interest Rate:	5.27880%	Occupancy Date:	1/24/2017
Note Date:	1/11/2017	4th Most Recent NOI (As of):	$8,680,406 (12/31/2013)
Maturity Date:	2/6/2027	3rd Most Recent NOI (As of)(4):	$9,152,554 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$8,250,030 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of)(4)(5):	$6,347,326 (TTM 10/31/2016)
Original Amortization Term:	None	UW Economic Occupancy(3):	91.5%
Amortization Type:	Interest Only	UW Revenues:	$14,201,718
Call Protection(2):	L(24),Def(89),O(7)	UW Expenses:	$5,559,507
Lockbox / Cash Management:	Hard / Springing	UW NOI(5)(6):	$8,642,211
Additional Debt:	Yes	UW NCF(6):	$8,151,944
Additional Debt Balance:	$28,750,000 / $25,000,000 /	Appraised Value / Per SF(7):	$225,000,000 / $1,152
	$20,000,000	Appraisal Date:	1/1/2017
Additional Debt Type:	Pari Passu / B-Note /
	Mezzanine Loan

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap		A-Notes(1)	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$435	$563
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$435	$563
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(7):	37.8%	48.9%
TI/LC:	$0	Springing	N/A	Maturity Date LTV(7):	37.8%	48.9%
Other:	$17,829,009	Springing	N/A	UW NCF DSCR:	1.79x	1.37x
				UW NOI Debt Yield:	10.2%	7.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$85,000,000		65.4%	Payoff Existing Debt	$110,534,218	85.0%
B-Note(1)	25,000,000		19.2	Upfront Reserves	17,829,009	13.7
Mezzanine Loan	20,000,000		15.4	Closing Costs	1,447,482	1.1
				Return of Equity	189,291	0.1
Total Sources	$130,000,000		100.0%	Total Uses	$130,000,000	100.0%

(1)	The 1166 Avenue of the Americas loan is part of a whole loan evidenced by two pari passu senior notes with an aggregate original principal balance of $85.0 million and a subordinate companion loan (the “B-Note”) with an original principal balance of $25.0 million. The A-Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the 1166 Avenue of the Americas A-Notes, as defined in “The Loan” below. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes and the B-Note evidencing the 1166 Avenue of the Americas Whole Loan, but excludes the related mezzanine loan.

(2)	The lockout period will be at least 24 payments beginning with and including March 6, 2017. Defeasance of the full $110.0 million 1166 Avenue of the Americas Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 11, 2020.

(3)	Occupancy and UW Economic Occupancy include 1166 EJM Tenant LLC, a sponsor-affiliated tenant that has executed a 30-month master lease commencing on February 1, 2017 for 22,500 square feet on the third floor. The sponsor has provided a guaranty for such master leased space and an upfront reserve of approximately $4.1 million was escrowed for third floor leasing costs. Occupancy excluding 1166 EJM Tenant LLC is 80.0%. According to the sponsor, they have identified a third party tenant with whom they have agreed to a term sheet for, and are currently negotiating a lease, for most of the space on the third floor. See “The Property” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

(4)	The decrease in Most Recent NOI from 3rd Most Recent NOI is a result of CT Partners, a prior tenant that vacated their space overnight in mid-2015 due to corporate level issues including bankruptcy.

(5)	The increase in UW NOI from Most Recent NOI is primarily due to (i) the sponsor executing a master lease for 22,500 square feet of space on the third floor and (ii) underwriting the renewal rental rates for D.E. Shaw, Sprint and Arcesium, which commence between February 1, 2017 and April 1, 2017.

(6)	UW NOI and UW NCF excluding the master lease rental income are $7,179,711 and $6,689,444, respectively.

(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “As-Is Assuming Holdbacks” Appraised Value of $225,000,000. All such holdbacks were reserved upfront. Based on the “as-is” Appraised Value of $205.0 million, the Cut-off Date LTV for the 1166 Avenue of the Americas A-Notes is 41.5%, the Cut-off Date LTV for the 1166 Avenue of the Americas Whole Loan is 53.7% and the Cut-off Date LTV for the total debt including the $20.0 mezzanine loan is 63.4%.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 1166 Avenue of the Americas loan is secured by a first mortgage lien on the borrower’s fee interest in condominium units representing five floors of a Class A office building located in New York, New York. The whole loan was originated by Barclays and has an outstanding principal balance as of the Cut-off Date of $110.0 million (the “1166 Avenue of the Americas Whole Loan”), and is comprised of two pari passu senior notes, Note A-1 and Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of $85.0 million (the “1166 Avenue of the Americas A-Notes”) and a subordinate B-Note with an outstanding principal balance as of the Cut-off Date of $25.0 million (the “1166 Avenue of the Americas Subordinate Companion Loan”). Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $56.3 million, is being contributed to the BBCMS 2017-C1 trust (the “1166 Avenue of the Americas Mortgage Loan”). Note A-2 is held by Barclays, has an outstanding principal balance as of the Cut-off Date of approximately $28.8 million and is expected to be contributed to a future securitization trust (the “1166 Avenue of the Americas Pari Passu Companion Loan”). The 1166 Avenue of the Americas Subordinate Companion Loan is currently held by Barclays, but is anticipated to be sold to a third party investor. Under the related intercreditor agreement, prior to a control appraisal period with respect to the 1166 Avenue of the Americas Subordinate Companion Loan, under certain circumstances, the holder of the 1166 Avenue of the Americas Subordinate Companion Loan will have the right to approve certain major decisions with respect to the 1166 Avenue of the Americas Whole Loan. After a control appraisal period occurs with respect to the 1166 Avenue of the Americas Subordinate Companion Loan, the holder of Note A-1 will be entitled to exercise the rights of the controlling noteholder for the 1166 Avenue of the Americas Whole Loan; however, the holder of the 1166 Avenue of the Americas Pari Passu Companion Loan will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 1166 Avenue of the Americas Whole Loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the LBUBS 2007-C1 transaction.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece(1)
A-1	$56,250,000	BBCMS 2017-C1	No
A-2	$28,750,000	Barclays	No
B-1	$25,000,000	Barclays(2)	Yes
Total	$110,000,000
(1)	The 1166 Avenue of the Americas Whole Loan will be serviced pursuant to the BBCMS 2017-C1 pooling and servicing agreement. However, so long as no control appraisal period has occurred and is continuing, the holder of the 1166 Avenue of the Americas Subordinate Companion Loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 1166 Avenue of the Americas Whole Loan. If a control appraisal period has occurred and is continuing, the holder of Note A-1 will be the controlling noteholder.

(2)	Note B-1 is currently held by Barclays but is anticipated to be sold to a third party investor.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

The Property. 1166 Avenue of the Americas is a 44-story, 1,204,839 square foot, Class A office building located on Avenue of the Americas between West 45th Street and West 46th Street in midtown Manhattan. The property was built in 1974 and is currently undergoing lobby renovations, which are expected to be substantially completed by March 31, 2017. As a part of the ongoing renovation, the property’s lobby was redesigned by Gensler showcasing modern art by Roy Lichtenstein and Kaws. The scope of the lobby renovation work includes the installation of new lobby desks, new glass security panels, new security turnstiles, new sheetrock ceilings, new light fixtures throughout the space and the refinishing of all interior lobby columns. Originally built as the world headquarters for International Paper Company, 1166 Avenue of the Americas currently serves as the world headquarters to Marsh & McLennan Companies who occupy floors 22 to 44 (not collateral). The property’s floor heights are generally 11.5 feet; however, Sprint’s second floor space boasts a floor height of 20 feet. 1166 Avenue of the Americas also benefits from its high-tech infrastructure, providing tenants with access to multiple high-quality internet service providers and fiber optic connections. 1166 Avenue of the Americas is comprised of a 46-unit condominium, of which five units, floors 2-6 serve as collateral for the 1166 Avenue of the Americas Whole Loan (“1166 Avenue of the Americas Property” or “Property”) and comprise 195,375 square feet of net rentable area.

From 2013 through 2016, physical occupancy at the 1166 Avenue of the Americas Property averaged approximately 93.0%. As of January 24, 2017, the Property was 91.5% occupied by four tenants, inclusive of the sponsor’s master lease. The Property is 80.0% occupied excluding the sponsor’s master lease. The largest tenant, D.E. Shaw, leases 78,150 square feet (40.0% of the net rentable area) through June 2024, and will comprise the entirety of the fifth and sixth floors. D.E. Shaw has been a tenant at the property since September 2006. The tenant has one five-year extension option remaining. Founded in 1998, D.E. Shaw is a global investment and technology development firm with more than $40 billion in investment capital as of October 1, 2016. D.E. Shaw invests globally in both public and private markets and is recognized as a pioneer in quantitative investing, particularly in equities, futures and options. 1166 Avenue of the Americas serves as the headquarters for D.E. Shaw. The second largest tenant, Sprint, leases 20.0% of the net rentable area through January 2027, comprising the entirety of the second floor, and has been a tenant at the property since June 2006. The tenant has one five-year extension option remaining. Sprint is a communications company that offers a wide range of wireless and wireline communications products and services to various types of consumers. Sprint utilizes their office space at the Property for their executive offices, their sales and marketing division and as showrooms. The third largest tenant at the property, Arcesium, occupies 20.0% of the net rentable area through June 2024, and will comprise the entirety of the fourth floor. Arcesium has one five-year renewal option remaining. Launched by and affiliated with D.E. Shaw in 2015 and now its own independent company, Arcesium is a post-trade technology and professional services firm offering technology platforms to hedge fund professionals to solve their post-trade challenges. Arcesium has received additional equity backing from Blackstone Alternative Asset Management and has since grown to support more than $60 billion in assets with a staff of over 550 professionals. Arcesium’s lease is guaranteed by D.E. Shaw. The third floor was previously occupied by CT Partners until June 2015 when they vacated their space with little notice due to corporate issues including bankruptcy. 1166 EJM Tenant LLC, a sponsor-affiliated entity, will master lease 22,500 square feet, representing approximately 57.6% of the third floor for a term of 30 months. Edward J. Minskoff has executed a personal guaranty for such space. According to the sponsor, they have identified a third party tenant with whom they have agreed to a term sheet for and are currently negotiating a lease that encompasses most of the third floor for a 10-year term and a base rental rate higher than that of the master lease base rental rate. An upfront reserve of approximately $4.1 million was reserved for third floor leasing costs.

Environmental. According to a Phase I environmental assessment dated December 9, 2016, there was no evidence of any recognized environmental conditions at the 1166 Avenue of the Americas Property.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
100.0%	100.0%	90.0%	91.5%
(1)	Historical Occupancies are the averages of each respective year.

(2)	Current Occupancy is as of January 24, 2017 and includes the sponsor’s master lease space representing 22,500 square feet or 11.5% of the net rentable area. Excluding the sponsor’s master lease space, the property is 80.0% occupied.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

Top Four Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
D.E. Shaw	NA / NA / NA	78,150	40.0%	$76.24	$5,958,156	44.3%	6/30/2024
Sprint(3)	Ba1 / BB+ / NA	39,075	20.0	$81.00	3,165,075	23.6	1/31/2027
Arcesium(4)	NA / NA / NA	39,075	20.0	$73.00	2,852,475	21.2	6/30/2024
1166 EJM Tenant LLC(5)	NA / NA / NA	22,500	11.5	$65.00	1,462,500	10.9	8/1/2019(6)
Top Four Tenants		178,800	91.5%	$75.16	$13,438,206	100.0%

Non Top Four Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		178,800	91.5%	$75.16	$13,438,206	100.0%

Vacant Space		16,575	8.5%

Collateral Total		195,375	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sprint has the right to terminate its lease on January 31, 2022 with 15 months’ notice and the payment of a termination fee equal to nine months of fixed rent and the unamortized leasing costs.

(4)	Arcesium has the right to terminate its lease on October 1, 2021 with 12 months’ notice and the payment of a termination fee equal to two months of rent and the unamortized leasing costs.

(5)	An affiliate of the sponsor is master leasing 22,500 square feet of the third floor and Edward J. Minskoff has provided a personal guaranty for such master leased space. According to the sponsor, they have identified a third party tenant with whom they have agreed to a term sheet for, and are currently negotiating a lease that encompasses most of the third floor, for a 10-year term and a base rental rate higher than that of the master lease base rental rate.

(6)	The tenant’s master lease expires upon the earlier of (i) the date on which all or any portion of the third floor have been relet pursuant to one or more leases that are, (a) at least 60 months in term, with no termination option during that time, (b) having a base rent of not less than $65.00 per square foot after the first year, (c) other lease terms are in line with market with a tenant that is suitable for occupancy in a Class A office building and (d) such tenant takes the space as-is or, (ii) August 1, 2019. In addition, the rent payable under the master lease is reduced proportionately as rent is paid under qualifying leases of the space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	16,575	8.5%	NAP	NAP	16,575	8.5%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	16,575	8.5%	$0	0.0%
2018	0	0	0.0	0	0.0	16,575	8.5%	$0	0.0%
2019(2)	1	22,500	11.5	1,462,500	10.9	39,075	20.0%	$1,462,500	10.9%
2020	0	0	0.0	0	0.0	39,075	20.0%	$1,462,500	10.9%
2021	0	0	0.0	0	0.0	39,075	20.0%	$1,462,500	10.9%
2022	0	0	0.0	0	0.0	39,075	20.0%	$1,462,500	10.9%
2023	0	0	0.0	0	0.0	39,075	20.0%	$1,462,500	10.9%
2024	2	117,225	60.0	8,810,631	65.6	156,300	80.0%	$10,273,131	76.4%
2025	0	0	0.0	0	0.0	156,300	80.0%	$10,273,131	76.4%
2026	0	0	0.0	0	0.0	156,300	80.0%	$10,273,131	76.4%
2027 & Beyond	1	39,075	20.0	3,165,075	23.6	195,375	100.0%	$13,438,206	100.0%
Total	4	195,375	100.0%	$13,438,206	100.0%
(1)	Based on the underwritten rent roll.

(2)	Includes the sponsor’s master lease space commencing on February 1, 2017. The sponsor’s master lease expires upon the earlier of (i) the date on which all or any portion of the third floor have been relet pursuant to one or more leases that are, (a) at least 60 months in term, with no termination option during that time, (b) having a base rent of not less than $65.00 per square foot after the first year, (c) other lease terms are in line with market with a tenant that is suitable for occupancy in a Class A office building and (d) such tenant takes the space as-is or, (ii) August 1, 2019. In addition, the rent payable under the master lease is reduced proportionately as rent is paid under qualifying leases of the space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$11,990,407	$12,199,324	$11,572,572	$9,692,318	$13,438,206	$68.78	86.8%
Vacant Income	0	0	0	0	1,326,000	6.79	8.6
Gross Potential Rent	$11,990,407	$12,199,324	$11,572,572	$9,692,318	$14,764,206	$75.57	95.4%
Total Reimbursements(5)(6)	1,933,371	2,285,366	2,421,481	2,085,321	717,098	3.67	4.6
Net Rental Income	$13,923,778	$14,484,690	$13,994,053	$11,777,639	$15,481,304	$79.24	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,326,000)	(6.79)	(8.6)
Other Income(7)	48,882	48,987	55,929	46,414	46,414	0.24	0.3
Effective Gross Income	$13,972,660	$14,533,677	$14,049,983	$11,824,052	$14,201,718	$72.69	91.7%

Total Expenses	$5,292,254	$5,381,123	$5,799,952	$5,476,727	$5,559,507	$28.46	39.1%

Net Operating Income(8)	$8,680,406	$9,152,554	$8,250,030	$6,347,326	$8,642,211	$44.23	60.9%

Total TI/LC, Capex/RR	0	0	0	0	490,267	2.51	3.5

Net Cash Flow(8)	$8,680,406	$9,152,554	$8,250,030	$6,347,326	$8,151,944	$41.72	57.4%
(1)	TTM reflects the trailing 12-month period ending October 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The decrease in TTM Rents in Place from 2015 Rents in Place is primarily due to CT Partners vacating their space on the third floor for corporate issues including bankruptcy.

(4)	The increase in Underwritten Rents in Place from TTM Rents in Place is primarily due to (i) the sponsor executing a master lease for 22,500 square feet of space on the third floor and (ii) underwriting the renewal base rent for D.E. Shaw, Sprint and Arcesium.

(5)	Total Reimbursements are inclusive of CAM recoveries, tax recoveries and tenant services.

(6)	Underwritten Total Reimbursements do not include CAM recoveries and tax recoveries due to 2017 base year resets for all tenants.

(7)	Other Income is comprised of storage income and other miscellaneous income.

(8)	Underwritten Net Operating Income and Underwritten Net Cash Flow excluding the master lease rental income are $7,179,711 and $6,689,444, respectively.

The Market. The property is located in midtown Manhattan and is situated between West 45th Street and West 46th Street facing Sixth Avenue. 1166 Avenue of the Americas is in close proximity to Manhattan’s transportation hubs, Grand Central Terminal, Penn Station and Port Authority and all the major subway lines, A, B, C, D, E, F, N, Q, R, S, W, 1, 2, 3 and 7. Midtown Manhattan’s attractions include Times Square, Rockefeller Center, Bryant Park and the Museum of Modern Art, amongst others. Some of 1166 Avenue of the America’s neighbors include, Bank of America, MetLife, Barclays, UBS and JP Morgan Chase.

According to the appraisal, the property is located in the Sixth Avenue/Rockefeller Center submarket of Manhattan, which is part of the larger Plaza District Office submarket. As of the third quarter of 2016, the Sixth Avenue/Rockefeller Center submarket comprised approximately 38.8 million square feet of office space with a direct vacancy rate of 7.2% and average Class A office rents of $91.33 per square foot. This compares to 9.0% and $86.79 per square foot respectively, as of the third quarter of 2015. The appraisal identified eight directly competitive properties built between 1959 and 1992 and ranging in size from approximately 960,050 to 2,200,000 square feet. The comparable properties reported occupancies ranging from 86.3% to 99.3% with a weighted average of 91.0%. Asking rents for the comparable properties range from $69.00 to $110.00 per square foot. The weighted average in-place office rental rate at 1166 Avenue of the Americas is $75.16 per square foot, which is below the appraisal concluded market rent of $80.00 per square foot.

The Borrower. The borrowing entity for the 1166 Avenue of the Americas Whole Loan is 1166 EJM LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1166 Avenue of the Americas Whole Loan. The borrowing entity is currently in litigation with JPMorgan Chase Bank, N.A., who provided a letter of credit to CT Partners, a former tenant at the Property, in regards to such letter of credit. See “Description of the Mortgage Pool — Litigation and Other Considerations” in the Preliminary Prospectus.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Edward J. Minskoff Equities, Inc., a Delaware corporation. Edward J. Minskoff Equities, Inc. (“EJME”) is a New York real estate acquisition and development company founded by Edward J. Minskoff in 1987. Currently, EJME owns an interest in, leases and/or manages approximately four million square feet of commercial space. EJME’s current New York City portfolio includes 1166 Avenue of the Americas, 500-512 Seventh Avenue, 590 Madison, 101 Avenue of the Americas, the FAA Office Building, 270 Greenwich Street, 101 Warren Street, 89 Murray Street and 825 Seventh Avenue.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

Property Management. The 1166 Avenue of the Americas Property is managed by Edward J. Minskoff Equities, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $7,539,492 for an unfunded obligations reserve, $5,742,179 for unfunded free rent and gap rent, $4,058,916 for third floor leasing costs and $488,422 for the borrower’s share of the lobby renovation.

Tax Escrows – The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no Reserve Trigger Period (as defined below) has occurred and is continuing. Upon the expiration of a Reserve Trigger Period, any remaining funds in the tax escrow account will be disbursed back to the borrower, except during the Arcesium/D.E. Shaw Rollover Reserve Sweep Period (as defined below) if the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap (as defined below) has not been satisfied, such funds will be transferred to the Arcesium/D.E. Shaw Rollover Reserve account up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap and then any excess to the borrower.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no Reserve Trigger Period has occurred and is continuing and (ii) the property is insured under a blanket insurance policy in accordance with the loan documents. Upon the expiration of a Reserve Trigger Period, any remaining funds in the insurance escrow account will be disbursed back to the borrower, except during the Arcesium/D.E. Shaw Rollover Reserve Sweep Period if the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap has not been satisfied, such funds will be transferred to the Arcesium/D.E. Shaw Rollover Reserve account up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap and then any excess to the borrower.

Replacement Reserves – The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as no Reserve Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Reserve Trigger Period, the borrower is required to deposit $1,628 per month (approximately $0.10 per square foot annually) for replacement reserves.

TI/LC Reserves – The requirement for the borrower to make monthly deposits to the TI/LC reserve account is waived so long as no Reserve Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Reserve Trigger Period, the borrower is required to deposit approximately $20,352 per month (approximately $1.25 per square foot annually) for TI/LC reserves. The borrower is also required to deposit any lease termination payments into the TI/LC reserve, unless such termination payments are in connection with the Arcesium lease or the D.E. Shaw lease, in which case, the payments will be deposited into the Arcesium/D.E. Shaw Rollover Reserve account. Upon the expiration of any Reserve Trigger Period and provided no other Reserve Trigger Period exists, any leasing reserve funds remaining in the reserve account will be disbursed to the borrower, except, during the Arcesium/D.E. Shaw Rollover Reserve Sweep Period if the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap has not been satisfied, such funds that are not lease termination payments will be transferred to the Arcesium/D.E. Shaw Rollover Reserve account up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap and then any excess to the borrower.

Condominium Assessment Reserves – The requirement for the borrower to make monthly deposits to the condominium assessment reserve account is waived so long as no Reserve Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Reserve Trigger Period, the borrower is required to deposit an amount in order to pay assessment fees as determined in accordance with the loan documents into the condominium assessment reserve. Upon the expiration of any Reserve Trigger Period and provided no other Reserve Trigger Period exists, any condominium assessment reserve funds remaining in the reserve account will be disbursed to the borrower, except during the Arcesium/D.E. Shaw Rollover Reserve Sweep Period if the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap has not been satisfied, such funds will be transferred to the Arcesium/D.E. Shaw Rollover Reserve account up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap and then any excess to the borrower.

Arcesium/D.E. Shaw Rollover Reserve – Following the occurrence and the continuation of an Arcesium/D.E. Shaw Rollover Reserve Sweep Period, the borrower will be required to make monthly deposits to the Arcesium/D.E. Shaw escrow of the amounts remaining after having paid certain items in the cash management waterfall. The borrower will be required to deposit funds into the reserve until the aggregate amount of funds on deposit in the Arcesium/D.E. Shaw reserve account equals or exceeds the sum of the product of (i) $75.00 and (ii) the aggregate square footage leased by Arcesium and D.E. Shaw scheduled to expire on June 30, 2024 (“Arcesium/D.E. Shaw Rollover Reserve Deposit Cap”). However, if any of the Arcesium or D.E. Shaw space is leased pursuant to a new lease or any of the aforementioned tenants renew their lease in accordance with the loan documents, the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap will be reduced by the sum of the product of (i) the positive difference between $75.00 and the amount per square foot of approved leasing expenses constituting TI/LCs under the new lease or lease renewal and (ii) the square footage of the space subject to the new lease or lease renewal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BBCMS 2017-C1

1166 Avenue of the Americas

A “Reserve Trigger Period” will commence upon (i) an event of default, (ii) the total loan debt service coverage ratio is less than 1.10x or (iii) a mezzanine loan event of default and expire upon, with regard to clause (i), a cure of the event of default, with regard to clause (ii), the total loan debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters, with regard to clause (iii), the cure of the mezzanine loan event of default. In the event a tenant exercises a termination option, the tenant’s rental income and termination payments will be excluded from the underwritten cash flow utilized to calculate the total loan debt service coverage ratio; however, the termination payments will be included in such calculation if the amounts deposited in the TI/LC reserve with respect to such space equal or exceed the product of (i) $75.00 and (ii) the square footage of the Property subject to termination.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to all tenants instructing them to deposit all rents into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be subject to the direction of the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents. To the extent there is a Reserve Trigger Period continuing, all excess cash flow after payment of the mortgage loan debt service, required reserves, operating expenses and mezzanine debt service will be swept into an excess cash flow reserve to be held in a lender controlled account. Upon the expiration of a Reserve Trigger Period, any remaining excess cash flow funds will be disbursed to the borrower except during an Arcesium/D.E. Shaw Rollover Reserve Sweep Period, during which time, all excess cash flow will be swept into the Arcesium/D.E. Shaw Rollover Reserve up to the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap, and then any excess to the borrower.

A “Trigger Period” means the occurrence of (i) an event of default, (ii) the total loan debt service coverage ratio is less than 1.10x, (iii) a mezzanine loan event of default or (iv) the occurrence of an Arcesium/D.E. Shaw Rollover Reserve Sweep Period and expiring upon, with regard to clause (i), a cure of the event of default, with regard to clause (ii), the total loan debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters, with regard to clause (iii), the cure of the mezzanine loan event of default and with regard to clause (iv), the first date on which the aggregate amounts deposited in the Arcesium/D.E. Shaw Rollover Reserve account equal or exceed the Arcesium/D.E. Shaw Rollover Reserve Deposit Cap.

An “Arcesium/D.E. Shaw Rollover Reserve Sweep Period” means the period commencing on the monthly payment date in December 2022.

Subordinate and Mezzanine Debt. The 1166 Avenue of the Americas Whole Loan includes a 1166 Avenue of the Americas Subordinate Companion Loan with an aggregate original principal balance of $25,000,000 that is currently held by Barclays, but is anticipated to be sold to a third party investor. Additionally, a $20,000,000 mezzanine loan was funded concurrently with the origination of the 1166 Avenue of the Americas Whole Loan and is anticipated to be sold to the same third party as the holder of the 1166 Avenue of the Americas Subordinate Companion Loan. The mezzanine loan is coterminous with the 1166 Avenue of the Americas Whole Loan and accrues interest at a fixed per annum rate equal to 5.56000%. The UW NCF DSCR and UW NOI debt yield on the 1166 Avenue of the Americas total debt is 1.15x and 6.6%, respectively. An intercreditor agreement is in place with respect to the 1166 Avenue of the Americas Whole Loan and the related mezzanine loan.

Partial Release. Not Permitted.

Ground Lease. None.

Condominium. The 1166 Avenue of the Americas Property is subject to a condominium regime. The building consists of a 46-unit condominium; five units are owned by the borrower as collateral for the 1166 Avenue of the Americas Whole Loan. The remaining 41 units are not owned by the 1166 Avenue of the Americas borrower and are not collateral for the 1166 Avenue of the Americas Whole Loan. The 1166 Avenue of the Americas Property comprises approximately an 11.1% interest in the common elements of the condominium. An affiliate of the sponsor owns an additional 15 units in the condominium (which are not collateral for the 1166 Avenue of the Americas Whole Loan), bringing the sponsor’s total current interest in the condominium to approximately 41.8%. See “Description of the Mortgage Pool — Mortgage Pool Characteristics — Condominium Interest” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

1000 Denny Way

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BBCMS 2017-C1

1000 Denny Way

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BBCMS 2017-C1

1000 Denny Way

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BBCMS 2017-C1

1000 Denny Way

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$56,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.5%	Net Rentable Area (SF):	262,565
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	H5 Capital - Seattle Real Estate II, LLC	Year Built / Renovated:	1929, 1965 / 2016
Sponsor:	Josh Simms	Occupancy(1):	92.1%
Interest Rate:	5.10700%	Occupancy Date:	2/1/2017
Note Date:	1/24/2017	4th Most Recent NOI (As of):	$4,633,884 (12/31/2013)
Maturity Date:	2/6/2027	3rd Most Recent NOI (As of):	$5,216,913 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$5,551,193 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of)(2)(3):	$5,066,012 (TTM 11/30/2016)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$6,834,905
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,111,248
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$5,723,657
Additional Debt:	N/A	UW NCF:	$5,131,826
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$108,000,000 / $411
Additional Debt Type:	N/A	Appraisal Date:	12/19/2016

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$213
Taxes:	$134,386	$33,596	N/A	Maturity Date Loan / SF:	$213
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.9%
Replacement Reserves:	$0	$4,376	N/A	Maturity Date LTV:	51.9%
TI/LC(6):	$2,200,000	Springing	$2,200,000	UW NCF DSCR:	1.77x
Other(7):	$1,970,000	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$56,000,000	100.0%	Return of Equity	$27,172,602	48.5%
			Payoff Existing Debt	23,680,650	42.3
			Upfront Reserves	4,304,386	7.7
			Closing Costs	842,362	1.5
Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%
(1)	Occupancy excludes 2,600 square feet of retail space currently occupied by 13 Coins. 13 Coins is not currently paying rent and is vacating its space in July 2017 coinciding with the termination of a separate 12,390 square foot 13 Coins restaurant adjacent to the property.
(2)	The decrease in Most Recent NOI from 2nd Most Recent NOI is the result of XO Communications vacating 18,120 square feet of space in September 2015.

(3)	The increase in UW NOI from Most Recent NOI is the result of an increase in occupancy due to H5 Data Centers, which executed a lease for 15,630 square feet in January 2017.

(4)	The land appraised value of 1000 Denny Way as of December 19, 2016 is $61,500,000 which represents a 91.1% loan-to-land ratio as of the Cut-off Date.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The borrower delivered a letter of credit in lieu of future tenant improvements and leasing commissions reserves in the amount of $2,200,000.

(7)	Other Initial Escrows and Reserves include a $1,500,000 letter of credit in lieu of the requirement for debt service reserves and a $470,000 reserve for costs to improve the H5 Data Centers space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

1000 Denny Way

The Loan. The 1000 Denny Way mortgage loan has an outstanding principal balance as of the Cut-off Date of $56.0 million and is secured by a first mortgage lien on an eight-story, 262,565 square foot, Class B office building located in Seattle, Washington. The mortgage loan has a 10-year term and is interest-only for the full term of the mortgage loan. The previously existing debt secured by the property was securitized in the WFRBS 2011-C3 transaction.

The Property. 1000 Denny Way is an eight-story, 262,565 square foot, Class B office building located on a 1.41-acre parcel in the South Lake Union area of Seattle, Washington. The original eight-story portion of the property was built by the Seattle Times in 1929 and the five-story portion on the south side of the property was built in 1965. The property was acquired by the sponsor in January 2011 through a sale/leaseback transaction with the Seattle Times Company for $40.7 million. Following the sponsor’s acquisition, Amazon continued their expansion in 2012 of their world headquarters, which is currently situated immediately to the north and to the south of 1000 Denny Way. Adjacent to 1000 Denny Way is a newly constructed, Amazon-occupied 340,400 square foot Class A office building, which is also part of Amazon’s urban campus. In addition, approximately four blocks from the property are two 1.1 million square foot office towers occupied by Amazon and an additional 1.1 million square foot office tower under construction. As of August 2016, Amazon reportedly occupied 34 buildings consisting of approximately 8.5 million square feet in Seattle, most of which is located in the South Lake Union neighborhood, which collectively serves as their world headquarters. Between 2013 and 2016, approximately $778,554 has been invested in the 1000 Denny Way property, including a new roof, elevator upgrades and security improvements.

As of February 1, 2017, the property was 92.1% occupied by five tenants and four ancillary tenants and has averaged 94.9% occupancy since 2011. The largest tenant, Seattle Times Company (“Seattle Times”), leases 47.0% of net rentable area (59.4% when including its space subleased to Best Buy) of the net rentable area through January 2021, comprising the entirety of the fifth, sixth, seventh and eighth floors, and has been at the property since it was built in 1929. Seattle Times’ base rent (inclusive of Best Buy sublease) is $3,073,836 (approximately $19.71 per square foot) which according to the appraisal, is approximately 22% below market. Seattle Times currently subleases the eighth floor to Best Buy with a coterminous expiration date and the same rental rate, which utilizes its office space for web development. The Seattle Times was founded in 1896 and currently is one of the largest print and digital news media companies in the United States. The Seattle Times has won 10 Pulitzer Prizes and has been a finalist on 14 other occasions since 1982, journalism’s highest honor. The property serves as the headquarters and the only office of the Seattle Times. See “Description of the Mortgage Pool — Tenant Issues/Lease Expirations and Terminations/Other” in the Preliminary Prospectus.

The second largest tenant, Level 3 Communications, LLC (“Level 3 Communications”), leases 18.6% of the net rentable area through July 2031, comprising the entirety of the fourth floor, and utilizes its space as a data center. Level 3 Communications has been a tenant at the property since July 1998 and most recently executed an 18–year lease in August 2013. Level 3 Communications is a provider of data, voice, video and managed services, and announced in the third quarter of 2016 that the company will be acquired by CenturyLink, a telecommunications company with over $17.9 billion in annual revenue as of December 31, 2015. The third largest tenant at the property, XO Communications Inc. (“XO Communications”), occupies 8.1% of the net rentable area through September 2022, comprising the entirety of the third floor utilizing its space as a data center. XO Communications has been a tenant at the property since October 1998 and most recently executed a 10 year lease extension in October 2012. XO Communications owns and operates one of the largest IP and Ethernet networks for private data networking, cloud connectivity, unified communications and voice, internet access, and managed services. XO Communications has signed an agreement with Verizon Communications Inc. to be acquired for approximately $1.8 billion, expected to close in the first half of 2017. The remaining occupied space is occupied by an owner affiliate, H5 Data Centers (“H5”), which leases 6.0% of the net rentable area through December 2028 and is personally guaranteed by the sponsor. H5 Data Centers operates over one million square feet in nine data centers located in eight states. H5 plans to spend approximately $7.0 million on HVAC, electrical and other build-outs at the property.

Environmental. According to a Phase I environmental assessment dated December 22, 2016, there was no evidence of any recognized environmental conditions at the 1000 Denny Way property.

Historical and Current Occupancy(1)
2013	2014(2)	2015(2)	2016(2)	Current(2)(3)
100.0%	100.0%	92.0%	92.0%	92.1%
(1)	Historical Occupancies are the averages of each respective year.
(2)	The decrease in Current Occupancy from 2014 Occupancy is a result of XO Communications vacating 18,120 square feet of space in September 2015 after relocating their sales team and the sponsor terminating Seattle Wine Storage’s lease on the first and basement level to renovate into owner-occupied space for H5 Data Centers.
(3)	Current Occupancy is as of February 1, 2017.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

1000 Denny Way

Top Nine Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Seattle Times Company(3)	NA / NA / NA	123,481	47.0%	$19.71	$2,434,157	41.0%	1/31/2021
Level 3 Communications, LLC	B2 / BB / BB-	48,959	18.6	$31.02	1,518,708	25.6	7/31/2031
Best Buy(4)	Baa1 / BBB- / BBB-	32,504	12.4	$19.68	639,679	10.8	1/31/2021
XO Communications Inc.	NA / NA / NA	21,271	8.1	$36.52	776,760	13.1	9/30/2022
H5 Data Centers(5)	NA / NA / NA	15,630	6.0	$30.00	468,900	7.9	12/31/2028
DirecTV (6)	NA / BBB+ / NA	0	0.0	$39,792	39,792	0.7	1/31/2019
Integra/Electric Lightwave (7)	NA / NA / NA	0	0.0	$24,312	24,312	0.4	MTM
AT&T / TCG (7)	Baa1 / BBB+ / A-	0	0.0	$21,000	21,000	0.4	6/30/2017
MCI/Verizon (7)	Baa1 / BBB+ / A-	0	0.0	$14,496	14,496	0.2	7/31/2017
Top Nine Tenants		241,845	92.1%	$24.55	$5,937,804	100.0%

Occupied Collateral Total		241,845	92.1%	$24.55	$5,937,804	100.0%

Vacant Space(8)		20,720	7.9%

Collateral Total		262,565	100.0%

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Seattle Times Company’s net rentable area includes 3,800 square feet subleased to Associated Press at a triple net base rent of $19.13 per square foot and a Seattle Times Company roof lease for $3,300 per year.
(4)	Best Buy uses the space as office space and subleases its space from Seattle Times Company with a coterminous expiration date and the same rental rate as Seattle Times Company’s office space.
(5)	H5 Data Centers is owner-occupied space and is personally guaranteed by the sponsor.
(6)	DirecTV is a roof tenant and may terminate its license at any time given a 365 day termination notice.
(7)	Integra/Electric Lightwave, AT&T / TCG and MCI/Verizon are fiber tenants.
(8)	Vacant Space includes 2,600 square feet of space attributable to 13 Coins which is vacating the space in July 2017.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	20,720	7.9%	NAP	NAP	20,720	7.9%	NAP	NAP
2017 & MTM(3)	3	0	0.0	$59,808	1.0%	20,720	7.9%	$59,808	1.0%
2018	0	0	0.0	0	0.0	20,720	7.9%	$59,808	1.0%
2019(3)	1	0	0.0	39,792	0.7	20,720	7.9%	$99,600	1.7%
2020	0	0	0.0	0	0.0	20,720	7.9%	$99,600	1.7%
2021(3)(4)	2	155,985	59.4	3,073,836	51.8	176,705	67.3%	$3,173,436	53.4%
2022	1	21,271	8.1	776,760	13.1	197,976	75.4%	$3,950,196	66.5%
2023	0	0	0.0	0	0.0	197,976	75.4%	$3,950,196	66.5%
2024	0	0	0.0	0	0.0	197,976	75.4%	$3,950,196	66.5%
2025	0	0	0.0	0	0.0	197,976	75.4%	$3,950,196	66.5%
2026	0	0	0.0	0	0.0	197,976	75.4%	$3,950,196	66.5%
2027 & Beyond	2	64,589	24.6	1,987,608	33.5	262,565	100.0%	$5,937,804	100.0%
Total	9	262,565	100.0%	$5,937,804	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes one retail tenant, comprising 2,600 square feet, which has a near term lease expiration and was excluded from occupancy and income figures for underwriting purposes.
(3)	Includes roof and fiber tenants with no attributable rentable area.
(4)	2021 includes the Seattle Times Company lease and the Best Buy sublease, which are coterminous.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

1000 Denny Way

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,813,854	$5,456,355	$5,559,638	$5,197,188	$5,937,804	$22.61	78.3%
Vacant Income	0	0	0	0	652,640	2.49	8.6
Gross Potential Rent	$4,813,854	$5,456,355	$5,559,638	$5,197,188	$6,590,444	$25.10	86.9%
Total Reimbursements	1,123,642	1,109,678	1,080,771	981,649	995,704	3.79	13.1
Net Rental Income	$5,937,496	$6,566,033	$6,640,409	$6,178,837	$7,586,148	$28.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(751,243)	(2.86)	(9.9)
Effective Gross Income	$5,937,496	$6,566,033	$6,640,409	$6,178,837	$6,834,905	$26.03	90.1%

Total Expenses	$1,303,612	$1,349,120	$1,089,216	$1,112,825	$1,111,248	$4.23	16.3%

Net Operating Income(4)	$4,633,884	$5,216,913	$5,551,193	$5,066,012	$5,723,657	$21.80	83.7%

Total TI/LC, Capex/RR	0	0	0	0	591,831	2.25	8.7

Net Cash Flow	$4,633,884	$5,216,913	$5,551,193	$5,066,012	$5,131,826	$19.54	75.1%
(1)	TTM reflects the trailing 12-month period ending November 30, 2016.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place consist of in-place rents as of February 1, 2017 including underwritten contractual rent increases of $174,660 through February 2018.
(4)	The increase in Underwritten Net Operating Income from Most Recent Net Operating Income is the result of an increase in occupancy due to H5 Data Centers, which executed a lease in January 2017.

The Market. The 1000 Denny Way property is located in the South Lake Union / Denny Triangle area of the Seattle central business district. The Lower Queen Anne/Lake Union submarket recorded a net absorption of approximately 592,705 square feet over the first three quarters of 2016, the greatest absorption among the twenty submarkets that comprise the Seattle-Bellevue office market. According to the appraisal, the downtown Seattle area has seen growth with companies such as Amazon, Microsoft, Google, IBM, Oracle and CenturyLink opening cloud development offices in the area. Amazon, the second largest office employer with its headquarters immediately to the north and south of the 1000 Denny Way property, employs more than 25,000 people in Seattle and reports that approximately 20% of its employees walk to work. According to the appraisal, there are two 41-story residential apartment towers planned to be constructed commencing in early 2017 immediately to the east of the property and a 40-story residential apartment tower currently under construction immediately to the west. In addition, a 208-unit Class A residential apartment building was constructed in 2009, immediately northeast of the property.

According to the appraisal, the 1000 Denny Way property is located in the central business district submarket of Seattle. The Seattle central business district has the largest inventory of office space in the greater Seattle area and currently has approximately 3.8 million square feet of office space under construction. As of the third quarter of 2016, the submarket comprised approximately 47.3 million square feet of office space with an overall vacancy rate of 6.7% and average Class B office rents of $34.70 per square foot. This compares to 10.4% and $28.15 per square foot respectively, as of 2014.

The Borrower. The borrowing entity for the 1000 Denny Way mortgage loan is H5 Capital - Seattle Real Estate II, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1000 Denny Way mortgage loan. Josh Simms is the guarantor of certain nonrecourse carve-outs under the 1000 Denny Way mortgage loan.

The Loan Sponsor. The mortgage loan sponsor is Josh Simms, the CEO of H5 Data Centers, one of the largest, privately-held data center companies in the US. H5 Data Centers has over one million square feet under management and owns data centers across the U.S.

Property Management. The 1000 Denny Way property is managed by H5 Management Company, Inc., an affiliate of the mortgage loan sponsor.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

1000 Denny Way

Escrows and Reserves. At origination, the borrower was required to escrow $470,000 for tenant improvements and leasing commissions for the H5 Data Centers space and $134,386 for real estate taxes. The borrower delivered a letter of credit in the amount of $2,200,000 in lieu of future tenant improvements and leasing commissions reserves and a letter of credit in the amount of $1,500,000 in lieu of debt service reserves. If the borrower has replaced the Seattle Times lease with an acceptable tenant under the mortgage loan documents, and no Tenant Trigger Period (as defined below) is then continuing, the $1,500,000 letter of credit will be reduced on a pro rata basis based on income the replacement tenant derives from the space demised under the Seattle Times lease.

Additionally, the borrower assigned the Seattle Times security deposit of $2,495,760 in the form of a letter of credit to the lender. The borrower is required to provide lender with notice of the occurrence of any event which permits a draw under the Seattle Times security deposit letter of credit, and upon receipt of such notice (or if lender has otherwise determined that a draw is permitted under the terms of the Seattle Times lease) the lender may submit a draw thereunder. Any amounts held in the Seattle Times security deposit reserve account will be released by the lender upon notice from the borrower together with supporting evidence that such security deposit is required to be returned to Seattle Times pursuant to the terms of the Seattle Times lease.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $33,596.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the mortgage loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,376 (approximately $0.20 per square foot annually) for ongoing replacement reserves.

TI/LC Reserves – On a monthly basis, when the balance of the reserve is less than the cap, the borrower is required to escrow $21,881 (approximately $1.00 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $2,200,000 (approximately $8.38 per square foot). However, if the borrower has replaced the Seattle Times lease with an acceptable replacement tenant under the mortgage loan documents, the cap will be reduced on a pro rata basis based on income the replacement tenant derives from the space demised under the Seattle Times lease but in no event shall the TI/LC cap be reduced to below $1,500,000.

Lockbox / Cash Management. The mortgage loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to all tenants instructing them to deposit all rents into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be swept on each business day into an account controlled by the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on each business day to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the mortgage loan documents. If the Trigger Period is caused solely by a Tenant Trigger Period (as defined below), all excess cash flow in the cash management will be held as additional security for the mortgage loan in a cash sweep lease reserve account unless the borrower deposits with lender $2,100,000 in the form of a cash deposit or letter of credit. If the Trigger Period is not caused solely by a Tenant Trigger Period, all excess cash flow in the cash management account will be held as additional security for the mortgage loan in an excess cash reserve account.

A “Trigger Period” will commence upon the earliest to occur of (i) an event of default, (ii) a Low DSCR Period (as defined below) or (iii) a Tenant Trigger Period (as defined below) and will cease to exist when (i) a cure of the event of default, (ii) a Low DSCR Period ceases to exist or (iii) a Tenant Trigger Period ceases to exist.

A “Low DSCR Period” means any period commencing on the last day of any two consecutive calendar quarters that the debt service coverage ratio as calculated in the mortgage loan documents based on the trailing 12-month period is less than 1.20x and ending on the last day of any two consecutive calendar quarters thereafter that the debt service coverage as calculated in the mortgage loan documents based on the trailing 12-month period is greater than or equal to 1.25x.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

1000 Denny Way

A “Tenant Trigger Period” will occur if any of the following occur with respect to Seattle Times, Level 3 Communications or a replacement tenant as permitted under the mortgage loan documents: (i) tenant fails to renew or extend its lease under the conditions set forth in the mortgage loan documents within 12 months prior to expiration for a term of not less than three years, (ii) tenant gives the borrower notice of its intent to terminate or cancel its lease, (iii) tenant goes dark, vacates or otherwise fails to occupy its premises or (iv) tenant undergoes an event of default or becomes involved in an insolvency proceeding. A Tenant Trigger Period will expire upon with regards to, (i) tenant renews or extends its lease as required under the mortgage loan documents, or if such Tenant Trigger Period solely occurred due to Seattle Times failing to renew or extend its lease, the borrower deposits $2,100,000 in the form of a cash deposit or letter of credit with the lender which shall be held in the cash sweep lease reserve account, (i) or (ii) if excess cash flow deposited into the cash sweep lease reserve account equals to or exceeds $2,100,000, (ii) or (iii) tenant has been replaced with an acceptable replacement tenant under the mortgage loan documents or (iv) the event of default or insolvency proceeding has been cured as determined under the mortgage loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$50,000,000	Property Type – Subtype:	Retail – Lifestyle Center
% of IPB:	5.8%	Net Rentable Area (SF):	681,245
Loan Purpose:	Refinance	Location:	Birmingham, AL
Borrower:	BRC Holding Company, L.L.C.	Year Built / Renovated:	1997, 2000, 2001, 2009 / N/A
Sponsors(3):	Various	Occupancy(5):	98.5%
Interest Rate:	4.76200%	Occupancy Date:	12/14/2016
Note Date:	12/20/2016	4th Most Recent NOI (As of)(6):	$19,160,180 (12/31/2013)
Maturity Date:	1/1/2027	3rd Most Recent NOI (As of)(6):	$19,415,128 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6):	$19,589,779 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$17,296,891 (12/31/2016)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$24,205,097
Call Protection(4):	L(25),Def(88),O(7)	UW Expenses:	$6,134,767
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$18,070,330
Additional Debt:	Yes	UW NCF:	$16,883,902
Additional Debt Balance:	$158,000,000	Appraised Value / Per SF:	$383,000,000 / $562
Additional Debt Type:	Pari Passu	Appraisal Date:	11/7/2016

Escrows and Reserves(7)	Financial Information(2)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$305
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$305
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.3%
Replacement Reserves:	$0	Springing	$225,984	Maturity Date LTV:	54.3%
TI/LC:	$0	Springing	$2,146,872	UW NCF DSCR:	1.68x
Other:	$2,842,135	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$208,000,000	100.0%	Payoff Existing Debt	$155,905,651	75.0%
Return of Equity	46,991,895	22.6
Upfront Reserves	2,842,135	1.4
Closing Costs	2,260,319	1.1
Total Sources	$208,000,000	100.0%	Total Uses	$208,000,000	100.0%

(1)	The Summit Birmingham Whole Loan, as defined in “The Loan” below, was co-originated by Barclays and Bank of America, N.A.

(2)	The Summit Birmingham mortgage loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $208.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $208.0 million The Summit Birmingham Whole Loan.

(3)	The loan sponsors are Bayer Properties, LLC and Institutional Mall Investors LLC. See “Loan Sponsors” below for additional information.

(4)	The lockout period will be at least 25 payments beginning with and including the first payment date in February 2017. Defeasance of the full $208.0 million The Summit Birmingham Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”) and (ii) February 1, 2020. If the REMIC Prohibition Period has not expired by February 1, 2020, the borrower is permitted to prepay the Summit Birmingham Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.

(5)	Occupancy includes Altar’d State, The Cowfish and Hanna Andersson, each of which has an executed lease but is not yet in occupancy as of the Cut-off Date. The lender has reserved 100.0% of the rent associated with each tenant from the loan origination date through each lease’s scheduled commencement date. See “Escrows and Reserves” below.

(6)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI include income and expenses from Phase IB, a portion of The Summit that is not collateral for The Summit Birmingham Whole Loan.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

The Loan. The Summit Birmingham loan is secured by a first mortgage lien on the borrower’s fee interest in a 681,245 square foot portion (“The Summit Birmingham Property”) of an upscale mixed-use development located in Birmingham, Alabama (“The Summit”). The whole loan was co-originated by Barclays and Bank of America, N.A. and has an outstanding principal balance as of the Cut-off Date of $208.0 million (“The Summit Birmingham Whole Loan”), and is comprised of four pari passu notes, Note A-1, Note A-2, Note A-3 and Note A-4 (other than Note A-3, the “Companion Loans”). Note A-3, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the BBCMS 2017-C1 Trust. Note A-1 is held by Bank of America, N.A., has an outstanding principal balance as of the Cut-off Date of approximately $61.9 million and is expected to be contributed to a future securitization trust. Note A-2 is currently held by Bank of America, N.A., has an outstanding principal balance as of the Cut-off Date of approximately $73.3 million and is expected to be contributed to the BACM 2017-BNK3 trust. Note A-4 is held by Barclays, has an outstanding principal balance as of the Cut-off Date of $22.8 million and is expected to be contributed to a future securitization trust. The holder of Note A-2 (the “Controlling Noteholder”) is expected to be the trustee of the BACM 2017-BNK3 trust. The trustee of the BACM 2017-BNK3 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization ) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Summit Birmingham Whole Loan; provided, however, that the holders of Note A-3 and the Companion Notes (other than Note A-2) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Summit Birmingham Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$61,875,000	Bank of America, N.A.	No
A-2	$73,325,000	BACM 2017-BNK3(1)	Yes
A-3	$50,000,000	BBCMS 2017-C1	No
A-4	$22,800,000	Barclays	No
Total	$208,000,000
(1)	Note A-2 is expected to be contributed to the BACM 2017 - BNK3 Trust.

The Property. The Summit Birmingham Property consists of a 681,245 square foot portion of The Summit. The Summit is an upscale mixed-use development comprised of a total of 1,036,240 square feet of retail and office space. The loan sponsor acquired a large portion of the property as vacant land in 1996 and developed that land in phases between 1997 and 2009. Phases IA and IB (non-collateral) were opened in 1997 with over 400,000 square feet featuring tenants including Barnes & Noble, Banana Republic, Williams-Sonoma, Ann Taylor, Victoria’s Secret, P.F. Chang’s and Macaroni Grill. Phase II was opened in 2000 and brought new-to-the-market retailers including California Pizza Kitchen, Everything But Water, Pottery Barn and Pottery Barn Kids and also allowed Gap to relocate and add Gap Kids and Gap Body to its offerings. Phase III opened in 2001, bringing Saks Fifth Avenue to open its first and only store in the state of Alabama, adding J. Crew, Fleming’s and Panera Bread, and allowing Chico’s and Talbots to expand their stores. Phase IV opened in 2005 bringing The Cheesecake Factory, Anthropologie, Vera Bradley and Swoozie’s as first-time retailers in the state of Alabama. Phase VI opened in 2009 with 50,000 square feet of office and 50,000 square feet of retail space including tenants Banana Republic, Charming Charlie and Michael Kors. Phase V (non-collateral) is an unimproved 2.1 acre parcel which as with Phase IB (non-collateral) may be developed or redeveloped in the future by the sponsors.

The Summit Birmingham Property is contained across 19 buildings. The Summit Birmingham Property is situated on approximately 71.9 acres and is comprised of 630,395 square feet of retail space (inclusive of retail tenant storage space) and 50,850 square feet of office space. The Summit Birmingham Property contains 3,474 parking spaces with an overall parking ratio of approximately 5.1 spaces per 1,000 square feet of net rentable area.

As of December 14, 2016, the property was 98.5% occupied by 100 retail tenants and two office tenants. Anchor tenants at the property include Saks Fifth Avenue (not collateral) and Belk. The property benefits both from institutional quality anchor tenants, as well as a diverse tenant roster, with no individual tenant accounting for greater than 5.3% of net rentable area or 6.2% of underwritten base rent outside of Belk. Belk leases 163,480 square feet (24.0% of the net rentable area) through January 2018 (refer to Belk Trigger Event below) and has occupied its space since the property was developed in 1997. For the trailing 12-months ending August 31, 2016, Belk reported approximately $40.0 million in total sales (approximately $245 per square foot) resulting in an occupancy cost of 3.2%. Belk’s sales at the property are over 3.0 times greater than Belk’s national average sales per store of approximately $13.3 million as of June 2016. Belk expanded its space by approximately 53,480 square feet in 2007 and has six five-year extension options remaining. Other national tenants located at the property include Allen Edmonds Shoes, Barnes & Noble, Brooks Brothers, The Cheesecake Factory, J. Crew, Panera Bread, Urban Outfitters, Victoria’s Secret, Vineyard Vines and West Elm. Approximately 50 of The Summit’s retailers are exclusive to the property in Alabama or Birmingham including Saks Fifth Avenue, Trader Joe’s, Art of Shaving, Apple, Pottery Barn, Restoration Hardware and lululemon athletica.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

The Summit Birmingham Property has generated approximately $213.8 million in overall gross sales for the trailing 12-months ending August 31, 2016, with comparable in-line sales of approximately $603 per square foot and occupancy costs of 8.0%. For the same time period and excluding Apple, the property has generated approximately $178.4 million in overall gross sales, with comparable in-line sales of approximately $513 per square foot and occupancy costs of 9.4%. The Summit has demonstrated consistent performance with overall occupancy having averaged 97.6% for the period 2012 to 2015.

RSM US LLP and Brownell Travel account for office tenancy at The Summit Birmingham Property. RSM US LLP leases 35,724 square feet (5.2% of the net rentable area) through October 2021 and has occupied its space in the Phase VI portion of the property since its development in 2009. RSM US LLP is a leading provider of audit, tax and consulting services with approximately 9,000 professionals and associates in 86 cities nationwide. Brownell Travel leases 15,126 square feet (2.2% of the net rentable area) through March 2018, has been located at the property since 2011 and expanded its space in 2013. Brownell Travel is a travel agency with over 128 years of experience and is headquartered at the property.

Environmental. According to a Phase I environmental assessment dated November 10, 2016, there is no evidence of any recognized environmental conditions at The Summit Birmingham Property.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015(2)	Current(3)
98.9%	96.4%	97.8%	98.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Historical Occupancy includes tenants at Phase IB (not collateral) of The Summit.

(3)	Current Occupancy is as of December 14, 2016 and includes Altar’d State, The Cowfish and Hanna Andersson, each of which has an executed lease but is not yet in occupancy as of the Cut-off Date. The lender has reserved 100.0% of the rent associated with each tenant from the mortgage loan origination date through each lease’s scheduled commencement date. See “Escrows and Reserves” below.

Historical Sales(1)
	2014	2015	TTM(2)
Total In-line sales	$200,392,424	$215,735,275	$213,766,482
Sales PSF w/ Apple	$601	$604	$603
Sales PSF w/o Apple	$516	$518	$513
(1)	Information as provided by the sponsors and only includes tenants reporting comparable sales for The Summit Birmingham Property.

(2)	TTM Historical Sales are as of the trailing 12-month period ending August 31, 2016.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)(3)(4)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales PSF(4)	Occ. Costs	Lease Expiration Date
Belk	B2 / B / NA	163,480	24.0%	$6.41	$1,047,986	5.3%	$245	3.2%	1/31/2018
RSM US LLP	NA / NA / NA	35,724	5.2	$33.84	1,208,900	6.2	NAP	NAP	10/31/2021
Barnes & Noble	NA / NA / NA	25,397	3.7	$20.97	532,575	2.7	NAV	NAV	2/1/2018
Gap	Baa2 / BB+ / BB+	17,522	2.6	$40.09	702,507	3.6	$267	17.5%	3/31/2020
Gus Mayer(5)	NA / NA / NA	16,410	2.4	$23.39	383,760	2.0	$711	5.2%	1/31/2019
Brownell Travel	NA / NA / NA	15,126	2.2	$26.00	393,276	2.0	NAP	NAP	3/31/2018
Trader Joe’s	NA / NA / NA	12,922	1.9	$36.00	465,192	2.4	NAV	NAV	9/30/2025
Urban Outfitters	NA / NA / NA	12,503	1.8	$26.00	325,078	1.7	$292	11.3%	1/31/2027
Pottery Barn	NA / NA / NA	10,810	1.6	$33.79	365,270	1.9	$441	9.5%	1/31/2023
The Cheesecake Factory	NA / NA / NA	10,057	1.5	$36.00	362,052	1.8	$1,260	5.6%	1/31/2024
Top Ten Tenants		319,951	47.0%	$18.09	$5,786,596	29.4%

Non Top Ten Tenants		350,866	51.5%	$39.53	$13,868,210	70.6%

Occupied Collateral Total		670,817	98.5%	$29.30	$19,654,807	100.0%

Vacant Space		10,428	1.5%

Collateral Total		681,245	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Net Rentable Area includes storage space.

(4)	Sales PSF represents trailing 12-month period ending August 31, 2016 as provided by the sponsors and only include tenants reporting comparable sales. Sales PSF excludes storage space.

(5)	Gus Mayer’s net rentable area includes 1,650 square feet of storage space which was excluded from the Sales PSF and Occ. Costs calculation.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,428	1.5%	NAP	NAP	10,428	1.5%	NAP	NAP
2017 & MTM	16	50,727	7.4	$1,661,387	8.5%	61,155	9.0%	$1,661,387	8.5%
2018	12	235,982	34.6	3,159,659	16.1	297,137	43.6%	$4,821,047	24.5%
2019	12	65,570	9.6	2,301,694	11.7	362,707	53.2%	$7,122,741	36.2%
2020	6	40,535	6.0	1,612,627	8.2	403,242	59.2%	$8,735,368	44.4%
2021	9	78,078	11.5	2,825,302	14.4	481,320	70.7%	$11,560,670	58.8%
2022	7	25,290	3.7	1,067,334	5.4	506,610	74.4%	$12,628,004	64.2%
2023	11	55,727	8.2	2,060,614	10.5	562,337	82.5%	$14,688,618	74.7%
2024	10	39,789	5.8	1,651,661	8.4	602,126	88.4%	$16,340,279	83.1%
2025	8	37,072	5.4	1,586,300	8.1	639,198	93.8%	$17,926,580	91.2%
2026	4	7,295	1.1	392,140	2.0	646,493	94.9%	$18,318,720	93.2%
2027 & Beyond	7	34,752	5.1	1,336,087	6.8	681,245	100.0%	$19,654,807	100.0%
Total	102	681,245	100.0%	$19,654,807	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

Operating History and Underwritten Net Cash Flow
	2013(1)	2014(1)	2015(1)	2016	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$20,183,299	$20,629,285	$21,131,879	$18,703,522	$19,654,807	$28.85	78.7%
Vacant Income	0	0	0	0	557,813	0.82	2.2
Gross Potential Rent	$20,183,299	$20,629,285	$21,131,879	$18,703,522	$20,212,620	$29.67	81.0%
Total Reimbursements	4,613,871	4,492,764	4,656,167	3,878,724	4,075,464	5.98	16.3
Percentage Rent	632,464	663,574	754,191	666,761	678,386	1.00	2.7
Net Rental Income	$25,429,634	$25,785,623	$26,542,237	$23,249,007	$24,966,470	$36.65	100.0%
(Vacancy/Credit Loss)	(79,446)	15,402	(191,313)	(479,711)	(1,248,324)	(1.83)	(5.0)
Other Income(4)	623,952	580,232	583,742	526,344	486,950	0.71	2.0
Effective Gross Income	$25,974,140	$26,381,257	$26,934,666	$23,295,640	$24,205,097	$35.53	97.0%

Total Expenses	$6,813,961	$6,966,130	$7,344,888	$5,998,750	$6,134,767	$9.01	25.3%

Net Operating Income	$19,160,180	$19,415,128	$19,589,779	$17,296,891	$18,070,330	$26.53	74.7%

Total TI/LC, Capex/RR	0	0	0	0	1,186,428	1.74	4.9

Net Cash Flow	$19,160,180	$19,415,128	$19,589,779	$17,296,891	$16,883,902	$24.78	69.8%
(1)	2013, 2014 and 2015 financial statements include the Phase IB portion of The Summit which is not collateral for the loan.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in-place rents as of December 14, 2016, including (i) three tenants that have executed leases but not yet taken occupancy, representing 13,818 square feet and approximately $566,720 of underwritten base rent, and (ii) underwritten contractual rent increases of $393,165 through January 2018.

(4)	Other Income consists of specialty leasing income related to temporary tenants, storage and ATM tenants, media, event and sponsorship income and other miscellaneous income.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

The Market. The Summit is located in the city of Birmingham, approximately five miles southeast of the Birmingham central business district. The property is situated at the center of four of the most affluent suburbs of Birmingham: Mountain Brook, Homewood, Vestavia Hills and Hoover. According to the appraisal, The Summit’s location at the intersection of Highway 280 and Interstate 459, two of the most heavily traveled road ways in Birmingham, put the property in the center of the growth corridor of the Birmingham metropolitan area. Highway 280 connects directly to the Birmingham central business districts and has average daily traffic counts of over 73,000. Interstate 459 connects to other major interstates including Interstate 20, Interstate 65 and Interstate 59, and has average daily traffic counts of over 101,000.

According to the Birmingham business alliance, the Birmingham metropolitan area has a currently reported population of over 1.1 million and contains over 70.0% of the total jobs in North Central Alabama. Corporations headquartered in the Birmingham metropolitan area include Alabama Power, Associated Grocers of the South, Inc., BBVA Compass, Books-A-Million, Cadence Bank, Hibbett Sports, Liberty National Life Insurance Company, Ready Mix USA, Regions and Thompson/CAT. There are over 23 universities, colleges, technical and professional schools in the Birmingham metropolitan area employing nearly 20,000 and enrolling nearly 100,000 people, with higher education generating an economic impact of more than $1 billion annually to the area. The 2015 unemployment rate for the Birmingham metropolitan area was 5.5%, the lowest rate since 2008.

The Birmingham metropolitan statistical area is home to the four largest area employers including the University of Alabama at Birmingham (23,000 employees), Regions Bank (7,000 employees), St. Vincent’s Health System (4,644 employees) and Children’s of Alabama (4,578 employees).

According to the appraisal, the property’s 2016 estimated population within a one-, five-, and 10-mile radius is 3,615, 134,309, and 403,058 people, respectively, with average household income of $83,934, $114,008, and $81,258, respectively. The appraisal notes a primary trade area within a 10-mile to 15-mile radius of the property, with an upper-middle and high-income demographic profile within the submarket. According to the loan sponsors, The Summit Birmingham Property attracts a large segment of shoppers from outside the primary trade area and estimates that up to 35.0% of the property’s sales are from shoppers who live 30-150 miles away.

As of third quarter 2016, the Birmingham retail market contained approximately 100.2 million square feet of retail space with an average vacancy rate of 5.5%, the lowest rate in the last 10 years. In general, the weighted average in-place rents for each retail category are either in-line with or below the appraisal’s concluded market rents.

The appraisal identified five directly competitive retail properties built between 1973 and 2014 and ranging in size from 431,635 square feet to 762,541 square feet. The comparable retail properties reported occupancies ranging from 89.0% to 99.0% with a weighted average occupancy of 94.6%. Available sales per square foot data for the competitive properties range from $245 to $565. There is no proposed new competitive supply noted by the appraisal.

Competitive Set Summary(1)

Property/Location	Year Built / Renovated	Total GLA (SF)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Riverchase Galleria Hoover, AL	1986 / 2014	762,541	$450	92.0%	8.0	Belk, JCPenney, Macy’s, Sears
Colonial Brookwood Village Birmingham, AL	1973 / 2002	688,000	NAV	89.0%	4.2	Macy’s, Belk, Books-A-Million
Shoppes at East Chase Montgomery, AL	2002 / NAP	431,635	$245	98.0%	93.6	Dillard’s, Target, Kohl’s, Ross Dress for Less
Bridge Street Town Centre(2) Huntsville, AL	2007 / NAP	622,862	$565	98.0%	105.0	Belk, Barnes & Noble, Apple, Bed, Bath and Beyond
Avalon Alpharetta, GA	2014 / 2017	495,907	$490	99.0%	169.0	Regal Cinemas, Whole Foods Market, Crate & Barrel, Anthropologie
(1)	Based on the appraisal.

(2)	Bridge Street Town Centre is also owned by Bayer Properties, one of The Summit Birmingham Whole Loan sponsors.

The Borrower. The borrowing entity for The Summit Birmingham Whole Loan is BRC Holding Company, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Summit Birmingham Whole Loan. Jeffrey A. Bayer, David L. Silverstein, Jon W. Rotenstreich and Institutional Mall Investors LLC are the guarantors of certain nonrecourse carve-outs under The Summit Birmingham Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

The Loan Sponsors. Equity ownership in the The Summit Birmingham borrower is indirectly held by JDJ Birmingham Company, L.L.C. (51.0%) and Institutional Mall Investors LLC.

JDJ Birmingham Company, L.L.C. is an entity indirectly owned by Jeffery A. Bayer, David L. Silverstein and Jon W. Rotenstreich, and their family trusts. Jeffery A. Bayer, David L. Silverstein and Jon W. Rotenstreich are nonrecourse carve-out guarantors for The Summit Birmingham Whole Loan. Jeffery Bayer is CEO and President and David Silverstein and Jon Rotenstreich are principals of Bayer Properties, LLC. Bayer Properties, LLC is a Birmingham, Alabama based real estate management and development firm with a national portfolio of over 22 properties comprising approximately 10.0 million square feet, with nine properties in Alabama, including The Summit Birmingham Property.

Institutional Mall Investors LLC (“IMI”) is an additional nonrecourse carve-out guarantor for The Summit Birmingham Whole Loan and is 99% owned by California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. IMI is an investment platform focused on high quality, market dominant, fashion oriented retail properties. As of December 2016, IMI’s portfolio included approximately 20.2 million square feet of retail space and over 1.1 million square feet of prime office space.

Property Management. The Summit Birmingham Property is managed by Bayer Properties, L.L.C., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $1,989,285 for outstanding tenant improvements and leasing commissions related to nine tenants, $506,123 related to a tenant dispute concerning overpayment of rent and $346,727 for gap rent related to three tenants.

Tax Escrows – The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no event of default or Collection Reserve Trigger Period (defined below) exists.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as The Summit Birmingham Property is insured under a blanket insurance policy in accordance with the loan documents and no event of default or Collection Reserve Trigger Period exists.

Replacement Reserves – The requirement for the borrower to make monthly deposits into the replacement reserve is waived so long as no event of default or Collection Reserve Trigger Period exists. Upon an event of default or if a Collection Reserve Trigger Period exists, the borrower is required to escrow $9,416 (approximately $0.17 per square foot annually) on a monthly basis for replacement reserves. The reserve is subject to a cap of $225,984 (approximately $0.33 per square foot).

TI/LC Reserves – The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions escrow is waived so long as no event of default or Collection Reserve Trigger Period exists. Upon an event of default or if a Collection Reserve Trigger Period exists, the borrower is required to escrow $89,453 (approximately $1.58 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $2,146,872 (approximately $3.15 per square foot).

A “Collection Reserve Trigger Period” will commence if the debt service coverage ratio (as calculated in the loan documents) is less than 1.50x for two consecutive calendar quarters and will end if the debt service coverage ratio (as calculated in the loan documents) is greater than 1.50x for two consecutive calendar quarters.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Lockbox Event (as defined below). During a Lockbox Event, all funds in the lockbox account are swept weekly to a segregated cash management account under the control of the lender. To the extent there is a Lockbox Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and other amounts required by the loan documents will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Lockbox Event” means the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower, property owner or property manager (if an affiliate of borrower and provided property manager is not replaced within 60 days) with a qualified manager (as defined in the loan documents), (iii) a DSCR Trigger Event (defined below) or (iv) a Belk Trigger Event (defined below).

A “DSCR Trigger Event” means the debt service coverage ratio (as calculated in the loan documents) is less than 1.30x for two consecutive calendar quarters.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

The Summit Birmingham

A “Belk Trigger Event” means the earliest of the date Belk (i) vacates or gives notice of its intent to vacate or terminate its lease (a “Belk Termination Trigger”), (ii) is required under its lease to exercise its option to extend the term of its lease but has not exercised such option to extend its lease (a “Belk Extension Option Trigger”), (iii) defaults in payment of rent under its lease or (iv) files or is the subject of bankruptcy proceedings or has its assets made subject to the jurisdiction of a bankruptcy court (a “Belk Bankruptcy Trigger”).

With respect to a Belk Termination Trigger or a Belk Extension Option Trigger, a Belk Trigger Event will be cured if (i) the space leased to Belk is leased to a replacement tenant reasonably acceptable to the lender for a period of time and on terms and conditions reasonably acceptable to the lender or (ii) the aggregate amount on deposit in the excess cash flow reserve account equals or exceeds $1,634,800 (approximately $10.00 per square foot of the Belk space).

With respect to a Belk Extension Option Trigger, a Belk Trigger Event will be cured if (i) the exercise by Belk of the extension option under the Belk lease, if after the latest renewal notice date required under the Belk lease but before the expiration of the Belk Lease, or (ii) if after the latest renewal notice date required under the Belk lease but before the expiration of the Belk lease, borrower and Belk enter into an amendment to the Belk lease reasonably acceptable to the lender which extends the term of the Belk lease and Belk remains in possession and occupancy of the space leased to it and is paying rent consistent with the market as of the date of such amendment.

With respect to a Belk Bankruptcy Trigger, a Belk Trigger Event will be cured if the Belk lease is assumed without alteration of any material terms (as ordered by the bankruptcy court), or with respect to any bankruptcy case involving Belk, until the assets of Belk are no longer subject to the jurisdiction of the bankruptcy court and Belk’s obligations under the Belk lease remain unaltered from the date on which Belk’s assets became subject to the jurisdiction of the bankruptcy court.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BBCMS 2017-C1

Merrill Lynch Drive

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BBCMS 2017-C1

Merrill Lynch Drive

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BBCMS 2017-C1

Merrill Lynch Drive

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BBCMS 2017-C1

Merrill Lynch Drive

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS)(2):	A	Title:	Fee
Original Principal Balance(3):	$41,500,000	Property Type – Subtype:	Office – Suburban
Cut-off Date Principal Balance(3):	$41,500,000	Net Rentable Area (SF):	553,841
% of IPB:	4.8%	Location:	Hopewell, NJ
Loan Purpose:	Acquisition	Year Built / Renovated:	2001 / N/A
Borrower:	CCI-Hopewell VI LLC	Occupancy:	100.0%
Sponsors(4):	Various	Occupancy Date:	2/6/2017
Interest Rate(5):	3.93000%	4th Most Recent NOI (As of)(6):	NAV
Note Date:	1/31/2017	3rd Most Recent NOI (As of)(6):	NAV
Anticipated Repayment Date(5):	2/6/2022	2nd Most Recent NOI (As of)(6):	NAV
Interest-only Period(5):	60 months	Most Recent NOI (As of)(6):	NAV
Original Term(5):	60 months	UW Economic Occupancy:	95.0%
Original Amortization Term(5):	None	UW Revenues:	$12,496,038
Amortization Type(5):	ARD-Interest Only	UW Expenses:	$249,921
Call Protection:	Grtr0.5%orYM(56),O(4)	UW NOI:	$12,246,117
Lockbox / Cash Management:	Hard / In-Place	UW NCF:	$12,163,041
Additional Debt:	Yes	Appraised Value / Per SF(7):	$153,000,000 / $276
Additional Debt Balance:	$62,100,000	Appraisal Date:	1/3/2017
Additional Debt Type:	Pari Passu

Escrows and Reserves(8)				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$737,682	$122,947	N/A	Maturity Date Loan / SF(9):	$187
Insurance:	$124,482	$10,374	N/A	Cut-off Date LTV:	67.7%
Replacement Reserves:	$0	$6,923	N/A	Maturity Date LTV(9):	67.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.95x
Other:	$18,113	$0	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$103,600,000	67.3%	Purchase Price	$148,000,000	96.1%
Sponsor Equity	48,309,152	31.4	Closing Costs	5,152,327	3.3
Other Sources(10)	2,123,450	1.4	Upfront Reserves	880,276	0.6
Total Sources	$154,032,603	100.0%	Total Uses	$154,032,603	100.0%
(1)	The Merrill Lynch Drive Whole Loan (as defined below) was co-originated by Barclays and Morgan Stanley Bank, N.A. (“MSBNA”).
(2)	DBRS has confirmed that the Merrill Lynch Drive mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics with an investment grade obligation
(3)	The Merrill Lynch Drive mortgage loan is part of a whole loan evidenced by three pari passu note with an aggregate original balance of $103.6 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $103.6 million the Merrill Lynch Drive Whole Loan (as defined below).
(4)	Capital Commercial Investments, Inc. and Atalaya Capital Management LP. See “The Loan Sponsors” below.
(5)	The Merrill Lynch Drive Whole Loan is structured with an anticipated repayment date of February 6, 2022 (the “ARD”). If the Merrill Lynch Drive Whole Loan is not paid off on or before the ARD, then the Merrill Lynch Drive Whole Loan will accrue interest at a per annum rate equal to the greater of (i) the initial interest rate of 3.93000% (the “Initial Interest Rate”) plus 3.00000% and (ii) the treasury rate as of the ARD plus 3.00000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (“Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Merrill Lynch Drive Property after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (a) first, to repay the outstanding principal balance of the Merrill Lynch Drive Whole Loan and (b) second, to the payment of Accrued Interest. The final maturity date of the Merrill Lynch Drive Whole Loan is February 6, 2025.
(6)	The Merrill Lynch Drive Property (as defined below) is leased to a single tenant pursuant to a triple-net lease; the single tenant is responsible for the payment of property expenses and as such, historical financial information is not presented.
(7)	The appraisal also concluded a “hypothetical-go-dark” value of $93.2 million (approximately $168 per square foot) as of January 3, 2017.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Merrill Lynch Drive

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	Maturity Date Loan / SF and Maturity Date LTV are calculated as of the ARD.
(10)	Other Sources reflects credits to the purchaser for pre-paid rents and pre-paid expense reimbursements collected by the seller from the tenant prior to the origination date of the Merrill Lynch Drive Whole Loan in respect of rents and expenses reimbursements due after the origination date of the Merrill Lynch Drive Whole Loan.

The Loan. The Merrill Lynch Drive loan is secured by a first mortgage lien on three Class A office buildings totaling 553,841 square feet located at 1300, 1350 and 1400 Merrill Lynch Drive in Hopewell, New Jersey (the “Merrill Lynch Drive Property”). The whole loan was co-originated by Barclays and Morgan Stanley, N.A. and has an outstanding principal balance as of the Cut-off Date of $103.6 million (the “Merrill Lynch Drive Whole Loan”), and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-1, with an outstanding principal balance as of the Cut-off Date of $41.5 million, is being contributed to the BBCMS 2017-C1 Trust. Note A-2 is held by Barclays, has an outstanding principal balance as of the Cut-off Date of approximately $20.7 million and is expected to be contributed to a future securitization trust. Note A-3 is held by Morgan Stanley, N.A., has an outstanding principal balance as of the Cut-off Date of approximately $41.4 million and is expected to be contributed to a future securitization trust. Note A-1 is the controlling note under the related co-lender agreement, the rights of which will be exercised under this securitization (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder); however, the holders of Note A-2 and Note A-3 (the “Merrill Lynch Drive Companion Loans”) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Merrill Lynch Drive Whole Loan is structured with an ARD of February 6, 2022, a final maturity date of February 6, 2025 and is interest-only until the ARD.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$41,500,000	BBCMS 2017-C1	Yes
Note A-2	$20,660,000	Barclays	No
Note A-3	$41,440,000	Morgan Stanley, N.A.	No
Total	$103,600,000

The Property. The Merrill Lynch Drive Property consists of three Class A office buildings totaling 553,841 square feet within a larger 12-building, approximately 1.8 million square foot office campus (the “Hopewell Campus”) located in Hopewell, New Jersey, approximately 30 miles northeast of Philadelphia and 50 miles southwest of New York City. The Hopewell Campus was constructed in 2001 on a built-to-suit basis for Merrill Lynch Pierce Fenner & Smith (“Merrill Lynch”) (S&P: A+; Fitch: A+). The Hopewell Campus is home to Merrill Lynch’s Global Wealth Management division including the executive team as well as technology support, credit card processing and the 24/7 Merrill Edge call center, one of the only two in the United States. The 12 LEED®-certified buildings comprising the Hopewell Campus were designed to function and operate as four separate, three-building “pods” each of which includes a dedicated parking garage and surface lot. Common amenities at the Hopewell Campus include a 30,500 square foot day care center, an indoor basketball court, a drop-off dry cleaning service and a hair salon. Pedestrian walkways provide access throughout the Hopewell Campus, connecting to a central plaza which features a landscaped garden with ponds and a waterfall, artwork and outdoor dining areas. Access to the common amenities, pedestrian walkways and public spaces is provided for under perpetual non-exclusive easement agreements. In December 2012, Merrill Lynch completed a sale-leaseback transaction for the Hopewell Campus and simultaneously executed separate leases for each of the four pods. The four pods were each subsequently sold in separate transactions. As of the Cut-off Date, Merrill Lynch was the sole tenant in nine buildings at the Hopewell Campus, representing three of the four pods (one of which is collateral for the Merrill Lynch Drive Whole Loan); Merrill Lynch vacated one of the pods in December 2014 and ownership subsequently leased the buildings to four unique tenants. According to the loan sponsor, approximately 6,200 Merrill Lynch employees currently work on site at the Hopewell Campus.

As of February 6, 2017, the Merrill Lynch Drive Property was 100.0% leased to Merrill Lynch on a triple-net basis through November 30, 2024 with three remaining, five-year renewal options and no termination rights. The Merrill Lynch Drive Property consists of three buildings, 1300 Merrill Lynch Drive (the “1300 Building”), 1350 Merrill Lynch Drive (the “1350 Building”) and 1400 Merrill Lynch Drive (the “1400 Building”). The three-story 1300 Building consists of 167,715 square feet of office space which, according to the loan sponsor, is utilized to provide technical and operational support to Merrill Lynch’s Global Wealth Management division. The four-story 1400 Building consists of 327,278 square feet which, according to the loan sponsor, is utilized by financial advisors in the Merrill Edge and Global Wealth Management divisions and also includes the 24/7 Merrill Edge call center. The two-story, 58,848-square foot 1350 Building features a cafeteria and meeting/conference room space, and connects to a dedicated 2,469-space parking area with 953 garage spaces and 1,516 surface spaces (parking ratio of approximately 4.46 spaces per 1,000 square feet of net rentable area).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Merrill Lynch Drive

Merrill Lynch is the wealth management, brokerage, and investment banking subsidiary of the Bank of America Corporation (“BofA”) (NYSE: BAC; Moody’s: Baa1; S&P: BBB+; Fitch: A). BofA operates through five business segments: Consumer & Business Banking, Consumer Real Estate Services, Global Wealth & Investment Management, Global Banking, Global Markets and Legal Assets & Servicing segments. Merrill Lynch is part of BofA’s Global Wealth & Investment Management segment, where it operates as Merrill Lynch Global Wealth Management. Merrill Lynch Global Wealth Management’s network of financial advisors focus on serving clients with over $250,000 in investable assets by offering a full set of investment management, brokerage, banking and retirement products. As of December 31, 2015, client balances held by Merrill Lynch Global Wealth Management totaled approximately $2.1 trillion.

Environmental. According to a Phase I environmental assessment dated December 30, 2016, there was no evidence of any recognized environmental conditions at the Merrill Lynch Drive Property.

Historical and Current Occupancy (1)
2013	2014	2015	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 6, 2017.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Merrill Lynch	NA / A+ / A+	553,841	100.0%	$22.00	$12,184,502	100.0%	11/30/2024

Occupied Collateral Total		553,841	100.0%	$22.00	$12,184,502	100.0%

Vacant Space		0	0.0%

Collateral Total		553,841	100.0%

(1)	Based on the underwritten rent roll dated.
(2)	Ratings provided are for the entity listed in the “Tenant” field.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	553,841	100.0	12,184,502	100.0	553,841	100.0%	$12,184,502	100.0%
2025	0	0	0.0	0	0.0	553,841	100.0%	$12,184,502	100.0%
2026	0	0	0.0	0	0.0	553,841	100.0%	$12,184,502	100.0%
2027 & Beyond	0	0	0.0	0	0.0	553,841	100.0%	$12,184,502	100.0%
Total	1	553,841	100.0%	$12,184,502	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Merrill Lynch Drive

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$12,184,502	$22.00	92.6%
Straight-Line Rent(3)	969,222	1.75	7.4
Gross Potential Rent	$13,153,724	$23.75	100.0%
Total Reimbursements	0	0	0
Other Rental Income	0	0	0
Net Rental Income	$13,153,724	$23.75	100.0%
(Vacancy/Credit Loss)	(657,686)	(1.19)	(5.0)
Other Income	0	0	0
Effective Gross Income	$12,496,038	$22.56	95.0%

Total Expenses(4)	$249,921	$0.45	2.0%

Net Operating Income	$12,246,117	$22.11	98.0%

Total TI/LC, Capex/RR	83,076	0.15	0.7

Net Cash Flow	$12,163,041	$21.96	97.3%
(1)	The Merrill Lynch Drive Property is leased to Merrill Lynch pursuant to a triple-net lease; the single tenant, Merrill Lynch is responsible for the payment of property expenses and as such, historical financial information is not presented.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Straight-Line Rent represents $969,222 in average contractual rent increases for the investment grade tenant Merrill Lynch through the term of its lease.
(4)	The Merrill Lynch Drive Property is leased to Merrill Lynch pursuant to a triple-net lease; the single tenant, Merrill Lynch is responsible for the payment of property expenses and as such Underwritten Total Expenses is comprised solely of a 2.0% management fee.

The Market. The Merrill Lynch Drive Property is located in Hopewell, New Jersey, in northwest Mercer County, approximately 30 miles northeast of Philadelphia, Pennsylvania and approximately 50 miles southwest of New York City. The Merrill Lynch Drive Property is approximately 14 miles southwest of Princeton University and approximately one mile north of the Trenton Mercer Airport. The Merrill Lynch Drive Property has access to the south by Interstate 95 and Highway 1 is to the east which provides access to the New Jersey Turnpike and the Garden State Parkway. According to the appraisal, the estimated 2015 population within a three- five- and ten-mile radius of the Merrill Lynch Drive Property was 31,406, 96,829, and 444,396, respectively. According to the appraisal, the estimated 2015 average household income within a three- five- and ten-mile radius of the Merrill Lynch Drive Property was $140,207, $114,230 and $105,514, respectively.

According to the appraisal, the Merrill Lynch Drive Property is located within the Princeton submarket of the Central New Jersey office market. As of the third quarter of 2016, the Central New Jersey office market vacancy rate and average asking gross lease rate were 17.7% and $24.85 per square foot, respectively. The Princeton office submarket vacancy rate and average asking gross lease rate were 16.0% and $27.48 per square foot, respectively, for the same time period. The appraisal identified eleven leases within nine competitive office buildings built between 1980 and 2001 and ranging in size from approximately 28,269 to 563,469 square feet. The average rental rate for the eleven leases ranged from $17.50 to $26.00 per square foot on net lease equivalent basis. The appraisal concluded a market rent of $21.00 per square foot for the Merrill Lynch Drive Property.

The Borrower. The borrowing entity for the Merrill Lynch Drive Whole Loan is CCI-Hopewell VI LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Merrill Lynch Drive Whole Loan. The nonrecourse carve-out guarantor under the Merrill Lynch Drive Whole Loan is Paul D. Agarwal.

The Loan Sponsor. The loan sponsor is a joint venture between Capital Commercial Investments, Inc. (“CCI”) and Atalaya Capital Management (“Atalaya”). Paul D. Agarwal, the nonrecourse carve-out guarantor under the Merrill Lynch Drive Whole Loan founded CCI in 1992 and serves as president of the company. CCI is a commercial real estate investment firm based in Austin, Texas focused on value-added investment opportunities in class A/B office and industrial properties in the United States. As of the third quarter of 2016, CCI and its partners owned and managed a $250.0 million real estate portfolio totaling 4.8 million square feet. Atalaya is a privately-held, SEC-registered, alternative investment advisory firm focused on making opportunistic credit and special situations

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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investments, primarily via three principal strategies, corporate, real estate and specialty finance. Founded in 2006 and headquartered in New York City, Atalaya deployed has deployed over $2.0 billion of capital managed on behalf of a client base predominantly comprised of institutional investors including endowments, foundations, family offices, and public and corporate pension plans.

Property Management. The Merrill Lynch Drive Property is managed by NREM Hopewell Manager, LLC.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $737,682 for real estate taxes, $124,482 for insurance reserves and $18,113 for required repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $122,947.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $10,374.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,923 (approximately $0.15 per square foot annually) for ongoing replacement reserves.

TI/LC Reserves – The requirement for the borrower to deposit monthly escrows into the tenant improvements and leasing commissions reserve is waived so long as no Tenant Trigger Period (as defined below) is continuing. During the continuance of a Tenant Trigger Period exists, the borrower is required to sweep all excess cash flow after payment of debt service, required reserves and operating expenses as well as any lease termination payments received, into the tenant improvements and leasing commissions reserve, subject to the TI/LC Reserve Cap (as defined below).

A “Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the occurrence and continuance of a material monetary default under the Merrill Lynch lease beyond all applicable notice and cure periods, (ii) any bankruptcy or similar insolvency of Merrill Lynch, (iii) Merrill Lynch giving notice that it is terminating its lease for or otherwise abandoning all or any substantial portion of its space at the Merrill Lynch Drive Property (or applicable portion thereof), and (iv) the occurrence of (a) the withdrawal of the credit rating of Merrill Lynch, (b) the downgrade of the credit rating of Merrill Lynch below “BBB-” by S&P and Fitch or (c) the downgrade of the credit rating of Merrill Lynch below “BB” by either S&P or Fitch; and (B) expiring upon the first to occur of (I) (aa) with regard to clause (i) above, the cure (if applicable) of such default, (bb) with regard to clause (ii) above Merrill Lynch is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease, (cc) with regard to clause (iii) above Merrill Lynch has revoked or rescinded all termination or cancellation or vacation notices, re-affirmed its lease as being in full force and effect and occupies its space and (dd) with regard to clause (iv) above, (1) the credit rating of Merrill Lynch is reinstated by each of the rating agencies that withdrew such rating or increased such rating to at least “BBB-” or “Baa2”, as applicable, by each of the rating agencies that downgraded Merrill Lynch or (2) the credit rating of Merrill Lynch is at least BB+ by both S&P and Fitch and the amount on deposit in the tenant improvements and leasing commissions reserve equals or exceeds $22,153,640 (the “TI/LC Reserve Cap”), or (II) the borrower leasing the Merrill Lynch space at the Merrill Lynch Drive Property to one or more replacement tenants, and each applicable replacement tenant (x) has accepted the premises demised under its lease and paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender) and (y) has the credit rating of at least the “BBB-” by S&P or Fitch.

Lockbox / Cash Management. The Merrill Lynch Drive Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required to send a direction letter to the tenant instructing them to deposit all rents into a lockbox account controlled by the lender. All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the Merrill Lynch Drive Whole Loan in accordance with the loan documents. In the absence of a Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and operating expenses will be disbursed to the borrower. During a Cash Sweep Period, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the Merrill Lynch Drive Whole Loan.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default under the loan documents; (ii) a Tenant Trigger Period or (iii) the ARD.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Orlando Central

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,250,000	Title:	Fee
Cut-off Date Principal Balance:	$38,250,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.5%	Net Rentable Area (SF):	637,380
Loan Purpose:	Acquisition	Location:	Orlando, FL
Borrower:	G&C OC Investors, LLC	Year Built / Renovated:	1966-1980 / 2016
Sponsor:	Mark Corlew and Anuj Grover	Occupancy(2):	77.0%
Interest Rate:	5.52000%	Occupancy Date:	1/27/2017
Note Date:	12/22/2016	4th Most Recent NOI (As of):	$3,357,481 (12/31/2013)
Maturity Date:	1/6/2027	3rd Most Recent NOI (As of):	$2,984,555 (12/31/2014)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$3,058,875 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$4,122,336 (TTM 10/31/2016)
Original Amortization Term:	360 months	UW Economic Occupancy(2):	77.5%
Amortization Type:	IO-Balloon	UW Revenues(2):	$9,059,801
Call Protection(1):	L(25),Def(91),O(4)	UW Expenses:	$4,047,495
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,012,306
Additional Debt:	N/A	UW NCF:	$4,516,699
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$62,700,000 / $98
Additional Debt Type:	N/A	Appraisal Date:	11/1/2016

Escrows and Reserves(4)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$60
Taxes:	$0	$73,441	N/A	Maturity Date Loan / SF:	$54
Insurance:	$38,598	$18,380	N/A	Cut-off Date LTV(3):	61.0%
Replacement Reserves:	$0	$10,623	N/A	Maturity Date LTV(3):	54.6%
TI/LC:	$2,370,316	$33,333	N/A	UW NCF DSCR:	1.73x
Other:	$2,101,874	$0	N/A	UW NOI Debt Yield:	13.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,250,000	71.6%	Purchase Price	$50,350,000	94.3%
Sponsor Equity	15,208,193	28.4	TI/LC Purchase Credit(5)	(2,972,190)	(5.6)
Upfront Reserves	4,510,787	8.4
Closing Costs	1,569,595	2.9
Total Sources	$53,458,193	100.0%	Total Uses	$53,458,193	100.0%

(1)	The Orlando Central loan permits the release of individual buildings that comprise the Orlando Central property with partial defeasance. See “Partial Release” below.

(2)	Occupancy, UW Economic Occupancy and UW Revenues include one tenant that has an executed lease but has not yet taken occupancy, representing 25,172 square feet and approximately $264,306 of underwritten rent. Additionally, UW Revenues also include underwritten contractual rent increases of $151,562 through June 2017.

(3)	The appraisal also concluded to a “prospective value upon stabilization” appraised value of $68,300,000 with a valuation date of November 1, 2018 which results in a Cut-off Date LTV of 56.0% and a Maturity Date LTV of 50.1%

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	At acquisition closing, the borrower received a $2,972,190 credit from the seller of the property, which amount was reserved with the lender at loan closing. This reserve includes (i) $2,101,874 for outstanding rent abatements and unfunded TI/LC obligations, and (ii) $870,316 TI/LC obligations for U.S. Government DCMA’s expansion space, which lease is out for signature. The rent for this expansion space was not included in the underwriting.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Orlando Central

The Loan. The Orlando Central loan has an outstanding principal balance as of the Cut-off Date of $38.25 million and is secured by a first mortgage lien on an office park comprised of 21 office buildings with a total net rentable area of 637,380 square feet, located in Orlando, Florida. The loan has a 10-year term, and subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The Orlando Central property was a portion of the collateral for a loan that was securitized in the JPMCC 2005-LDP5 transaction.

The Property. The Orlando Central property is an office park comprised of 21, one- and two-story office buildings encompassing 637,380 square feet. The buildings were constructed between 1966 and 1980 and are set on 46.03 acres of land that is triangular in shape. The Orlando Central property is located on the west side of Maguire Boulevard, just north of East Colonial Drive (State Road 50). The Orlando Central property has received approximately $3.6 million in capital improvements since 2006, which included upgrades to the HVAC systems, building interior and exterior, lobbies, elevators, roofs, restrooms, and parking lots. In the last three years approximately $11.1 million has been spent on the property comprised of approximately $1.1 million in capital improvements, approximately $7.7 million in tenant improvements and approximately $2.2 million in leasing commissions. The property includes parking spaces for 2,902 vehicles which is equivalent to approximately 4.6 parking spaces per 1,000 square feet.

As of January 27, 2017, the Orlando Central property was 77.0% occupied by 76 office tenants. The largest office tenant, the State of Florida Department of Health (“DOH”), leases 7.7% of the net rentable area through July 2025 and occupies the entire Independence building and 5,865 square feet in the Enterprise building. The DOH has been in tenancy for over 38 years since May 1978 and has two five-year renewal options remaining. The DOH is an executive branch agency led by the State Surgeon General who is directly appointed by Florida’s Governor and confirmed by the State Senate. The DOH is comprised of a State Health Office in Tallahassee, 67 county health departments, 22 Children’s Medical Services area offices, 12 Medical Quality Assurance regional offices, nine Disability Determinations regional offices, and four public health laboratories. Facilities for the 67 county health departments (“CHDs”) are provided through partnerships with local county governments. These 67 CHDs have a total of 255 sites throughout the state that provide a variety of services. The State of Florida is investment-grade rated Aa1, AA, and AA+ by Moody’s, S&P, and Fitch, respectively.

The second largest tenant, Concorde Career College (“CCC”) leases 6.5% of the net rentable area through October 2024. CCC leases the Commodore building (32,277 square feet) and the Bainbridge building (9,172 square feet) in their entirety for a total of 41,449 square feet. CCC recently subleased the entirety of the Bainbridge building to Vocational Academy of Makeup and Prosthetics, LLC. The term of this sublease commenced on March 7, 2016 and expires on September 6, 2019. The subtenant is required to pay a rental rate of $11.12 per square foot with escalations of 3.0% annually with the right to extend for an additional three years. CCC has two five-year renewal options remaining. CCC was formed in 1988 and operates as a post-secondary institution that offers vocational career training for careers in the growing field of healthcare. The institution currently operates 16 campuses in eight states. Within Florida, CCC has campuses in Jacksonville, Miramar, Tampa, and Orlando. Programs offered at the Orlando campus include dental assistant, medical assistant, medical office administration, nursing, pharmacy technician and surgical technologist.

The third largest tenant, State of Florida Department of Environmental Protection (“DEP”) leases 5.3% of the net rentable area through September 2022. The DEP currently occupies two suites for a total of 33,902 square feet in the Lexington building which represents approximately 61.0% of the net rentable area in this building. The DEP is charged with environmental protection and it is under nominal control of the governor.

Besides the DOH and DEP, State of Florida Department of Education (“DOE”) also occupies two suites for a total of 14,685 square feet at the property. Combined, the State of Florida occupies a total of six suites for a total of 97,672 square feet, or approximately 15.3% of the net rentable area. In addition to the State of Florida tenants, the USA Government (“GSA”) occupies six suites for a total of 65,280 square feet or approximately 10.2% of the net rentable area. The GSA tenants at the property include the Department of Labor, Defense Contract Management Agency, Executive Office for Immigration Review, and the Corporation for National and Community Service.

The remaining tenant base is comprised of a diversified tenant mix including regional and local financial, legal, insurance, and small business services companies. No single tenant at the property occupies more than 7.7% of the net rentable area, and excluding the top three tenants, no single tenant occupies more than 5.1% of the net rentable area.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Orlando Central

Building Summary

Building	Class	Year Built	No. of Stories	No. of Tenants(1)	Total Square Feet(1)	% of Total Square Feet	Occupancy	Allocated Loan Amount
Porterfield	B/C	1971	2	6	56,368	8.8%	76.7%	$3,382,717
Lexington	B/C	1972	2	2	55,570	8.7	79.7%	3,334,828
Saratoga	B/C	1968	2	7	44,905	7.0	85.0%	2,694,807
Independence	B/C	1971	2	1	43,220	6.8	100.0%	2,593,688
Langley	B/C	1980	2	4	37,751	5.9	38.7%	2,265,486
St. Paul	B/C	1968	2	7	36,610	5.7	48.4%	2,197,014
Yorktown	B/C	1979	1	7	32,606	5.1	79.2%	1,956,728
Hollister	C	1975	2	1	32,330	5.1	100.0%	1,940,165
Commodore	C	1974	2	1	32,277	5.1	100.0%	1,936,985
Bennington	B/C	1971	2	3	29,366	4.6	93.7%	1,762,292
Essex	B/C	1969	2	11	27,043	4.2	63.5%	1,622,885
Enterprise	B/C	1970	2	2	26,635	4.2	77.6%	1,598,401
Tedder	B/C	1968	2	2	26,610	4.2	76.5%	1,596,901
Chandler	C	1974	2	1	25,172	3.9	100.0%	1,510,604
Carr	B/C	1966	2	3	24,027	3.8	77.3%	1,441,891
Amherst	B/C	1970	2	5	23,883	3.7	72.9%	1,433,250
Forrestal	C	1973	2	4	23,869	3.7	61.9%	1,432,410
Palmetto	B/C	1969	2	8	23,400	3.7	82.9%	1,404,264
Rockbridge	B/C	1967	1	0	17,386	2.7	59.2%	1,043,356
Princeton	C	1970	1	1	9,180	1.4	100.0%	550,904
Bainbridge	C	1972	1	0	9,172	1.4	100.0%	550,424
Total / Wtd. Average				76	637,380	100.0%	77.0%	$38,250,000
(1)	The No. of Tenants and Total Square Feet includes a training room, four conference rooms and a management office. These spaces are not subject to leases, do not contribute any rental income and are not counted in the Total/Wtd. Average of Tenants. The individual spaces are as follows: (i) 2,290 square feet in the Saratoga building (1,855 square foot management office and a 435 square foot conference room); (ii) a 565 square foot conference room in the Palmetto building; (iii) a 547 square foot conference room in the Amherst building; (iv) a 1,376 square foot training room in the St. Paul building; and (v) a 511 square foot common area conference room in the Lexington building.

Environmental. According to a Phase I environmental assessment dated November 2, 2016, there was no evidence of any recognized environmental conditions at the Orlando Central property.

Historical and Current Occupancy(1)

2013	2014	2015	Current(2)
61.9%	62.9%	67.6%	77.0%

(1)	Historical Occupancies are averages of each respective year.

(2)	Current Occupancy is as of January 27, 2017 and includes one tenant that has an executed lease but not yet taken occupancy, representing 25,172 square feet or 3.9% of the net rentable area.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
State of Florida Department of Health(3)	Aa1 / AA / AA+	49,085	7.7%	$17.08	$838,308	10.0%	7/31/2025
Concorde Career College(4)	NA / NA / NA	41,449	6.5	$19.07	790,432	9.4%	10/31/2024
State of Florida Department of Environmental Protection(5)	Aa1 / AA / AA+	33,902	5.3	$19.50	661,089	7.9%	9/30/2022
U.S. Government EOIR/OPLA(6)	Aaa / AA+ / AAA	32,330	5.1	$19.75	638,517	7.6%	11/21/2020
Women’s Care of Florida, LLC	NA / NA / NA	25,172	3.9	$10.50	264,306	3.2%	3/31/2028
Orange County, FL EPA	Aa2 / AA- / AA	24,014	3.8	$15.89	381,582	4.5%	12/31/2020
U.S. Government DCMA(7)	Aaa / AA+ / AAA	22,967	3.6	$11.32	259,986	3.1%	9/30/2017
State of Florida DOE(8)	Aa1 / AA / AA+	14,685	2.3	$16.45	241,568	2.9%	6/30/2021
Big Eye Creative, Inc.	NA / NA / NA	13,443	2.1	$16.66	223,960	2.7%	8/31/2021
Morgan & Morgan, PA	NA / NA / NA	13,017	2.0	$17.54	228,317	2.7%	6/30/2021
Top Ten Tenants		270,064	42.4%	$16.77	$4,528,068	54.0%

Non Top Ten Tenants		220,973	34.7%	$17.47	$3,861,428	46.0%

Occupied Collateral Total(9)		491,037	77.0%	$17.09	$8,389,496	100.0%

Vacant Space		146,343	23.0%

Collateral Total(9)		637,380	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company or government entity of the entity listed in the “Tenant” field whether or not the parent company or government entity guarantees the lease.

(3)	State of Florida Department of Health has the right to terminate its lease without penalty should a state-owned building become available to the tenant for occupancy by providing a six-month notice period.

(4)	Concorde Career College subleases the Bainbridge Building (9,172 square feet) to Vocational Academy of Makeup and Prosthetics, LLC, pursuant to a sublease that (i) commenced on March 7, 2016 and expires on September 6, 2019; (ii) requires the subtenant to pay $11.12 per square foot with escalations of 3.0% annually, and (iii) provides the subtenant with the right to extend for an additional three years. Concorde Career College has a one-time termination option effective as of October 14, 2019 provided that (a) no part of its premises are being sublet for a term extending beyond the termination date of the lease and (b) tenant provides at least nine months prior notice and payment of a termination fee equal to the sum of: (i) four months of base rent and (ii) the unamortized balance of the TI allowances and any leasing commissions.

(5)	State of Florida Department of Environmental Protection has the right to terminate its lease without penalty should a state-owned building become available to the tenant for occupancy by providing a six-month notice period.

(6)	U.S. Government EOIR/OPLA has the right to terminate its lease at any time without penalty by providing at least a 90-day notice period.

(7)	U.S. Government DCMA has the right to terminate its lease without penalty by providing at least a 90-day notice period.

(8)	State of Florida Department of Education has the right to terminate its lease without penalty should a state-owned building become available to the tenant for occupancy by providing a six-month notice period.

(9)	Occupied Collateral Total and Collateral Total include six spaces containing 5,289 square feet of space related to four conference rooms, a training room and a management office, which spaces do not contribute any rental income and are not currently under a lease. The individual spaces are as follows: (i) 2,290 square feet in the Saratoga building (1,855 square foot management office and a 435 square foot conference room); (ii) a 565 square foot conference room in the Palmetto building; (iii) a 547 square foot conference room in the Amherst building; (iv) a 1,376 square foot training room in the St. Paul building; and (v) a 511 square foot common area conference room in the Lexington building.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring(2)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	146,343	23.2%	NAP	NAP	146,343	23.2%	NAP	NAP
2017 & MTM	17	61,539	9.7	$937,175	11.2%	207,882	32.9%	$ 937,175	11.2%
2018	12	16,489	2.6	294,672	3.5	224,371	35.5%	$ 1,231,847	14.7%
2019	16	64,584	10.2	1,172,166	14.0	288,955	45.7%	$ 2,404,013	28.7%
2020	9	89,025	14.1	1,617,456	19.3	377,980	59.8%	$ 4,021,469	47.9%
2021	14	88,927	14.1	1,566,441	18.7	466,907	73.9%	$ 5,587,910	66.6%
2022	4	47,128	7.5	867,414	10.3	514,035	81.3%	$ 6,455,324	76.9%
2023	0	0	0.0	0	0.0	514,035	81.3%	$ 6,455,324	76.9%
2024	2	43,799	6.9	831,557	9.9	557,834	88.3%	$ 7,286,882	86.9%
2025	1	49,085	7.8	838,308	10.0	606,919	96.0%	$ 8,125,190	96.8%
2026	0	0	0.0	0	0.0	606,919	96.0%	$ 8,125,190	96.8%
2027 & Beyond	1	25,172	0.0	264,306	3.2	632,091	100.0%	$ 8,389,496	100.0%
Total	76	632,091	100.0%	$8,389,496	100.0%
(1)	Based on the underwritten rent roll.

(2)	Net Rentable Area Expiring excludes six spaces containing 5,289 square feet of space related to four conference rooms, a training room and a management office, which spaces do not contribute any rental income and are not currently under a lease. The individual spaces are as follows: (i) 2,290 square feet in the Saratoga building (1,855 square foot management office and a 435 square foot conference room); (ii) a 565 square foot conference room in the Palmetto building; (iii) a 547 square foot conference room in the Amherst building; (iv) a 1,376 square foot training room in the St. Paul building; and (v) a 511 square foot common area conference room in the Lexington building.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$6,514,801	$6,226,589	$6,605,315	$7,586,336	$8,237,934	$12.92	70.6%
Vacant Income	0	0	0	0	2,619,601	4.11	22.5
Rent Steps	0	0	0	0	151,562	0.24	1.3
Gross Potential Rent	$6,514,801	$6,226,589	$6,605,315	$7,586,336	$11,009,097	$17.27	94.4%
Total Reimbursements	218,509	298,232	278,191	457,101	658,305	1.03	5.6
Net Rental Income	$6,733,311	$6,524,821	$6,883,506	$8,043,436	$11,667,401	$18.31	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,619,601)	(4.11)	(22.5)
Other Income(5)	25,233	21,265	24,122	26,418	12,000	0.02	0.1
Effective Gross Income	$6,758,543	$6,546,086	$6,907,628	$8,069,854	$9,059,801	$14.21	77.7%

Total Expenses	$3,401,062	$3,561,531	$3,848,754	$3,947,518	$4,047,495	$6.35	44.7%

Net Operating Income	$3,357,481	$2,984,555	$3,058,875	$4,122,336	$5,012,306	$7.86	55.3%

Total TI/LC, Capex/RR	0	0	0	0	495,607	0.78	5.5

Net Cash Flow	$3,357,481	$2,984,555	$3,058,875	$4,122,336	$4,516,699	$7.09	49.9%
(1)	TTM reflects the trailing 12-month period ending October 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Historical Rents in Place are presented net of any applicable rent abatements afforded to tenants in accordance with their respective leases. At origination, the borrower deposited into escrow $84,567 for free rent obligations related to two tenants.

(4)	Underwritten Rents in Place consist of in-place rents as of January 27, 2017, including one tenant that has executed a lease but not yet taken occupancy, representing 25,172 square feet and approximately $264,306 of underwritten rent.

(5)	Other Income consists primarily of late charges, administrative fees, miscellaneous income, forfeited deposits, telecommunications, etc.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BBCMS 2017-C1

Orlando Central

The Market. The property is located in Orlando along the west side of Maguire Boulevard, and just north of East Colonial Drive (State Road 50). East Colonial Drive is considered the primary commercial corridor within the area. Tourism and hospitality are key economic drivers of Orlando which is home to seven of the world’s top vacation resorts including Walt Disney World, Universal Studios, and SeaWorld. The property is located directly across the street from the Fashion Square Mall, which was sold in 2013 and the new owner is completing a total renovation that will transform the property into an upscale lifestyle center offering shopping, dining, and entertainment. The redevelopment is projected to cost $300 million and will include a hotel, a 700-unit luxury apartment complex, a 100,000 square foot office building, the existing 2,600-space parking garage and retail stores. Additionally, a 151-room Element Hotel (Starwood Hotel) will also be developed and is scheduled to open in 2017. The entire project is projected to be completed by the end of 2018 and to date, a Dick’s Sporting Goods, BB&T Bank branch and a restaurant have been completed. The property location is considered suburban in nature and developed primarily with office, medical office, retail, restaurant, and hotel improvements on major thoroughfares with single- and multi-family residential removed from these arterials.

According to the appraisal, the property is located in the 436 Corridor submarket of Orlando. As of the fourth quarter of 2016, the submarket comprised approximately 4.98 million square feet of office space with an overall vacancy rate of 8.7% and average office rents of $18.00 per square foot. This compares to 10.6% and $17.29 per square foot respectively, as of fourth quarter 2015. The appraisal identified five directly competitive properties built between 1973 and 1987 and ranging in size from 26,489 square feet to 86,974 square feet. The comparable properties reported occupancies ranging from 72.1% to 95.0% with a weighted average of 82.0%. Asking rents for the comparable properties range from $16.00 to $24.00 per square foot. The weighted average in-place office rental rate at the property is $16.78 per square foot, which is below the appraisal concluded market rent of $17.00 per square foot for single tenants and spaces greater than 10,000 square feet, $17.50 per square foot for spaces 3,000 square feet to 10,000 square feet, $18.50 per square foot for spaces less than 3,000 square feet, and $22.00 per square feet for US Government spaces. Since February 2016, 15 new leases totaling 68,011 square feet have been executed.

The Borrower. The borrowing entity for the Orlando Central loan is G&C OC Investors, LLC, a Florida limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Orlando Central loan. The borrower is member owned by 85 investors with G&C OC Management, Inc., a Florida corporation and special purpose entity with two independent directors in its organizational structure serving as the manager of the borrower. No individual investor, together with its affiliates and/or family members, owns, directly or indirectly, 20% or more of the borrowing entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Mark Corlew and Anuj Grover, on a joint and several basis. Mark Corlew is the principal and co-founder of Grover Corlew (“GC”), a real estate investment management firm that is focused on acquiring, developing, and operating office, retail, and multi-family properties across the Southeastern U.S. Mr. Corlew has over 20 years in commercial real estate experience and is responsible for the investment, development, and asset management at GC. Anuj Grover is also the co-founder and principal at GC, and has been an active real estate investor and developer for over two decades. Mr. Grover began his career in Atlanta, Georgia as a CPA for Ernst & Young, and then as a practicing attorney at King & Spalding.

Property Management. The Orlando Central property is managed by Grover Corlew of Florida, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $2,370,316 for future tenant improvements and leasing commissions, $2,017,307 for outstanding tenant improvements and leasing commissions related to three tenants, $73,180 for free rent related to Women’s Care of Florida, LLC, $38,598 for insurance reserves and $11,387 for rent abatement related to Diane Holmes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $73,441.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $18,380.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $10,623 for replacement reserves ($0.20 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $33,333 for tenant improvement and leasing commissions (approximately $0.68 per square foot annually).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BBCMS 2017-C1

Orlando Central

Rent Reserves – The Women’s Care of Florida, LLC rent reserve of $73,180 may be released provided (i) no event of default or Cash Sweep Event (as defined below) has occurred and is continuing and (ii) tenant has delivered an estoppel certificate confirming that Women’s Care of Florida, LLC is in occupancy and paying full rent. The Diane Holmes rent abatement reserve of $11,387 may be released on or after March 31, 2017 provided (i) no event of default or Cash Sweep Event has occurred and is continuing and (ii) the tenant has delivered an estoppel certificate confirming that (a) the lease remains in full force and effect, (b) the tenant remains in possession of the premises and is conducting normal business, (c) the tenant is paying full rent, and (d) no event of default has occurred and is continuing under the lease.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct all tenants to pay rents directly into such lockbox account. Any rents or other charges related to the property are required to be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of the mortgage debt service, required reserves and customary expenses in accordance with the loan documents will be held as additional collateral for the Orlando Central loan. If no Cash Sweep Event is in effect, then all funds in the excess cash flow account after payment of the mortgage debt service, required reserves and customary expenses in accordance with the loan documents will be disbursed to the borrower. The lender has a first priority security interest in the cash management account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor or manger, or (iii) a Cash Management DSCR Trigger Event (as defined below).

A “Cash Management DSCR Trigger Event” means any period that the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period, annualized, is less than 1.25x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor or manager, or (iii) a Cash Sweep DSCR Trigger Event (as defined below).

A “Cash Sweep DSCR Trigger Event” means any period that the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period, annualized, is less than 1.20x.

Subordinate and Mezzanine Debt. None.

Partial Release. Following the lockout period and prior to October 6, 2026, the borrower is permitted to obtain the release of any individual building in connection with a partial defeasance, subject to certain conditions, including but not limited to (i) delivery of defeasance collateral in an amount equal to 125.0% of the released property’s original allocated loan balance (as set forth under “Building Summary” above); (ii) the amortizing debt service coverage ratio (based upon the trailing three-month period immediately preceding the date of such determination, annualized) with respect to the remaining properties will be no less than the greater of (a) 1.30x and (b) the amortizing debt service coverage ratio based on the trailing three month period immediately prior to the release; and (iii) the loan to value ratio with respect to the remaining properties will be no greater than the lesser of (a) 75.0%, and (b) the loan to value ratio immediately prior to the release.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$37,000,000	Property Type – Subtype:	Mixed Use – Office/Data Center/Retail
% of IPB:	4.3%	Net Rentable Area (SF)(4):	291,151
Loan Purpose:	Acquisition	Location:	Seattle, WA
Borrower:	GI TC Seattle LLC	Year Built / Renovated:	2000 / 2007
Sponsor:	TechCore, LLC	Occupancy:	91.1%
Interest Rate:	4.29930%	Occupancy Date:	9/30/2016
Note Date:	12/20/2016	4th Most Recent NOI (As of):	$14,079,614 (12/31/2013)
Maturity Date:	1/6/2027	3rd Most Recent NOI (As of)(5):	$15,534,334 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$14,450,665 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$14,886,268 (TTM 10/31/2016)
Original Amortization Term:	None	UW Economic Occupancy:	91.1%
Amortization Type:	Interest Only	UW Revenues:	$22,049,734
Call Protection(3):	L(25),Def(91),O(4)	UW Expenses:	$6,350,267
Lockbox / Cash Management:	Springing	UW NOI:	$15,699,467
Additional Debt:	Yes	UW NCF:	$14,983,440
Additional Debt Balance:	$102,000,000	Appraised Value / Per SF:	$278,000,000 / $955
Additional Debt Type:	Pari Passu	Appraisal Date:	10/26/2016

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$477
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$477
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	Springing	$117,491	Maturity Date LTV:	50.0%
TI/LC:	$0	Springing	$1,982,657	UW NCF DSCR:	2.47x
Other:	$2,500,000	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Sponsor Equity	$140,408,566	50.3%	Purchase Price	$276,000,000	98.8%
Mortgage Loan(2)	139,000,000	49.7	Upfront Reserves	2,500,000	0.9
			Closing Costs	908,566	0.3
Total Sources	$279,408,566	100.0%	Total Uses	$279,408,566	100.0%

(1)	The KOMO Plaza Whole Loan, as defined in “The Loan” below, was co-originated by UBS AG and Morgan Stanley Bank, N.A. (“MSBNA”).

(2)	The KOMO Plaza loan is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $139.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $139.0 million KOMO Plaza Whole Loan.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of February 6, 2017. Defeasance of the full $139.0 million KOMO Plaza Whole Loan is permitted any time after the earlier to occur of (i) two years after the closing date of the final REMIC that holds any note evidencing the KOMO Plaza Whole Loan or (ii) February 6, 2020.

(4)	Net Rentable Area (SF) consists of 120,925 square feet (41.5% of net rentable area) of office space, 93,115 square feet (32.0% of net rentable area) of data center and co-location space, 34,629 square feet (11.9% of net rentable area) of retail space, 30,692 square feet (10.5% of net rentable area) of communications space, and 11,790 square feet (4.0% of net rentable area) of other space, including storage.

(5)	3rd Most Recent NOI is higher than other historical periods primarily due to an approximately $1.2 million increase in Telecomm/Riser income caused by an increase in power consumption by the data center tenants.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

The Loan. The KOMO Plaza loan is secured by a first mortgage lien on the borrower’s fee interest in a 291,151 square foot mixed use facility containing Class A office and retail, data center and co-location and communications space in the central business district (“CBD”) of Seattle, Washington. The whole loan has an outstanding principal balance as of the Cut-off Date of $139.0 million (the “KOMO Plaza Whole Loan”), and is comprised of five pari passu notes, each as described below. Note A-2 and Note A-3 are being contributed to the BBCMS 2017-C1 Trust with Note A-2 serving as the controlling note under the related intercreditor agreement, the rights of which will be exercised by the Trustee (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). However, holders of Note A-1, Note A-3, Note A-4 and Note A-5 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The KOMO Plaza Whole Loan has a 10-year term and is interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$30,000,000	UBS AG	No
A-2	20,000,000	BBCMS 2017-C1	Yes
A-3	17,000,000	BBCMS 2017-C1	No
A-4	2,500,000	UBS AG	No
A-5	69,500,000	BACM 2017-BNK3(1)	No
Total	$139,000,000
(1)	Note A-5 is expected to be contributed to the BACM 2017 – BNK3 Trust.

The Property. KOMO Plaza is a 291,151 square foot mixed use facility containing Class A office and retail, data center and co-location and communications space located in the CBD of Seattle, Washington. The KOMO Plaza property is located in the heart of Seattle adjacent to the Space Needle, Seattle Center and the Bill and Melinda Gates Foundation headquarters. The KOMO Plaza property was built in 2000, renovated in 2007, and consists of two six-story buildings: the east building (191,232 square feet), which is 100.0% leased and the west building (99,919 square feet), which is approximately 74.1% leased. The KOMO Plaza property consists of 120,925 square feet (41.5% of net rentable area) of office space, 93,115 square feet (32.0% of net rentable area) of data center and co-location space, 34,629 square feet (11.9% of net rentable area) of retail space, 30,692 square feet (10.5% of net rentable area) of communications space, and 11,790 square feet (4.0% of net rentable area) of other space, including storage. Improvements include 525 parking spaces (1.80 spaces per 1,000 square feet) in a four-story subterranean parking garage.

The KOMO Plaza property offers diverse connectivity through the Meet-Me-Room with approximately 15 telecommunications and internet service providers, rooftop satellite and antenna facilities, as well as interconnection to other networks, including the Pacific Northwest Gigapop and via one of four core switches for the Seattle Internet Exchange, a neutral and independent peering point and fourth most active internet exchange in the United States. The KOMO Plaza property has 14 megawatts of utility power, with nine generators providing 16.5 megawatts of backup power. It can support power densities of more than 150 watts per square foot. The KOMO Plaza property also has close proximity to transpacific subsea cables for low latency service to Asia.

As of September 30, 2016, the KOMO Plaza property was 91.1% leased by 38 tenants. The KOMO Plaza property’s largest tenant is Sinclair Broadcast Group (“Sinclair”). Sinclair was founded in 1986 and produces broadcasting content for sports and news programming. With 154 stations serving nearly 80 markets, Sinclair is the largest television station operator in the United States according to the appraisal. The KOMO Plaza property was originally purpose-built for Sinclair (formerly known as Fisher Communications) in 2000. Sinclair sold the KOMO Plaza property to Hines Global REIT in November 2011 in a sale-leaseback transaction at which time, Sinclair executed a new lease. Sinclair leases 41.6% of net rentable area through December 2023 and has occupied its space under its current lease since December 2011. Sinclair currently leases 85,766 square feet of office space, 27,504 square feet of broadcast space, 6,418 square feet of data center space and 1,525 square feet of storage space. Sinclair has three five-year renewal options remaining with 3.0% annual rent increases per renewal option. Sinclair currently accounts for 24.6% of underwritten base rent at the KOMO Plaza property. The second largest tenant, Internap Corporation (“Internap”), leases 12.2% of net rentable area through February 2019 and has occupied its space since May 2000. Internap is a high-performance internet infrastructure provider, providing services at 51 data centers across North America, Europe and the Asia-Pacific region and through 86 Internet Protocol service points. Internap leases 27,398 square feet of data center space, 5,459 square feet of office space and 2,752 square feet of co-location space. Internap has one five-year renewal option remaining. Internap accounts for approximately 24.8% of underwritten base rent at the KOMO Plaza property. The third largest tenant, TierPoint Seattle Holdings (“TierPoint”), leases 10.2% of net rentable area through June 2023 and has occupied its space since July 2003. TierPoint leases 23,694 square feet of data center space and 6,099 square feet of office space. TierPoint has two five-year renewal options remaining. TierPoint accounts for approximately 16.7% of underwritten base rent at the KOMO Plaza property. All three of the largest tenants (64.1% of net rentable area) were original tenants at the KOMO Plaza property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

Environmental. According to a Phase I environmental assessment dated December 8, 2016, there was no evidence of any recognized environmental conditions at the KOMO Plaza property.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
96.0%	92.0%	91.0%	91.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 30, 2016.

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
Sinclair Broadcast Group(4)	Ba3 / BB- / NA	121,213	41.6%	$30.72	$3,723,354	24.1%	12/31/2023
Internap Corporation(5)	B3 / B / NA	35,609	12.2	$110.89	3,948,616	25.5	2/28/2019
TierPoint Seattle Holdings	B3 / NA / NA	29,793	10.2	$86.99	2,591,770	16.8	6/30/2023
Amazon	Baa1 / AA- / NA	13,483	4.6	$89.71	1,209,515	7.8	12/31/2017
Verizon	Baa1 / BBB+ / A-	10,416	3.6	$46.71	486,502	3.1	1/31/2019
US Healthworks	NA / NA / NA	7,752	2.7	$24.60	190,699	1.2	2/28/2023
Swedish Health Services	NA / NA / NA	7,737	2.7	$87.64	678,066	4.4	9/30/2018
First Citizens Bank	NA / NA / NA	7,127	2.4	$26.01	185,373	1.2	6/30/2019
Sport Seattle	NA / NA / NA	6,765	2.3	$23.46	158,724	1.0	12/31/2019
Diversified Computer Corporation	NA / NA / NA	4,513	1.6	$29.12	131,403	0.8	12/31/2017
Top Ten Tenants		244,408	83.9%	$54.43	$13,304,022	86.0%

Non Top Ten Tenants		20,837	7.2%	$103.58	$2,158,193	14.0%

Occupied Collateral Total		265,245	91.1%	$58.29	$15,462,215	100.0%

Vacant Space		25,906	8.9%

Collateral Total		291,151	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and Base Rent do not include $631,911 attributable to rent steps based on the minimum contractual rent increases occurring through January 2018.

(4)	Sinclair has a one-time right to terminate up to 20% of its contiguous areas, excluding the studio space on the fifth floor, on or before January 1, 2021, with at least 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to six months of the applicable base rent and (ii) the tenant’s pro rata share of operating expenses, water charges, room fees and all other charges and amounts due and owed under its lease. Sinclair also has the right to terminate up to $73,588 of Base Rent associated with Sinclair’s storage space at any time with at least 30 days’ notice. If the portion terminated is not separately demised, Sinclair is required to pay costs of demising, so that the landlord has separate rentable areas of storage space following Sinclair’s termination.

(5)	Internap has the right to terminate 2,353 square feet of its co-location space at any time with six months’ notice.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,906	8.9%	NAP	NAP	25,906	8.9%	NAP	NAP
2017 & MTM	12	22,898	7.9	$2,090,390	13.5%	48,804	16.8%	$2,090,390	13.5%
2018	7	13,371	4.6	1,282,931	8.3	62,175	21.4%	$3,373,320	21.8%
2019	7	63,798	21.9	4,936,808	31.9	125,973	43.3%	$8,310,128	53.7%
2020	5	3,429	1.2	421,396	2.7	129,402	44.4%	$8,731,524	56.5%
2021	3	1,439	0.5	151,098	1.0	130,841	44.9%	$8,882,622	57.4%
2022	0	0	0.0	0	0.0	130,841	44.9%	$8,882,622	57.4%
2023	3	158,758	54.5	6,505,823	42.1	289,599	99.5%	$15,388,445	99.5%
2024	0	0	0.0	0	0.0	289,599	99.5%	$15,388,445	99.5%
2025	1	195	0.1	73,770	0.5	289,794	99.5%	$15,462,215	100.0%
2026	0	0	0.0	0	0.0	289,794	99.5%	$15,462,215	100.0%
2027 & Beyond(4)	0	1,357	0.5	0	0.0	291,151	100.0%	$15,462,215	100.0%
Total	38	291,151	100.0%	$15,462,215	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Base Rent Expiring does not include $631,911 attributable to rent steps based on the minimum contractual rent increases occurring through January 2018.

(4)	Includes Meet-Me-Room, which occupies 1,357 square feet of space at the KOMO Plaza property, but does not have any Base Rent Expiring associated with its lease.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$14,978,034	$16,143,463	$15,119,777	$15,372,527	$16,094,125	$55.28	70.6%
Vacant Income	0	0	0	0	1,495,730	5.14	6.6
Gross Potential Rent	$14,978,034	$16,143,463	$15,119,777	$15,372,527	$17,589,855	$60.41	77.2%
Total Reimbursements	4,730,189	4,939,604	4,597,346	4,609,579	5,200,102	17.86	22.8
Net Rental Income	$19,708,223	$21,083,067	$19,717,123	$19,982,106	$22,789,958	$78.28	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,027,916)	(6.97)	(8.9)
Other Income	925,681	1,139,839	1,271,030	1,291,699	1,287,692	4.42	5.7
Effective Gross Income	$20,633,904	$22,222,906	$20,988,153	$21,273,805	$22,049,734	$75.73	96.8%

Total Expenses	$6,554,290	$6,688,572	$6,537,488	$6,387,537	$6,350,267	$21.81	28.8%

Net Operating Income	$14,079,614	$15,534,334	$14,450,665	$14,886,268	$15,699,467	$53.92	71.2%

Total TI/LC, Capex/RR	0	0	0	0	716,027	2.46	3.2

Net Cash Flow	$14,079,614	$15,534,334	$14,450,665	$14,886,268	$14,983,440	$51.46	68.0%
(1)	TTM reflects the trailing 12-month period ending October 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in-place rents as of September 30, 2016 and include underwritten contractual rent increases of $631,911 through January 2018 of which $155,567 is associated with the Verizon lease. For a full description of the reserve associated with the Verizon lease, please refer to “Escrows and Reserves” below. 2014 Rents in Place is higher than other historical periods primarily due to an approximately $1.2 million increase in Telecomm/Riser income caused by an increase in power consumption by the data center tenants.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

The Market. The KOMO Plaza property is located in Seattle, King County, Washington, within the Seattle CBD. Situated on Elliott Bay, the eastern shoreline of Puget Sound, the Seattle CBD is the commercial and financial center of western Washington. The KOMO Plaza property is located across from the Space Needle, at the cross section of South Lake Union, Belltown and Lower Queen Anne submarkets. South Lake Union, Belltown and Lower Queen Anne submarkets are also the highest growth, lowest vacancy commercial submarkets in the Seattle CBD. Eight Fortune 500 companies are headquartered in Seattle including Costco, Amazon, Microsoft, Starbucks, Paccar, Nordstrom, Weyerhaeuser and Expeditors International. In addition, several large technology companies own and occupy offices near the KOMO Plaza property, including Amazon’s headquarters, Google and Facebook.

The Seattle Center, originally built for the 1962 World’s Fair, is a 74-acre park and arts and entertainment center. Its landmark feature is the Space Needle. Other attractions at the Seattle Center include Key Arena, home of the Seattle University Redhawks men’s basketball team and the Seattle Storm of the WNBA, the International Fountain, the Seattle Center Armory, the Center House Theater, home to Seattle Shakespeare Company and Book-It Repertory Theatre, the Children’s Museum, the EMP Museum, the Mural Amphitheater, the Pacific Science Center, the Boeing IMAX Theater, PACCAR IMAX Theater and the Seattle Laser Dome.

According to the appraisal, the KOMO Plaza property is located in the Northwest data center market. Major cities within the Northwest data center market include Seattle, Washington, Central Washington and Hillsboro, Oregon. The Northwest data center market has a total inventory of approximately 3.7 million square feet (343 megawatts) with total commission vacancy of 485,500 square feet (53.15 megawatts), which represents a vacancy rate of approximately 13.0%. Current rental rates for the Northwest data center market are $250 to $350 per kW (all in) for less than 250 kW of usage and $130 to $140 per kW (+E) for more than 250 kW of usage. The appraisal identified 11 directly competitive data center properties built between 1959 and 2012 ranging in size from approximately 18,000 to 1,000,000 square feet. Initial rents for the comparable data centers range from $18.00 to $32.00 per square foot.

According to a third party market research report, the KOMO Plaza property is located in the Queen Anne/Magnolia office and retail submarket of Downtown Seattle. As of the third quarter of 2016, the office submarket comprised approximately 1.8 million square feet of Class A office space with an overall vacancy rate of 1.5% and average Class A office rents of $32.60 per square foot. The appraisal identified seven directly competitive office leases with properties built between 1984 and 2016 and leases ranging in size from approximately 1,172 to 286,000 square feet. Initial rents for the comparable office leases range from $21.50 to $38.00 per square foot. As of the third quarter of 2016, the retail submarket comprised approximately 2.2 million square feet of retail space with an overall vacancy rate of 1.7% and average retail rents of $25.94 per square foot. The appraisal identified six directly competitive retail leases with properties built between 2004 and 2015 and leases ranging in size from approximately 1,661 to 11,229 square feet. Initial rents for the comparable retail leases range from $25.00 to $34.00 per square foot.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the KOMO Plaza property is 45,438, 214,147 and 424,774, respectively. According to a third party market research report, the estimated 2016 average household income within a one-, three- and five-mile radius of the KOMO Plaza property is $95,029, $99,997 and $104,723, respectively. Comparatively, the average household income for King County, the metropolitan statistical area, and the state of Washington are $105,450, $95,290 and $82,519, respectively.

The Borrower. The borrowing entity for the KOMO Plaza Whole Loan is GI TC Seattle LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the KOMO Plaza Whole Loan. TechCore, LLC, a California limited liability company, is the nonrecourse carve-out guarantor of the KOMO Plaza Whole Loan.

The Loan Sponsor. The loan sponsor is TechCore, LLC. TechCore, LLC is a core real estate fund capitalized by California Public Employees’ Retirement System (“CalPERS”) and GI Partners. CalPERS is the largest public pension fund in the United States. Its pension fund serves more than 1.8 million members in the CalPERS retirement system and administers benefits for more than 1.4 million members and their families in its health program. CalPERS’ total fund market value as of December 31, 2015 is approximately $288.9 billion. GI Partners is a leading alternative asset manager focused on real estate and private equity strategies. GI Partners currently manages over $12 billion in capital commitments across four discretionary real estate accounts and three private equity funds on behalf of recognized institutional investors across the globe. To date, GI Partners has acquired over $1 billion in technology advantaged real estate totaling over 3.5 million square feet.

Property Management. The KOMO Plaza property is managed by Hines Interests Limited Partnership, a Delaware limited partnership.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

Escrows and Reserves.

Verizon Reserve – At closing, the borrower escrowed $2,500,000 (the “Verizon Funds”) with the title company pursuant to an escrow agreement, which has been collaterally assigned to the lender, in connection with the potential extension of the existing lease with Verizon. Any of the Verizon Funds that are paid to the borrower pursuant to the escrow agreement are to be deposited with the lender. If Verizon renews its lease within six months after the closing date, (a) to the extent the borrower has already expended funds for tenant improvement allowances, leasing commissions or similar concessions that are due and payable at the time the lender receives the Verizon Funds, the amount of Verizon Funds necessary to pay such costs will be disbursed to the borrower to pay such costs, (b) to the extent borrower is obligated to expend such funds after the date the lender receives the Verizon Funds, that portion of the Verizon Funds will be held by the lender and disbursed to the borrower to pay such costs as they are incurred and (c) to the extent any of the Verizon Funds are remaining after paying for all tenant improvement allowances, leasing commissions or similar concessions owed to Verizon, so long as no Cash Sweep Period then exists, disbursed to the borrower, and if a Cash Sweep Period is continuing, deposited with the lender into the cash management account.

But, if Verizon does not renew within six months after the closing date, (a) $77,784 will be disbursed either, if no Cash Sweep Period is continuing, to the borrower, or if a Cash Sweep Period is continuing, into the cash management account, (b) $723,000 will be disbursed into an account to be held by the lender to be used to pay for tenant improvement and leasing commissions applicable to the re-leasing of the space previously occupied by Verizon, (c) $246,315 will be held by the lender and disbursed on a monthly basis in equal amounts of $12,964 either, if no Cash Sweep Period is continuing, to the borrower, or if a Cash Sweep Period is continuing, into the cash management account and (d) the balance of the Verizon Funds will be held by the lender and available to the borrower to pay for tenant improvement and leasing commissions at the KOMO Plaza property but only to the extent that there are no other reserve funds being held by the lender that are available to pay such costs.

Tax Escrows – The requirement for the borrower to make monthly deposits into the tax escrow is waived (i) if CalPERS is the sponsor, so long as no Triggering Event (as defined below) or Cash Sweep Period (as defined below) has occurred and is continuing or (ii) if CalPERS is not the sponsor, so long as (a) no Triggering Event or Cash Sweep Period has occurred and is continuing and (b) the borrower provides proof of payment of such taxes to the lender within five business days of such request from the lender.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived (i) if CalPERS is the sponsor, so long as the KOMO Plaza property is insured under one or more blanket insurance policies in accordance with the loan documents as part of the master policy of CalPERS or (ii) if CalPERS is not the sponsor, so long as (a) either (x) no Triggering Event or Cash Sweep Period has occurred and is continuing or (y) the KOMO Plaza property is insured under one or more blanket insurance policies in accordance with the loan documents and (b) the borrower provides the lender with evidence that all insurance premiums have been paid within five business days of such request from the lender.

Replacement Reserves – The requirement for the borrower to make monthly deposits into the replacement reserve is waived so long as no Triggering Event or Cash Sweep Period exists. Following the occurrence and during the continuance of a Triggering Event or Cash Sweep Period, the borrower is required to deposit $4,895 per month (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $117,491 (approximately $0.40 per square foot).

TI/LC Reserves – The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions reserve is waived so long as no Triggering Event or Cash Sweep Period exists. Following the occurrence and during the continuance of a Triggering Event or Cash Sweep Period, the borrower is required to deposit $55,074 per month (approximately $2.27 per square foot annually) for tenant improvements and leasing commissions. The reserve is subject to a cap of $1,982,657 (approximately $6.81 per square foot).

Specified Tenant Sweep Reserves – The requirement for the borrower to deposit all excess cash flow into the specified tenant sweep reserve is waived so long as no Cash Sweep Period exists solely due to the continuance of a Specified Tenant Sweep Event (as defined below). Following the occurrence and during the continuance of a Cash Sweep Period that exists solely due to the continuance of a Specified Tenant Sweep Event, the borrower is required to deposit all excess cash flow into the specified tenant sweep reserve. The reserve is subject to a cap of $40.00 per square foot multiplied by the total square footage demised to the applicable Specified Tenant that caused the Specified Tenant Sweep Event (as defined below).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BBCMS 2017-C1

KOMO Plaza

Cash Flow Shortfall Reserves – The borrower is required to deposit any termination fees to the extent they are in excess of $750,000 (if CalPERS is the sponsor) or $500,000 (if CalPERS is not the sponsor) and any termination fees received during the continuance of a Cash Sweep Period or an event of default that are in any case in excess of $40 per square foot of terminated space into the cash flow shortfall reserve. Funds in the cash flow shortfall reserve are available for tenant improvements and leasing commissions and in some circumstances as set forth in the loan documents, to pay for operating cash shortfalls (including, monthly debt service payments, deposits into reserves, operating expenses, and other expenses approved by the lender).

Flexible Excess Cash Flow Reserves – The requirement for the borrower to deposit excess cash flow generated by the KOMO Plaza property for the immediately preceding interest period into the flexible excess cash flow reserve is waived so long as no Cash Sweep Period exists due solely to the debt yield as calculated in the loan documents based on the most recent three-month period annualized is less than 6.75% (a “Low Debt Yield Sweep Period”) solely because of the exclusion of rents from the debt yield calculation from tenants that are not open for business or are not in actual physical occupancy of their demised space. Following the occurrence and during the continuance of a Cash Sweep Period that exists solely due to the reason in the immediately preceding sentence, the borrower is required to deposit excess cash flow generated by the KOMO Plaza property for the immediately preceding interest period into the flexible excess cash flow reserve. Funds in the flexible excess cash flow reserve are available for tenant improvements and leasing commissions and in some circumstances as set forth in the loan documents, to pay for operating cash shortfalls (including, monthly debt service payments, deposits into reserves, operating expenses, and other expenses approved by the lender).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Triggering Event (as defined below) or a Cash Sweep Period (as defined below) the borrower (i) is required to establish a lockbox account and (ii) send tenant direction letters to each tenant then occupying space at the KOMO Plaza property, instructing them to deposit all rents and payments into the lockbox account controlled by the lender. During the continuance of a Triggering Event that is not a Cash Sweep Period, all funds in the lockbox account shall be transferred to or at the direction of the borrower unless a Cash Sweep Period exists, in which all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender where it will be applied through the waterfall set forth in the loan documents, with all excess cash being retained by the lender and held as additional collateral for the KOMO Plaza Whole Loan (until all Cash Sweep Periods are cured pursuant to the loan documents, at which time such excess cash is returned to the borrower).

A “Triggering Event” means any period commencing on the debt yield as calculated in the loan documents based on the most recent three-month period annualized is less than 7.5%.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency proceeding of the borrower or guarantor, (iii) a Low Debt Yield Sweep Period or (iv) a Specified Tenant Sweep Event.

A “Specified Tenant Sweep Event” means the occurrence of (i) the Specified Tenant’s (as defined below) lease terminating or no longer being in full force or effect, (ii) any bankruptcy or insolvency proceeding of the Specified Tenant or (iii) the Specified Tenant failing to give notice of its intent to renew or extend its lease. In the case of each of the foregoing clauses (i) through (iii), the borrower can prevent the occurrence of a Specified Tenant Sweep Event by depositing with the lender, $40.00 per square foot of space demised to the Specified Tenant that caused the Specified Tenant Sweep Event, within the time period set forth in the loan documents.

A “Specified Tenant” means (i) any non-data center lease (other than Sinclair) together with its affiliates, which leases space comprising 25.0% or more of the total in-place base rent at the KOMO Plaza property, (ii) any data center lease (other than Sinclair) together with its affiliates, which leases space comprising 35.0% or more of the total in-place base rent at the KOMO Plaza property and (iii) any lease with Sinclair together with its affiliates, which leases space comprising 27.5% or more of the total in-place base rent at the KOMO Plaza property.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Structural and Collateral Term Sheet	BBCMS 2017-C1

Center West

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BBCMS 2017-C1

Center West

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Structural and Collateral Term Sheet	BBCMS 2017-C1

Center West

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Structural and Collateral Term Sheet	BBCMS 2017-C1

Center West

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	3.5%	Net Rentable Area (SF):	349,298
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	Center West	Year Built / Renovated:	1985-1990 / N/A
Sponsor:	Kambiz Hekmat	Occupancy(3):	57.1%
Interest Rate:	4.43500%	Occupancy Date:	11/2/2016
Note Date:	12/6/2016	4th Most Recent NOI (As of):	$7,071,123 (12/31/2013)
Maturity Date:	12/6/2026	3rd Most Recent NOI (As of):	$7,429,652 (12/31/2014)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$6,675,068 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$7,164,676 (TTM 8/31/2016)
Original Amortization Term:	None	UW Economic Occupancy:	56.5%
Amortization Type:	Interest Only	UW Revenues:	$13,841,932
Call Protection(2):	L(24),Grtr2%orYM(92),O(4)	UW Expenses:	$6,099,920
Lockbox / Cash Management:	Springing	UW NOI(5):	$7,742,012
Additional Debt:	Yes	UW NCF(5):	$6,990,633
Additional Debt Balance:	$50,000,000	Appraised Value / Per SF(6):	$209,000,000 / $598
Additional Debt Type:	Pari Passu	Appraisal Date:	10/20/2016

Escrows and Reserves(7)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$229
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$229
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	38.3%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(6):	38.3%
TI/LC:	$0	Springing	N/A	UW NCF DSCR(5):	1.94x
Other:	$2,352,223	Springing	N/A	UW NOI Debt Yield(5):	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$80,000,000	85.8%	Payoff Existing Debt	$90,419,400	97.0%
Sponsor Equity	13,211,537	14.2	Upfront Reserves	2,352,223	2.5
Closing Costs	439,914	0.5
Total Sources	$93,211,537	100.0%	Total Uses	$93,211,537	100.0%

(1)	The Center West loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $80.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $80.0 million Center West Whole Loan, as defined in “The Loan” below.

(2)	For a full description of Call Protection, please refer to “Partial Prepayment” below.

(3)	The Center West property is 57.1% leased as of November 2, 2016 and occupancy has fluctuated between 53.8% and 78.6% since 2008. The low occupancy is due in part to the sponsor’s selectivity and preference for leasing to only the highest quality tenants.

(4)	The decrease in 2nd Most Recent NOI is due to Gores Technology vacating suites 1600, 1700 and 1800 (38,747 square feet, 11.1% of net rentable area) on April 30, 2014, accounting for 10.8% of gross potential rent. Suites 1800 and 1700 were re-tenanted in September 2015 and November 2016, respectively.

(5)	Stabilized UW NOI and UW NCF, assuming the underwritten rent roll is leased up to the third quarter 2016 Westwood Class A office submarket occupancy of 90.7% and vacant spaces are grossed up at the appraisal’s concluded market rents, would be $14.8 million and $13.6 million, respectively. Based on the Stabilized NOI and UW NCF, the UW NOI Debt Yield and UW NCF DSCR are 18.4% and 3.78x, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Structural and Collateral Term Sheet	BBCMS 2017-C1

Center West

(6)	The appraisal concluded an “as-is” and “as stabilized” appraised value assuming a sale of the property to a third party whereby pursuant to the Center West loan documents and ground lease, the ground rent would be equal to the total actual annual fixed rent of $3,938,240 as of January 1, 2017, subject to 5.0% per annum increases, and a reset every 10 years to 12.0% of the fair market value of the ground leased land, provided however, the annual fixed rent upon reset will not be less than the then applicable current annual fixed rent. The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as-is” appraised value of $209.0 million as of October 20, 2016. The Cut-off Date LTV and Maturity Date LTV, calculated based on the “as stabilized” appraised value of $256.0 million as of April 1, 2019, assuming a stabilized occupancy of 95.0%, is 31.3%. The appraisal concluded a “lender as-is” and “lender as stabilized” appraised value of $277.3 million as of 2017 and $330.4 million as of 2020, respectively. The “lender as-is” and “lender as stabilized” appraised values were derived utilizing a discounted cash flow analysis assuming ground rent payments of the Current Payable Annual Ground Rent (as defined herein) for the remainder of the ground lease term, an 8.0% discount rate and 5.50% reversion cap rate for the “lender as-is” analysis and a 7.5% discount rate and 5.50% reversion cap rate for the “lender as stabilized” analysis. The Cut-off Date LTV and Maturity Date LTV calculated based on the lender “as-is” appraised value is 28.9%. The Cut-off Date LTV and Maturity Date LTV calculated based on the “lender as stabilized” appraised value is 24.2%.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Center West loan has an outstanding principal balance as of the Cut-off Date of $30.0 million and is secured by the borrower’s leasehold interest in a 23-story, 349,298 square foot, Class A office building located in Los Angeles, California. The loan has a 10-year term and is interest-only for the full term of the loan. The whole loan has an outstanding principal balance as of the Cut-off Date of $80.0 million (the “Center West Whole Loan”) and is comprised of four pari passu notes, each as described below. Note A-1 is being contributed to the BBCMS 2017-C1 Trust. The controlling note, Note A-2, with an outstanding principal balance as of the Cut-off Date of $25.0 million, is currently being held by UBS AG, New York Branch, and is expected to be contributed to a future securitization trust. Following the occurrence and continuance of a control event under the related pooling and servicing agreement, the trustee of the holder of Note A-2 (the “Controlling Noteholder”) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Center West Whole Loan, provided however, holders of Note A-1, Note A-3, and Note A-4 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Center West Whole Loan proceeds along with sponsor equity were used to retire existing debt of approximately $90.4 million, fund reserves of approximately $2.4 million and pay closing costs of $439,914. The previously existing debt was securitized in the JPMCC 2007-LDPX transaction.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$30,000,000	BBCMS 2017-C1	No
A-2	$25,000,000	UBS AG	Yes
A-3	$15,000,000	UBS AG	No
A-4	$10,000,000	UBS AG	No
Total	$80,000,000

The Property. Center West is a 23-story, 349,298 square foot, Class A office building located situated in the central business district (“CBD”) of Los Angeles, California. Constructed in 1985-1990, the property is situated on a 1.27-acre site containing 773 parking spaces (2.2 spaces per 1,000 square feet) in a four-level subterranean parking garage as well as two above grade partial parking levels. Amenities at the property include ground floor retail and service tenants, a three-story main lobby with coffered ceilings, an atrium lobby with 40-foot ceilings with a café and landscaped dining area, single corridor configuration, with bay depths varying from 33 to 39 feet, on-site management office, 24-hour security, valet/self-parking service and on-site car wash service.

The property is located in the area of Los Angeles known as Westwood. Westwood provides for ease of access and availability of nearby amenities in one of Los Angeles’ major business centers. Westwood is bounded by Beverly Hills to the east, by Bel Air to the north, by Rancho Park to the south and by Brentwood to the west. Westwood is home to the University of California, Los Angeles (“UCLA”) and the Ronald Reagan UCLA Medical Center.

The sponsor developed the property between 1985 and 1990 at an original cost basis of approximately $31.8 million. Since its development, the sponsor has invested approximately $10.2 million ($29.32 per square foot) in capital improvements related to building improvements, tenant improvements, furniture, fixtures and equipment, and approximately $4.6 million ($13.05 per square foot) in soft costs for a total cost basis of approximately $46.6 million.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Center West

As of November 2, 2016, the property was 57.1% occupied by 31 local, regional and national tenants. The largest tenant, Merrill Lynch Pierce Fenner & Smith (“Merrill Lynch”), leases 6.6% of the net rentable area through April 2022 and has been a tenant at the property since December 1996. Merrill Lynch is the global wealth management division of Bank of America (NYSE: BAC) (rated Baa1/BBB+/A by Moody’s/S&P/Fitch), an American multinational banking and financial services corporation headquartered in Charlotte, North Carolina. Bank of America is the second largest bank holding company in the United States by assets. Merrill Lynch manages $2.1 trillion in client assets with reported revenues of approximately $14.9 billion as of December 31, 2015. Merrill Lynch currently subleases 4,550 square feet to General Electric (NYSE: GE) with a lease expiration of April 29, 2017. General Electric has been in occupancy since February 2008 and has a current rental rate of $64.60 per square foot modified gross. Merrill Lynch executed a lease amendment in June 2016 to extend the term of its lease for an additional five years with a lease expiration date of April 30, 2022. The lease amendment is structured with one five-year renewal option remaining.

The second largest tenant, Aurora Capital Group (“Aurora”), leases 6.6% of the net rentable area through March 2021 and has been a tenant at the property since March 1999. Aurora is a Los Angeles-based private investment firm founded in 1991. Aurora manages over $2 billion of capital across several funds investing in platforms with enterprise values typically between $100 million and $1 billion. Aurora pays a current blended rate of $60.51 per square foot for its two suites with annual rent steps of 3.0% with no renewal and termination options.

The third largest tenant, Radar Pictures (“Radar”), leases 4.8% of the net rentable area and pays a current base rent of $61.18 per square foot. Radar was founded in 1982 through its origin at Interscope Communications, a leading independent production company that produces, finances and acquires feature-length motion pictures created for the global marketplace. Radar and its management team have produced over 60 feature films generating over $7 billion in revenue. Radar executed a five-year lease in September 2015 with a lease expiration date of September 20, 2020. Radar has no renewal options and no termination options.

Environmental. According to a Phase I environmental assessment dated October 28, 2016, there was no evidence of any recognized environmental conditions at the Center West property.

Historical and Current Occupancy(1)(2)
2013	2014	2015	Current(3)
66.2%	55.4%	53.8%	57.1%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The property is 57.1% leased as of November 2, 2016 and occupancy has fluctuated between 53.8% and 78.6% since 2008. The low occupancy is due in part to the sponsor’s selectivity and preference for leasing to only the highest quality tenants.

(3)	Based on the underwritten rent roll dated November 2, 2016.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Center West

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Merrill Lynch(3)	Baa1 / BBB+ / A	23,121	6.6%	$58.20	$1,345,642	11.8%	4/30/2022
Aurora Capital Group	NA / NA / NA	22,911	6.6	$60.51	1,386,394	12.1	3/31/2021
Radar Pictures	NA / NA / NA	16,894	4.8	$63.02	1,064,617	9.3	9/20/2020
Wells Fargo Advisors(4)	A2 / A / AA-	16,894	4.8	$54.00	912,276	8.0	7/31/2024
Rentech	NA / NA / NA	16,567	4.7	$57.29	949,101	8.3	6/14/2020
Cityhome Managers	NA / NA / NA	12,261	3.5	$50.28	616,521	5.4	3/31/2018
Restaurants Unlimited (Palomino)	NA / NA / NA	11,192	3.2	$19.99	223,736	2.0	9/30/2017
Federal Trade Commission(5)	NA / NA / NA	9,079	2.6	$98.95	898,367	7.9	8/17/2017
Indivest(6)	NA / NA / NA	7,261	2.1	$41.61	302,124	2.6	4/22/2020
GSO Capital Partners(7)	NA / NA / NA	6,789	1.9	$76.86	521,795	4.6	6/19/2017
Top Ten Tenants		142,969	40.9%	$57.50	$8,220,573	71.9%

Non Top Ten Tenants		56,594	16.2%	$56.86	$3,218,023	28.1%

Occupied Collateral Total		199,563	57.1%	$57.32	$11,438,597	100.0%

Vacant Space		149,735	42.9%

Collateral Total		349,298	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Merrill Lynch currently subleases 4,550 square feet to General Electric (NYSE: GE) with a lease expiration of April 29, 2017. General Electric has been in occupancy since February 2008 and has a current rental rate of $64.60 per square foot. Merrill Lynch recently executed a lease amendment extending its lease term for 60 months commencing through April 2022. Merrill Lynch has the right to terminate its lease effective April 30, 2020 with a nine-month written notice and payment of a termination fee, estimated at $1,352,662, which is equal to the sum of unamortized tenant improvement allowance, excused rent, brokerage commissions paid by the landlord and six months of monthly basic rent for months 37 through 42, discounted at 8.0%.

(4)	Wells Fargo Advisors has the one-time right to terminate effective as of October 31, 2021 with 12 months’ written notice and payment of a termination fee, estimated at approximately $1,049,608, which is equal to the unamortized tenant improvement allowance, eight-month rent abatement, and the tenant’s broker commission and five months of the then applicable base rent, discounted at 8.0%.

(5)	Federal Trade Commission may terminate at any time upon 180 days’ written notice.

(6)	Indivest is an affiliate of the borrower.

(7)	GSO Capital Partners currently subleases this space to Commonwealth Opportunity Capital GP LLC with a lease expiration of June 19, 2017. Commonwealth Opportunity Capital GP LLC has been in occupancy since March 2009 and has a current rental rate of $76.80 per square foot modified gross.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	149,735	42.9%	NAP	NAP	149,735	42.9%	NAP	NAP
2017 & MTM	7	36,029	10.3	$2,124,236	18.6%	185,764	53.2%	$2,124,236	18.6%
2018	1	12,261	3.5	616,521	5.4	198,025	56.7%	$2,740,757	24.0%
2019	1	1,185	0.3	62,154	0.5	199,210	57.0%	$2,802,911	24.5%
2020	11	63,071	18.1	3,628,538	31.7	262,281	75.1%	$6,431,449	56.2%
2021	6	38,196	10.9	2,253,621	19.7	300,477	86.0%	$8,685,070	75.9%
2022	2	26,660	7.6	1,543,431	13.5	327,137	93.7%	$10,228,501	89.4%
2023	0	0	0.0	0	0.0	327,137	93.7%	$10,228,501	89.4%
2024	3	22,161	6.3	1,210,096	10.6	349,298	100.0%	$11,438,597	100.0%
2025	0	0	0.0	0	0.0	349,298	100.0%	$11,438,597	100.0%
2026	0	0	0.0	0	0.0	349,298	100.0%	$11,438,597	100.0%
2027 & Beyond	0	0	0.0	0	0.0	349,298	100.0%	$11,438,597	100.0%
Total	31	349,298	100.0%	$11,438,597	100.00%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Center West

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Stabilized Underwritten(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)(5)	$12,359,287	$10,303,944	$9,849,792	$10,906,561	$20,455,112	$11,438,597	$32.75	53.2%
Vacant Income	0	0	0	0	0	9,016,515	25.81	42.0
Gross Potential Rent	$12,359,287	$10,303,944	$9,849,792	$10,906,561	$20,455,112	$20,455,112	$58.56	95.2%
Total Reimbursements	95,639	250,150	328,174	284,371	421,559	265,543	0.76	1.2
Other Rental Income	1,082,933	878,266	713,769	762,009	805,621	762,009	2.18	3.5
Net Rental Income	$13,537,859	$11,432,360	$10,891,735	$11,952,941	$21,682,292	$21,482,664	$61.50	100.0%
(Vacancy/Credit Loss)(6)	(1,360,874)	(25,044)	(172,396)	(251,792)	(1,941,530)	(9,016,515)	(25.81)	(42.0)
Other Income(7)	1,637,650	1,558,608	1,434,087	1,375,783	$2,274,930	1,375,783	3.94	6.4
Effective Gross Income	$13,814,635	$12,965,924	$12,153,426	$13,076,932	$22,015,691	$13,841,932	$39.63	64.4%

Total Expenses(8)	$6,743,512	$5,536,272	$5,478,358	$5,912,256	$7,259,275	$6,099,920	$17.46	44.1%

Net Operating Income	$7,071,123	$7,429,652	$6,675,068	$7,164,676	$14,756,416	$7,742,012	$22.16	55.9%

Total TI/LC, Capex/RR	0	0	0	0	1,164,191	751,378	2.15	5.4

Net Cash Flow	$7,071,123	$7,429,652	$6,675,068	$7,164,676	$13,592,224	$6,990,633	$20.01	50.5%
(1)	TTM reflects the trailing 12-month period ending August 31, 2016.

(2)	Stabilized Underwritten assumes that the underwritten rent roll is leased up to the third quarter 2016 Westwood Class A office submarket occupancy of 90.7% and vacant spaces are grossed up at the appraisal’s concluded market rents. Based on the Stabilized Underwritten Net Operating Income and Net Cash Flow, the UW NOI DY and UW NCF DSCR is 18.4% and 3.78x, respectively.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The decrease in Rents in Place from 2013 to 2015 is primarily attributed to Northern Trust Bank vacating suites 100 and 1000 (27,140 square feet, 7.8% of net rentable area, 8.8% of gross potential rent) on May 31, 2013 and Gores Technology vacating suites 1600, 1700 and 1800 (38,747 square feet, 11.1% of net rentable area, 11.1% of gross potential rent) on April 30, 2014. Suites 1800 and 1700 were re-tenanted in September 2015 and November 2016, respectively. Rentech relocated to suite 1000 per its third lease amendment.

(5)	Underwritten Rents in Place are based on the underwritten rent roll dated November 2, 2016 and include contractual rent steps through October 31, 2017 of $182,237.

(6)	Historical Vacancy/Credit Loss represent rent credits. Underwritten Vacancy/Credit Loss is based on the actual vacancy based on the underwritten rent roll dated November 2, 2016 at the appraisal’s concluded market rents.

(7)	Other Income include parking income and tenant service income.

(8)	The property is subject to a ground lease that expires on December 23, 2085. The ground lessor is an affiliate of the borrower. The current payable ground lease rent is $1,589,160 during the term of the loan and was underwritten. For a more detailed description of the ground lease and rent payable thereunder, please refer to “Ground Lease” below.

The Market. The property is located in the CBD area of downtown Los Angeles on the northeast corner of Wilshire Boulevard and Glendon Avenue in the heart of Westwood. The property is located approximately 0.5 miles east of Interstate 405, a major north/south thoroughfare which provides the Westwood neighborhood with access to Los Angeles International Airport (“LAX”) and downtown Los Angeles and connects with Interstate 5, a major north/south thoroughfare providing access to San Diego, downtown Los Angeles, Sacramento and Seattle. Westwood is located approximately 10 miles north of the Los Angeles Civic Center, six miles east of the Pacific Ocean and nine miles north of LAX.

Westwood is best known in the region for its Westwood Village development. Built in the 1920s, Westwood Village became a center for movie theater openings between 1920 and 1950. Westwood Village attracts tourists and visitors, with amenities such as the W Hotel, the Armand Hammer Museum of Art, the Geffen Playhouse, UCLA Performing Arts Center at Royce Hall, boutiques, galleries, cafes and restaurants. The property is located at the western edge of The Golden Mile, a two-mile stretch of luxury high-rise condominiums that runs from Westwood Village to the City of Beverly Hills. Westwood Marketplace, a retail center anchored by Whole Foods Market, is located approximately 0.4 miles northwest of the property. Nearby employers include UCLA, Oppenheimer, Jefferies & Co., Merrill Lynch, Kaufman & Broad, Tishman and Saban.

The property is located in the Westwood Class A office submarket within the Los Angeles Class A office market. As of the third quarter of 2016, the Westwood Class A office submarket reported a 9.3% vacancy rate and an average asking rent of $53.28 per square foot compared to the overall Los Angeles Class A office market with a 13.6% vacancy rate and an average asking rent of $35.91 per square foot. According to a third party market research report, the Westwood Class A office submarket contains 28 buildings accounting for 6.0 million square feet of Class A office space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the property is 47,485, 228,957 and 592,391, respectively. The annual projected growth rate over the next five years within the one-, three- and five-mile radius of the property is 0.98%, 0.84% and 0.79%, respectively. The estimated 2016 average household income within a one-, three and five-mile radius of the property is $98,559, $121,864 and $114,835, respectively. Comparatively, the estimated 2016 average household income for Los Angeles County, the metropolitan statistical area and the state of California are $83,656, $89,083 and $90,633, respectively.

Competitive Set Summary(1)

Property	Year Built	Total GLA (SF)	Direct Occupancy	Overall Occupancy	Asking Rent PSF
Center West	1985-1990	349,298(2)	57.1%(2)	57.1%(2)	$57.32 (2)
Brentwood Submarket
Wilshire Landmark II	1989	412,944	95.4%	91.1%	$32.40 - $38.40
Wilshire Landmark I	1986	328,331	97.4%	96.1%	$59.40 - $61.80
12100 Wilshire	1985	365,000	76.8%	74.4%	$44.40
Wilshire Bundy Plaza	1984	310,000	88.0%	78.7%	$35.40 - $42.00
Gateway LA	1986	147,815	95.6%	90.6%	$36.00
Wilshire Brentwood Plaza	1985	235,808	94.9%	94.9%	$33.00 - $36.00
Wells Fargo Center	1983	500,475	85.5%	83.6%	$51.00 - $54.00
Brentwood Submarket Total/Wtd. Avg.		2,300,373	89.5%	86.2%	$32.40 - $61.80
Westwood Tier 1 Submarket
One Westwood	1987	201,923	86.3%	86.1%	$36.00
The Tower	1988	221,396	85.7%	82.8%	$51.00 - $54.00
Westwood Place	1987	194,844	88.5%	86.7%	$33.60
Center West	1985-1990	349,298(2)	57.1%(2)	57.1%(2)	$57.32(2)
10900 Wilshire(3)	1981	237,147	44.3%	42.5%	$55.20
Westwood Tier 1 Submarket Total/Wtd. Avg.(4)		855,310	75.0%	73.3%	$33.60 - $55.20
Westwood Tier 2 Submarket
UCLA Wilshire Building	1981	295,625	100.0%	100.0%	NAV
AVCO Center	1972	142,000	96.1%	95.5%	$48.00
Oppenheimer Tower	1970	581,384	83.7%	79.8%	$54.00 - $57.00
10960 Wilshire	1971	590,558	85.1%	84.3%	$57.00
Westwood Tier 2 Submarket Total/Wtd. Avg.		1,609,567	88.3%	86.5%	$48.00 - $57.00
Westwood Village Submarket
UCLA Westwood Center	1971	143,377	100.0%	100.0%	NAV
Westwood Center	1965	332,163	92.3%	87.6%	$42.00 - $54.00
Westwood Village Submarket Total/Wtd. Avg.		475,540	94.6%	91.3%	$42.00 - $54.00
Southwest Westwood Submarket
Westwood Gateway Phase I	1983	332,082	99.2%	98.2%	$51.00
Westwood Gateway II (East)	1986	332,800	100.0%	100.0%	NAV
Westwood Gateway II (North)	1988	264,997	96.6%	96.6%	$48.00 - $54.00
Southwest Westwood Submarket Total/Wtd. Avg.		929,879	98.7%	98.4%	$48.00 - $54.00
Market Total/Wtd. Avg.(4)		6,170,669	89.0%	86.7%	$32.40 - $61.80

(1)	Source: Appraisal.

(2)	Information is based on the underwritten rent roll dated November 2, 2016.

(3)	According to the appraisal, the 10900 Wilshire (Murdock Plaza) property and Center West property are better quality assets relative to the market. The 10900 Wilshire property, which is located one block west of the Center West property on Wilshire Boulevard, was previously owned and operated by the Center West sponsor, Kambiz Hekmat, prior to its sale in 2014. Similar to the Center West property, its low occupancy is due in part to the sponsor’s selectivity and preference for leasing to only the highest quality tenants. In addition, the 10900 Wilshire property is currently planning for an extensive renovation. Excluding the 10900 Wilshire property and Center West property, the Westwood Tier 1 Submarket and Market Wtd. Avg. Direct Occupancy are 86.8% and 90.8%, respectively. In 2014, the leasehold interest of the 10900 Wilshire property was sold to Tishman Speyer for $124.7 million with an implied cap rate of 2.9% on 2013 NOI, NCF, and occupancy of approximately $3.6 million, $2.7 million, and 54.0%, respectively. The purchase price of the 10900 Wilshire property of $124.7 million equates to a cost basis of approximately $526 per square foot compared to the Center West property’s loan basis of $229 per square foot.

(4)	Submarket and Market Total/Wtd. Avg. excludes the Center West property.

The Borrower. The borrowing entity for the Center West loan is Center West, a California limited partnership and special purpose entity with two independent directors.

The Loan Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Kambiz Hekmat. Kambiz Hekmat is the CEO of Indivest, Inc. (“Indivest”), a boutique real estate development, investment and management company based in Westwood Village in Los Angeles. Founded in 1972, Indivest has become a premier developer of Westwood Village real estate. Current developments in Indivest’s portfolio include a 29-story luxury hotel or condominium tower and a six-story luxury residential hotel and retail building in Westwood Village.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Property Management. The Center West property is managed by Indivest, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $2,352,223 for outstanding tenant improvements and leasing commissions and free rent allowances related to four tenants.

Tax Escrows – The requirement for the borrower to make deposits to the tax escrow is waived so long as no Cash Management Period (defined below) exists and taxes for the property are paid in accordance with the loan documents.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as no Cash Management Period exists and the property is insured in accordance with the loan documents.

Ground Rent Escrows – The borrower is required to escrow (i) on a monthly basis, 1/12 of the annual ground rent payments required under the ground lease agreement and (ii) within 10 business days following the commencement of a Cash Management Period, the borrower is required to escrow an amount equal to two months of annual ground rent payments; provided however, the borrower will not be required to make such deposits for ground rent until (i) the lender receives notice that the borrower has failed to timely pay ground rent or (ii) a Cash Management Period exists.

Replacement Escrows – The requirement for the borrower to make deposits to the capital expenditures escrow is waived, provided that the lender may require the borrower to escrow funds monthly if a Cash Management Period exists or the property is not being maintained in accordance with the loan documents and such failure is not corrected within 30 days of the lender’s notice.

TI/LC Escrows – The borrower is required to escrow on a monthly basis $29,108 (which is equal to $1.00 per square foot annually) for tenant improvement and leasing commission obligations, provided however, the borrower will not be required to make such deposits to the TI/LC escrow until a Cash Management Period exists.

Material Tenant Rollover Escrows – During the continuance of a Material Tenant Trigger Event (defined below), on a monthly basis, the borrower is required to escrow all excess cash flow for tenant improvements and leasing commissions incurred in connection with a re-letting, extension or renewal of at least 75% of such material tenant space in accordance with such material tenant lease and the loan documents, and, in the case of a replacement lease, with a term of at least three years.

A “Cash Management Period” occurs upon (i) the occurrence of a material event of default until its cure (provided that the lender has not commenced a foreclosure proceeding); (ii) the debt service coverage ratio (“DSCR”) for the trailing six-month period failing below 1.20x until the DSCR for the trailing six-month period is at least 1.20x; (iii) the bankruptcy or insolvency of the borrower, guarantor or property manager; (iv) the occurrence of a Material Tenant Trigger Event until its cure; or (v) an indictment of fraud or misappropriation of funds by the borrower, guarantor or property manager or any director or officer of the borrower, guarantor or property manager until if the indictment relates to the property manager, the borrower replaces the manager with a qualified manager that is not an affiliate of the borrower. There is no cure for a Cash Management Period caused by clause (iii) above and clause (v) above in relation to an indictment of fraud or misappropriation of funds by the borrower or guarantor and no more than two Cash Management Periods may be cured through the term of the loan.

A “Material Tenant Trigger Event” occurs upon (i) a Material Tenant (defined below) giving notice of its intention to terminate, cancel, not extend or not renew its material tenant lease until such Material Tenant rescinds such notices or at least 75% of such material tenant space is re-let or extended or renewed in accordance with such material tenant lease and the loan documents, and in the case of a replacement lease, with a term of at least three years; (ii) a Material Tenant failing to re-let or extend or renew such material tenant lease on or prior to the date that is 12 months prior to the then applicable expiration date under such material tenant lease until at least 75% of such material tenant space is extended or renewed in accordance with such material tenant lease and the loan documents, and in the case of a replacement lease, with a term of at least three years; (iii) a Material Tenant failing to extend or renew such material tenant lease on or prior to the date that is required under such material tenant lease until at least 75% of such material tenant space is re-let or extended or renewed in accordance with such material tenant lease and the loan documents, and in the case of a replacement lease, with a term of at least three years; (iv) the occurrence of an event of default until its cure under the applicable lease; (v) a Material Tenant becoming insolvent or a debtor in a bankruptcy action until the affirmation of such material tenant lease in the applicable bankruptcy proceeding and the Material Tenant is actually paying all rents and other amounts due under its material tenant lease; (vi) the termination of a material tenant lease until at least 75% of such material tenant space is re-let or extended or renewed in accordance with such material tenant lease and the loan documents, and in the case of a replacement lease, with a term of at least three years; or (vii) a Material Tenant going dark, vacating, ceasing to occupy or conduct business at 25% of more of such material tenant space until such Material Tenant resumes continuous operations at such material tenant space for three consecutive calendar

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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months or at least 75% of such material tenant space is re-let in accordance with the loan documents, in each case with a term of at least three years.

A “Material Tenant” is a tenant, together with its affiliates, that leases more than 20% of the net rentable area or pays base rent of more than 20% of the total in-place base rent at the property.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Management Period, the borrower is required to establish a lockbox account and instruct all tenants to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are (i) during a Cash Management Period, disbursed to a cash management account controlled by the lender, and (ii) in the absence of a Cash Management Period, swept daily to an account designated by the borrower. During a Cash Management Period, all funds remaining in the cash management account after payment of debt service, required reserves and approved expenses are required to be (i) deposited into the Material Tenant Rollover account during the continuance of a Material Tenant Trigger Event, (ii) deposited into a lender-controlled cash sweep account during a Cash Sweep Period (defined below), or (iii) in the absence of a Cash Sweep Period, swept to an account designated by the borrower. Provided no event of default has occurred and is then continuing after a Cash Sweep Period ends, funds in the cash sweep account are released to the borrower within 10 business days.

A “Cash Sweep Period” occurs upon (i) the occurrence of a material event of default until its cure (provided that the lender has not commenced a foreclosure proceeding); (ii) the DSCR for the trailing six-month period failing below 1.15x until the DSCR for the trailing six-month period is at least 1.15x; or (iii) the bankruptcy or insolvency of the borrower, guarantor or property manager. There is no cure for a Cash Sweep Period caused by clause (iii) above and no more than two Cash Sweep Periods may be cured through the term of the loan.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Partial Prepayment. During the term of the loan, if the ground lessor and borrower are not controlled, directly or indirectly, by the same Hekmat Control Person (defined below) and the legal, beneficial and economic interest of the ground lessor and borrower are not majority owned, directly or indirectly, by the same Hekmat Control Person (an “Ownership Severance Event”), the borrower is required to prepay $20.0 million of the Center West Whole Loan amount within 10 business days of such Ownership Severance Event, together with (i) the applicable yield maintenance premium if such prepayment occurs prior to September 6, 2026 and (ii) interest on the amount prepaid for the full interest period during which the prepayment occurs if such prepayment is not on a monthly payment date.

A “Hekmat Control Person” means, individually or collectively, Kambiz Hekmat, Mahnaz Hekmat, their children or grandchildren or trusts for their benefit or the benefit of their children or grandchildren.

Ground Lease. The property is subject to a ground lease with an affiliate of the borrower, effective through December 23, 2085. On January 1 of each year during the term of the ground lease, the annual ground lease rent is adjusted to 105% of the prior year’s rent. In addition, every 10 years, the annual ground lease rent will be adjusted upwards to equal 12% of the fair market value of the ground leased land, as if unencumbered and unimproved, provided however, the annual ground lease rent will not be less than the then applicable current annual ground lease rent. The next such adjustment is on January 1, 2023. The current annual ground lease rent under the ground lease is $3,938,240, however, only an annual amount of $1,589,160 (the “Current Payable Annual Ground Rent”) will be due on a monthly basis during the term of the loan and therefore, the Current Payable Annual Ground Rent was underwritten by the lender. All annual ground rent in excess of the Current Payable Annual Ground Rent will be deferred and accrue interest and all previously deferred annual ground lease rent of approximately $6.4 million will continue to be deferred and accrue interest. Such deferrals of annual ground lease rent and accrued interest thereon are subordinate to the Center West Whole Loan, are only payable to the extent excess cash flow is available. Upon a foreclosure (or deed-in-lieu of foreclosure) or a monetary event of default (subject to cure rights) with respect to the borrower’s leasehold estate, any and all deferred rents and accrued interest thereon shall be deemed eliminated, and total annual rent due under the ground lease shall be $1,589,160 (i.e., no further annual increases of 5.0% or any future readjustment to 12% of fair market value every ten years). In addition, upon the occurrence of an Ownership Severance Event, any and all obligations to pay rents deferred and accrued prior to the Ownership Severance Event will be extinguished, and the rent readjustment occurring every 10 years shall be revised to 9% of the fair market value of the ground leased land, as if unencumbered and unimproved.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Hotel – Full Service
% of IPB:	3.5%	Net Rentable Area (Rooms):	371
Loan Purpose:	Refinance	Location:	Garden Grove, CA
Borrower:	Landmark Marriott Suites, LLC	Year Built / Renovated:	2002 / 2016
Sponsors:	Richard H. Packard, Lauren Packard and Mark B. David	Occupancy / ADR / RevPAR:	88.2% / $130.60 / $115.23
		Occupancy / ADR / RevPAR Date:	12/31/2016
Interest Rate:	5.39520%	4th Most Recent NOI (As of):	$5,016,010 (12/31/2013)
Note Date:	1/27/2017	3rd Most Recent NOI (As of):	$5,780,543 (12/31/2014)
Maturity Date:	2/6/2027	2nd Most Recent NOI (As of):	$6,724,642 (12/31/2015)
Interest-only Period:	60 months	Most Recent NOI (As of):	$6,895,618 (TTM 12/31/2016)
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	88.0% / $130.60 / $114.93
Original Amortization Term:	360 months	UW Revenues:	$20,320,665
Amortization Type:	IO-Balloon	UW Expenses:	$13,418,469
Call Protection(2):	L(24),Def(92),O(4)	UW NOI:	$6,902,196
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$5,886,707
Additional Debt:	Yes	Appraised Value / Per Room:	$83,000,000 / $223,720
Additional Debt Balance:	$24,000,000	Appraisal Date:	12/5/2016
Additional Debt Type:	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$145,553
Taxes:	$171,890	$66,111	N/A	Maturity Date Loan / Room:	$135,008
Insurance:	$54,892	$15,248	N/A	Cut-off Date LTV:	65.1%
FF&E Reserves:	$0	5% of Gross Revenues	N/A	Maturity Date LTV:	60.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.62x
Other:	$1,300,000	$98,791	N/A	UW NOI Debt Yield:	12.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$54,000,000	98.2%	Payoff Existing Debt	$52,799,614	96.0%
Sponsor Equity	971,719	1.8	Upfront Reserves	1,526,782	2.8
			Closing Costs	645,323	1.2
Total Sources	$54,971,719	100.0%	Total Uses	$54,971,719	100.0%

(1)	The Anaheim Marriott Suites loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $54.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $54.0 million Anaheim Marriott Suites Whole Loan.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2017. Defeasance of the full $54.0 million Anaheim Marriott Suites Whole Loan is permitted any time after the date that is two years after the closing date of the final REMIC securitization that holds any note evidencing the Anaheim Marriott Suites Whole Loan. If the final REMIC securitization that holds any note evidencing the Anaheim Marriott Suites Whole Loan has not closed by March 6, 2020, then the borrower may prepay the Anaheim Marriott Suites Whole Loan with yield maintenance premium.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Loan. The Anaheim Marriott Suites loan is secured by a first mortgage lien on the borrower’s fee interest in a 371-room, full service hotel located in Garden Grove, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $54.0 million (the “Anaheim Marriott Suites Whole Loan”), and is comprised of four pari passu notes, Note A-1, Note A-2, Note A-3 and Note A-4. Note A-1 and Note A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $30.0 million, are being contributed to the BBCMS 2017-C1 Trust. Note A-2 and Note A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $24.0 million, are expected to be contributed to future securitization trusts. Note A-1 serves as the controlling note under the related intercreditor agreement, the rights of which will be exercised by the Trustee (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). However, holders of Note A-2 and Note A-4 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Anaheim Marriott Suites Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2007 as part of the LBUBS 2007-C2 transaction.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$20,000,000	BBCMS 2017-C1	Yes
A-2	15,000,000	UBS AG	No
A-3	10,000,000	BBCMS 2017-C1	No
A-4	9,000,000	UBS AG	No
Total	$54,000,000

The Property. The Anaheim Marriott Suites property is a 14-story, 371-room full service hotel located in Garden Grove, Orange County, California. The Anaheim Marriott Suites property is located along Harbor Boulevard near the Disneyland Resort and Anaheim Convention Center. The property has 371 two-room suites, including 199 king rooms and 172 double/double rooms. Guest room amenities include living room with a sofa sleeper and separate bedroom area, two remote-controlled televisions, desk and chair, nightstand, sofa, chair, iron and ironing board, mini-refrigerator, coffee and tea maker, and wireless and high speed internet access. Deluxe suites offer a larger living space and additional amenities such as a wet-bar area with microwave and small refrigerator. Amenities at the property include 9,727 square feet of meeting space, which includes a 7,102 square foot ballroom and six meeting rooms, a restaurant and lounge, Starbucks coffee shop, an outdoor swimming pool and whirlpool, a fitness center, a business center, a gift shop, room service, vending areas, dry cleaning services, laundry facility and valet and self-parking. The property offers 435 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The Anaheim Marriott Suites property features an onsite Disney Desk that provides guests with information and the ability to buy tickets for admission into the Disneyland Resort. The property also provides a shuttle service to the Disneyland Resort that runs every 20 minutes until 11:30pm.

According to the loan sponsors, from 2003 to 2016, approximately $9.1 million was spent on capital expenditures ($24,595 per room). Improvements include approximately $1.8 million in soft good replacements in 2011, approximately $1.5 million in guest room soft good upgrades, corridor upgrades and Starbucks renovations in 2013, $723,607 in restaurant upgrades in 2015 and approximately $1.2 million in lobby renovations, bed replacements, fitness equipment and other various upgrades in 2016. Since 2013, the property has outperformed its competitive set in occupancy, posting an average annual occupancy penetration rate of 108.7%.

According to the appraisal, the Anaheim Marriott Suites property generates approximately 86% of its room revenue from transient demand, which includes both commercial and leisure transient business and 14% from meeting and group demand.

Environmental. According to a Phase I environmental assessment dated December 16, 2016, there was no evidence of any recognized environmental conditions at the Anaheim Marriott Suites property.

The Market. The Anaheim Marriott Suites property is located in Garden Grove, Orange County, California, adjacent to the City of Anaheim. Anaheim is the second largest city in Orange County and the 10th most populous city in California with more than 350,000 estimated residents in 2015. Los Angeles International Airport is located approximately 25 miles to the northwest of the property. The property is located near Interstate 5, a major north/south highway providing access to San Diego, downtown Los Angeles, Sacramento and Seattle, Washington. Within a five-mile radius, the 2016 estimated population and average household income is 857,654 and $71,933, respectively. The neighborhood surrounding the property consists of a convention center, amusement parks, restaurants, hotels, and retail shopping centers.

Walt Disney Corporation is the largest employer in Orange County and is one of the largest demand generators for the property. Disneyland Resort, approximately 2.9 miles north of the property, features two theme parks, three hotels, and a shopping and entertainment area. Disneyland Park, the only theme park designed and built under the direct supervision of Walt Disney, has attracted

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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over 650 million visitors since it opened in 1955, the largest cumulative attendance of any other theme park in the world, featuring over 60 major attractions. The Disneyland property underwent a significant expansion in 2001 with the addition of Disney’s California Adventure. Disneyland Resort is currently constructing Star Wars Land, a 14-acre theme park that is slated for completion in December 2018. According to a third party report from 2016, Disneyland Park attracted approximately 18.3 million visitors in 2015, while Disney California Adventure attracted approximately 9.4 million visitors. The Anaheim market is also driven by the Anaheim Convention Center, located approximately 1.4 miles north of the property. The Anaheim Convention Center is the largest convention center on the West Coast and is currently undergoing a 200,000-square-foot expansion project as well as the addition of a 1,350-space underground parking structure, expected to be completed in September 2017. The expansion will provide the convention center with over 1.0 million square feet of exhibit space. Other developments and attractions in the area include Universal Studios, Anaheim’s Garden Walk, Knott’s Berry Farm, the Discovery Science Center, Anaheim’s Angel Stadium, and the Anaheim Regional Transportation Intermodal Center.

There is currently a 352-room, select service Cambria Suites hotel under construction located approximately 1.7 miles northeast of the property with an estimated delivery date in January 2019 and a 466-room, full service JW Marriott hotel under construction located approximately 1.4 miles northeast of the property with an estimated delivery date in January 2020. The appraisal considers these hotels as secondary competition given the expected lower select service level of the Cambria Suites along with its location off of Harbor Boulevard and the luxury, full service level of the JW Marriott. The appraisal does not identify any additional properties that are currently under construction that are expected to be competitive with the property.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Anaheim Marriott Suites(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	77.7%	$125.41	$97.41	83.1%	$113.62	$94.39	107.0%	90.6%	96.9%
2014	77.0%	$133.20	$102.60	85.2%	$121.65	$103.60	110.6%	91.3%	101.0%
2015	80.0%	$141.26	$113.00	86.9%	$130.02	$113.03	108.6%	92.0%	100.0%
TTM(4)	81.3%	$145.35	$118.12	87.9%	$132.04	$116.04	108.1%	90.8%	98.2%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Doubletree Anaheim Orange County, Sheraton Park Hotel @ The Anaheim Resort, Hyatt Regency Orange County, Embassy Suites Anaheim Orange, Wyndham Anaheim Garden Grove and Embassy Suites Anaheim South.

(2)	Based on operating statements provided by the borrower, with the exception of TTM, which is based on data provided by Smith Travel Research.

(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and the operating statements provided by the borrower for the mortgaged property, with the exception of TTM, which is based on data provided by Smith Travel Research.

(4)	TTM represents the trailing 12-month period ending on November 30, 2016.

Competitive Hotels (1)
				2016 Estimated Market Mix		2016 Estimated Operating Statistics

Property	Rooms	Year Opened	Meeting Space (SF)	Transient	Meeting & Group	Occ.	ADR	RevPAR
Anaheim Marriott Suites	371	2002	9,727	86%	14%	88.2%	$130.60	$115.23
Embassy Suites Anaheim South Disneyland	375	2001	10,812	85%	15%	80-85%	$150-160	$130-140
DoubleTree by Hilton Suites Anaheim Resort Convention Center	251	2006	7,500	80%	20%	85-90%	$150-160	$130-140
Wyndham Anaheim Garden Grove	376	2000	36,000	85%	15%	75-80%	$110-115	$85-90
Total(2)	1,002
(1)	Based on the appraisal, except for the “2016 Estimated Operating Statistics” for Anaheim Marriott Suites, which are based on the operating statements provided by the borrower.

(2)	Excludes the Anaheim Marriott Suites property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow
	2013	2014	2015	2016	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	83.1%	85.2%	86.9%	88.2%	88.0%
ADR	$113.62	$121.65	$130.02	$130.60	$130.60
RevPAR	$94.39	$103.60	$113.03	$115.23	$114.93

Room Revenue	$12,782,417	$14,028,984	$15,305,459	$15,646,723	$15,562,878	$41,948	76.6%
Food & Beverage Revenue	3,206,094	3,205,034	3,579,039	3,628,529	3,609,085	9,728	17.8
Other Departmental Revenue	748,621	879,317	1,047,845	1,154,890	1,148,701	3096	5.7
Total Revenue	$16,737,132	$18,113,335	$19,932,343	$20,430,142	$20,320,665	$54,773	100.0%

Room Expense	$3,066,602	$3,186,288	$3,558,410	$3,595,151	$3,575,886	$9,639	23.0%
Food & Beverage Expense	2,295,289	2,389,222	2,504,982	2,644,128	2,629,959	7,089	72.9
Other Departmental Expenses	332,095	315,110	239,447	239,185	237,903	641	20.7
Departmental Expenses	$5,693,986	$5,890,620	$6,302,839	$6,478,464	$6,443,748	$17,369	31.7%

Departmental Profit	$11,043,146	$12,222,715	$13,629,504	$13,951,678	$13,876,916	$37,404	68.3%

Operating Expenses	$4,411,907	$4,813,606	$5,251,341	$5,411,346	$5,388,790	$14,525	26.5%
Gross Operating Profit	$6,631,239	$7,409,109	$8,378,163	$8,540,332	$8,488,126	$22,879	41.8%

Management Fees	$502,039	$545,328	$643,199	$576,523	$609,620	$1,643	3.0%
Property Taxes	730,331	745,756	736,045	795,468	793,337	2,138	3.9
Property Insurance	382,859	337,482	274,277	272,723	182,974	493	0.9
Total Other Expenses	$1,615,229	$1,628,566	$1,653,521	$1,644,714	$1,585,930	$4,275	7.8%

Net Operating Income	$5,016,010	$5,780,543	$6,724,642	$6,895,618	$6,902,196	$18,604	34.0%
FF&E	836,733	906,544	995,888	1,020,960	1,015,489	2,737	5.0
Net Cash Flow	$4,179,277	$4,873,999	$5,728,754	$5,874,658	$5,886,707	$15,867	29.0%
(1)	Per Room values are based on 371 guest rooms.

(2)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item.

The Borrower. The borrowing entity for the Anaheim Marriott Suites Whole Loan is Landmark Marriott Suites, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Anaheim Marriott Suites Whole Loan. Mark B. David, Richard H. Packard and Lauren Packard are the guarantors of certain nonrecourse carve-outs under the Anaheim Marriott Suites Whole Loan. They are also the guarantors under the completion guaranty that was delivered in connection with the Anaheim Marriott Suites Whole Loan.

The Loan Sponsors. The loan sponsors are Mark B. David, Richard H. Packard and Lauren Packard. Mark B. David is the Chairman and CEO of Landmark Companies, LLC (“Landmark”), a diversified real estate development company founded in 1982. Landmark develops thousands of single family homes, condominiums, apartment units, hotel rooms, seniors’ master planned golf course community and various other senior housing. Landmark is currently a franchisee of Marriott International, Hilton Hotels Corporation, and Starbucks. Richard H. Packard is currently the President and Chief Operating Officer of Landmark and is responsible for the day to day management of the company.

Property Management. The property is managed by Dow Anaheim LLC, a subsidiary of Dow Hotel Company, LLC (“DHC”), each a Washington limited liability company.

Franchise Agreement. The property has a franchise agreement with Marriott International, Inc., a Delaware corporation. The current franchise agreement is effective as of November 13, 2004 for a term of 30 years, with an expiration date of November 13, 2034. Among other fees, the franchise agreement provides for a royalty fee based on 6.0% of gross room revenues, a 3.0% fee based on gross food and beverage sales, and a marketing fee based on 1.0% of gross room revenues.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Escrows and Reserves. At origination, the borrower deposited into escrow $1,300,000 for the construction, development, replacement, renovation, and/or rehabilitation of improvements at the property in order to comply with the borrower’s responsibilities under the franchise agreement (the “Renovation Project Work”), $171,890 for real estate taxes and $54,892 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $66,111.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $15,248.

FF&E Reserves – On a monthly basis, the borrower is required to deposit an amount equal to the greater of (a) 1/12 of (i) 0.5% of gross revenues from operations at the property for the immediately preceding calendar year as determined by the lender, prior to the Renovation Project Completion Date (as defined below) and (ii) 5.0% of gross revenues from operations at the property for the immediately preceding calendar year as determined by the lender, on or after the Renovation Project Completion Date and (b) the aggregate amount, if any, required to be reserved under the management agreement and/or franchise agreement for annual capital expenditures set forth in the approved annual budget or as approved by the lender.

Seasonality Reserves – Beginning in the calendar year 2017, monthly seasonality reserve payments in the amount of $14,167 will be collected in the months of March, April, May, June, July and August. Beginning in the calendar year 2018 and thereafter, the seasonality reserve will be recalculated annually based on the most recent trailing 12-month financials, and replenished (if necessary) to the recalculated amount through as many monthly deposits as are required in March through August of the following year.

PIP Reserves – In the event the borrower is required to complete a property improvement plan, the borrower is required to deposit 110.0% of any amounts reasonably estimated by the lender to complete the plan. On each monthly payment date during a PIP Triggering Event (as defined below), any amount deposited in the PIP reserve will be held by the lender as additional collateral for the Anaheim Marriott Suites Whole Loan.

Renovation Project Reserves – On a monthly basis, the borrower is required to deposit (a) prior to the Renovation Project Completion Date, 1/12 of 5.0% of gross revenues from operations at the property for the immediately preceding calendar year as determined by the lender and (b) on the monthly payment date of the month that is 24 months prior to the completion date as set forth in the renovation plans and on each monthly payment date thereafter until (i) the amount in the renovation project account equals or exceeds 110% of the remaining renovation project costs (provided that the borrower shall be given credit for the 12 months of scheduled monthly deposits to such account that follow such excess cash sweep commencement date) or (ii) the borrower posts with the lender, a letter of credit in an amount equal to the renovation project shortfall (prior to the occurrence of (i) or (ii), collectively, a “Renovation Project Excess Cash Flow Triggering Event”), an additional amount equal to the renovation project excess cash flow, of which sums shall be held by the lender as additional collateral for the Anaheim Marriott Suites Whole Loan. In addition, the guarantors have provided a completion guaranty in connection with the renovation project, and have agreed to maintain a combined minimum net worth and liquidity of $30.0 million and $5.0 million, respectively.

The “Renovation Project Completion Date” means (i) the completion of the Renovation Project Work in accordance with the loan documents, (ii) the receipt by the lender of evidence satisfactory to the lender that confirms the franchisor has approved and accepted the completion of the Renovation Project Work and (iii) the borrower pays in full, all costs and expenses related to the performance and/or completion of the Renovation Project Work.

A “PIP Triggering Event” means (i) the franchisor giving notice of its intent to terminate the franchise agreement, (ii) the occurrence of an event of default under the franchise agreement, (iii) the occurrence of a bankruptcy or insolvency of the franchisor, (iv) the date that is 18 months prior to the then applicable expiration date under the franchise agreement or (v) the requirement of any PIP work.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to deliver written instructions to both tenants and credit card companies to deposit all revenues into the lockbox account controlled by the lender. In the absence of a Triggering Event (as defined below), the funds in the lockbox account will be swept daily into an account controlled by the borrower. Upon the occurrence of a Triggering Event, all funds on deposit in the lockbox account are swept on a daily basis into a cash management account controlled by the lender and disbursed during each interest period of the term of the Anaheim Marriott Suites Whole Loan in accordance with the Anaheim Marriott Suites Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Anaheim Marriott Suites

A “Triggering Event” means (i) the occurrence of an event of default, (ii) any bankruptcy action by the borrower, guarantors or property manager, (iii) the debt service coverage ratio (as calculated in accordance with the Anaheim Marriott Suites Whole Loan documents) based on the trailing 12-month period immediately preceding the date of determination is less than 1.20x, (iv) the occurrence of a PIP Triggering Event or (v) the occurrence of a Renovation Project Excess Cash Flow Triggering Event.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hyatt Place Charlotte Downtown

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hyatt Place Charlotte Downtown

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hyatt Place Charlotte Downtown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type – Subtype:	Hotel – Full Service
% of IPB:	3.2%	Net Rentable Area (Rooms)(1):	172
Loan Purpose:	Acquisition	Location:	Charlotte, NC
Borrower:	Charlotte HP, LLC	Year Built / Renovated:	2013 / N/A
Sponsors:	Nishith Kumar Patel and Gautam B. Patel	Occupancy / ADR / RevPAR:	80.4% / $145.67 / $117.15
Interest Rate:	5.50300%	Occupancy / ADR / RevPAR Date:	12/31/2016
Note Date:	1/31/2017	4th Most Recent NOI (As of)(2):	NAP
Maturity Date:	2/6/2027	3rd Most Recent NOI (As of):	$2,098,187 (12/31/2014)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$2,925,971 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$3,181,737 (12/31/2016)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	80.4% / $145.67 / $117.15
Amortization Type:	Balloon	UW Revenues:	$8,401,316
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$5,205,579
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,195,737
Additional Debt:	N/A	UW NCF:	$2,859,685
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$42,000,000 / $244,186
Additional Debt Type:	N/A	Appraisal Date:	12/31/2016

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$156,977
Taxes:	$49,042	$24,251	N/A	Maturity Date Loan / Room:	$131,099
Insurance:	$0	$6,478	N/A	Cut-off Date LTV:	64.3%
FF&E Reserves:	$15,000	4% of Gross Revenues	N/A	Maturity Date LTV:	53.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.55x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	65.3%	Purchase Price	$40,850,000	98.8%
Sponsor Equity	14,354,627	34.7	Closing Costs	440,585	1.1
			Upfront Reserves	64,042	0.2
Total Sources	$41,354,627	100.0%	Total Uses	$41,354,627	100.0%

(1)	The Hyatt Place Charlotte Downtown property consists of six of eight condo units which include the hotel lobby, 6,598 square feet of commercial space, the 172 guestrooms and 8,128 of restaurant space on the top floor.

(2)	The 4th Most Recent NOI is unavailable as the Hyatt Place Charlotte Downtown property opened in 2013.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hyatt Place Charlotte Downtown loan has an outstanding principal balance as of the Cut-off Date of $27.0 million and is secured by a first mortgage lien on the fee simple interest in a 172-room, full service hotel located in Charlotte, North Carolina. The loan has a 10-year term and will amortize on a 30-year schedule.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hyatt Place Charlotte Downtown

The Property. The Hyatt Place Charlotte Downtown is a 172-room full service hotel located on the 7th – 14th floors of the 21-story mixed use development in Charlotte, North Carolina. The collateral for the Hyatt Place Charlotte Downtown loan includes six of the eight condominium units within the development, including all guestrooms, which are located on the 7th – 9th and 11th – 14th floors, the lobby on floor 10, 6,598 square feet of commercial space currently leased to Windstream and 8,128 square feet of restaurant space currently leased to Fahrenheit on the top floor. The remaining condominium units not included in the Hyatt Place Charlotte Downtown collateral include residential units located on floors 15 through 20 and two penthouse units located on the top floor. Since opening in 2013, the Hyatt Place Charlotte Downtown property has had occupancy rates increase to 80.4% as of December 31, 2016.

The Hyatt Place Charlotte Downtown property has 172 rooms, including 92 king rooms, 49 queen/queen rooms and 31 suites. Amenities at the property include 2,035 square feet of meeting space which is divisible into three sections, an outdoor rooftop pool, a 24-hour fitness center, two restaurants, free Wi-Fi, lobby workstations and a grab-and-go counter. The hotel offers 77 garage parking spaces for its guests which are located on the second and third floor of the development.

The Hyatt Place Charlotte Downtown property features two restaurants, Fahrenheit and Guest Kitchen. Fahrenheit, a leased restaurant featuring an award winning chef, Rocco Whalen leases 8,128 square feet on the open-air rooftop through March 2024. Fahrenheit accommodates up to 300 people for seated events or 400 for receptions, offers panoramic city views, an outdoor terrace and room service to hotel guests, an amenity not typical of a Hyatt Place. Guest Kitchen is hotel-owned and located on the east side of the lobby offering complimentary breakfast and a coffee-to-cocktails bar. The Hyatt Place Charlotte Downtown property also features one office tenant, Windstream. Windstream leases office space of 6,598 square feet through July 2023.

Environmental. According to a Phase I environmental assessment dated December 28, 2016 there was no evidence of any recognized environmental conditions at the Hyatt Place Charlotte Downtown property.

The Market. The Hyatt Place Charlotte Downtown hotel is located in the Charlotte central business district. The Hyatt Place Charlotte Downtown hotel is in close proximately of the Charlotte Convention Center, NASCAR Hall of Fame, EpiCentre, Spectrum Center, Mecklenburg County Aquatic Center and New Gallery of Modern Art. In addition, the Hyatt Place Charlotte Downtown hotel is in proximity to corporate offices including Bank of America, Wells Fargo, Duke Energy, Hearst Corporate and Chiquita. Wells Fargo and Bank of America are the two largest corporate accounts at the Hyatt Place Charlotte Downtown property, representing 12.6% of room revenue for 2015 in the aggregate. Access is provided to the Hyatt Place Charlotte Downtown property from Interstate 277 to the south and is 15 minutes by car from Charlotte Douglass International Airport.

The appraisal identified four proposed properties scheduled to open between 2017 and 2018 that are under construction expected to have some degree of competitive interaction with the Hyatt Place Charlotte Downtown property. The uptown area of Charlotte currently has approximately 2.9 million square feet of office space and approximately 2,000 additional residential units planned to be added over the next five years. Demand is currently generated by 13.5 million square feet of occupied office space, nearby convention activity and increased leisure travel to Charlotte evidenced by six consecutive years of airport passenger traffic growth. A third party research report indicated that primary and secondary competitors to the property have experienced seven consecutive years of ADR and RevPAR growth.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Hyatt Place Charlotte Downtown(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	75.7%	$138.67	$105.03	72.6%	$127.03	$92.19	95.9%	91.6%	87.8%
2015	74.6%	$145.89	$108.83	79.0%	$139.90	$110.46	105.9%	95.9%	101.5%
2016	73.1%	$150.99	$110.39	80.4%	$145.67	$117.15	110.0%	96.5%	106.1%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Holiday Inn Charlotte Center City, Hilton Garden Inn Charlotte Uptown, Hampton Inn Charlotte Uptown, Courtyard by Marriott Charlotte City and Aloft Hotel Charlotte Uptown at the EpiCentre.

(2)	Based on operating statements provided by the borrower.

(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and the operating statements provided by the borrower for the mortgaged property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hyatt Place Charlotte Downtown

Competitive Hotels(1)
			2016 Estimated Market Mix
Property	Rooms	Year Built	Commercial	Leisure	Meeting & Group
Hyatt Place Charlotte Downtown	172	2013	65%	20%	15%
Aloft Charlotte Uptown at the EpiCentre	175	2009	60%	25%	15%
Courtyard by Marriott Charlotte City Center	181	2001	60%	25%	15%
Hilton Garden Inn Charlotte Uptown	181	2001	70%	15%	15%
Total(2)	537
(1)	Based on the appraisal, except for the “2016 Estimated Operating Statistics” for Hyatt Place Charlotte Downtown, which are based on the 2016 operating statements provided by the borrower.

(2)	Excludes the Hyatt Place Charlotte Downtown property.

Operating History and Underwritten Net Cash Flow(1)
	2014	2015	2016	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	72.6%	79.0%	80.4%	80.4%
ADR	$127.03	$139.90	$145.67	$145.67
RevPAR	$92.19	$110.46	$117.15	$117.15

Room Revenue	$5,787,650	$6,934,736	$7,374,804	$7,374,804	$42,877	87.8%
Food & Beverage Revenue	314,499	314,671	346,217	346,217	2,013	4.1
Other Departmental Revenue(4)	536,501	649,147	671,461	680,295	3,955	8.1
Total Revenue	$6,638,650	$7,898,554	$8,392,482	$8,401,316	$48,845	100.0%

Room Expense	$1,678,918	$1,882,100	$2,027,189	$2,027,189	$11,786	27.5%
Food & Beverage Expense	232,491	234,421	254,673	254,673	1,481	73.6
Other Departmental Expenses	5,983	5,526	7,837	7,837	46	1.2
Departmental Expenses	$1,917,392	$2,122,047	$2,289,699	$2,289,699	$13,312	27.3%

Departmental Profit	$4,721,258	$5,776,507	$6,102,783	$6,111,617	$35,533	72.7%

Operating Expenses	$2,086,588	$2,421,719	$2,538,338	$2,494,465	$14,503	29.7%
Gross Operating Profit	$2,634,671	$3,354,788	$3,564,445	$3,617,152	$21,030	43.1%

Property Taxes	$276,984	$285,680	$285,680	$285,680	$1,661	3.4%
Property Insurance	102,230	86,393	84,706	77,735	452	0.9
Other Fixed Expenses	157,270	56,744	12,322	58,000	337	0.7
Total Fixed Expenses	$536,484	$428,817	$382,708	$421,415	$2,450	5.0%

Net Operating Income	$2,098,187	$2,925,971	$3,181,737	$3,195,737	$18,580	38.0%
FF&E	220,790	262,176	279,212	336,053	1,954	4.0
Net Cash Flow	$1,877,397	$2,663,795	$2,902,525	$2,859,685	$16,626	34.0%

(1)	2013 financial information is unavailable as the Hyatt Place Charlotte Downtown property was built in 2013.

(2)	Per Room values are based on 172 guest rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

(4)	Other Departmental Revenue consists primarily of rental income for the Fahrenheit restaurant, the office tenant and parking revenue.

The Borrower. The borrowing entity for the Hyatt Place Charlotte Downtown loan is Charlotte HP, LLC, a North Carolina limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Place Charlotte Downtown loan. Nishith Kumar Patel and Gautam B. Patel are the guarantors of certain nonrecourse carve-outs under the Hyatt Place Charlotte Downtown loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hyatt Place Charlotte Downtown

The Loan Sponsor. The loan sponsors are Nishith Kumar Patel (“Nish Patel”) and Gautam B. Patel. Nish Patel serves as president and principal of Beacon Investment Management Group (“Beacon”). Beacon has built, renovated and operated hotels in the Southeastern United States since 1995.

Property Management. The hotel portion of the property is managed by Beacon IMG, Inc., a North Carolina corporation and an affiliate of the borrower.

Franchise Agreement. The property has a franchise agreement with Hyatt Place Franchising, L.L.C. The current franchise agreement is effective as of January 31, 2017 for a term of approximately 21 years, with an expiration date of January 31, 2038. The franchise agreement provides for a monthly royalty fee of 5.0% of gross room revenues for the preceding calendar month and a monthly marketing, central reservations and technology fee equal to 3.5% of gross room revenues for the preceding calendar month.

Escrows and Reserves. At origination, the borrower deposited into escrow $49,042 for real estate taxes and $15,000 for condominium capital expenditures held in an FF&E reserve account.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $24,251.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $6,478.

FF&E Reserves – On a monthly basis, the borrower is required to deposit an amount equal to the greater of 1/12 of 4.0% of gross revenues for the hotel related operations at the property for the immediately preceding calendar year as determined by the lender and the amount required by the franchise agreement.

PIP Reserves – In the event the borrower is required to complete a property improvement plan, the borrower is required to deposit 100% of any amounts reasonably estimated by the lender to complete the plan.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to all tenants and credit card companies instructing them to deposit all rents and revenues received into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account will be subject to the direction of the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on a daily basis to a deposit account controlled by the lender and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” means the occurrence of (i) an event of default, (ii) a Low DSCR Period (as defined below), (iii) the borrower failing to satisfy any PIP requirements or make the PIP deposit or (iv) the expiration or termination of the franchise agreements and expiring upon, with regards to, (i) a cure of the event of default, (ii) a Low DSCR Period ceases to exist, (iii) all PIP requirements have been completed or (iv) the property becomes subject to a replacement franchise agreement approved by lender.

A “Low DSCR Period” means any period commencing on the last day of any two consecutive calendar quarters that the debt service coverage ratio as calculated in the mortgage loan documents based on the trailing 12-month period is less than 1.15x and ending on the last day of any two consecutive calendar quarters thereafter that the debt service coverage as calculated in the mortgage loan documents based on the trailing 12-month period is greater than or equal to 1.20x.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Condominium. The Hyatt Place Charlotte Downtown property is subject to a condominium regime. The Hyatt Place Charlotte Downtown property consists of six units of an eight-unit condominium regime. The remaining two residential condominium units are not owned by the Hyatt Place Charlotte Downtown borrower and are not collateral for the Hyatt Place Charlotte Downtown loan. The borrower has a 51.5% interest in the common elements and a 51.2% voting interest, which provides control over the condo board. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium Interest” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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State Farm Data Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS)(2):	AA	Title:	Fee
Original Principal Balance(3):	$25,000,000	Property Type — Subtype:	Office – Data Center
Cut-off Date Principal Balance(3):	$25,000,000	Net Rentable Area (SF):	193,953
% of IPB:	2.9%	Location:	Olathe, KS
Loan Purpose(4):	Acquisition/Refinance	Year Built / Renovated:	2016 / N/A
Borrower:	JDM III SF Kansas City DC, LLC	Occupancy:	100.0%
Sponsor:	JDM Partners Opportunity Fund III LLC	Occupancy Date:	2/6/2017
Interest Rate(5):	4.64000%	4th Most Recent NOI (As of)(7):	NAP
Note Date:	1/11/2017	3rd Most Recent NOI (As of)(7):	NAP
Anticipated Repayment Date(5):	2/6/2027	2nd Most Recent NOI (As of)(7):	NAP
Interest-only Period:	120 months	Most Recent NOI (As of)(7):	NAP
Original Term:	120 months	UW Economic Occupancy:	98.0%
Original Amortization Term:	None	UW Revenues:	$9,320,149
Amortization Type:	ARD-Interest Only	UW Expenses:	$186,403
Call Protection(6):	L(24),Grtr1%orYM(92),O(4)	UW NOI:	$9,133,746
Lockbox / Cash Management:	Hard / In-Place	UW NCF:	$9,104,653
Additional Debt:	Yes	Appraised Value / Per SF(8):	$128,000,000 / $660
Additional Debt Balance:	$55,000,000	Appraisal Date:	10/20/2016
Additional Debt Type:	Pari Passu

Escrows and Reserves	Financial Information(3)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$412
Taxes(9):	$0	Springing	N/A	Maturity Date Loan / SF:	$412
Insurance(9):	$0	Springing	N/A	Cut-off Date LTV(8):	62.5%
Replacement Reserves(9):	$0	Springing	$58,186	Maturity Date LTV(8):	62.5%
TI/LC(9):	$0	Springing	$969,765	UW NCF DSCR:	2.42x
Other(9):	$0	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$80,000,000	63.4%	Purchase Price	$125,323,476	99.4%
Sponsor Equity	46,137,373	36.6	Closing Costs	813,897	0.6
Total Sources	$126,137,373	100.0%	Total Uses	$126,137,373	100.0%

(1)	The State Farm Data Center Whole Loan (as defined in “The Loan” below) was originated by Deutsche Bank AG, New York Branch (“DBNY”). UBS AG acquired Note A-2, with an original principal amount of $25.0 million, from DBNY and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	DBRS has confirmed that the State Farm mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	The State Farm Data Center loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $80.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $80.0 million State Farm Data Center Whole Loan.

(4)	For a description of the loan purpose, please refer to “The Loan” below.

(5)	For a description of the Anticipated Repayment Date, Maturity Date and post-Anticipated Repayment Date accruals, please refer to “The Loan” below.

(6)	With respect to any condemnation while the State Farm Mutual Automobile Insurance Company (“State Farm”) lease is in full force and effect, subject to REMIC requirements, the borrower has the right, which must be exercised no later than six months after the condemnation, to elect, (x) to prepay the State Farm Data Center Whole Loan in an amount equal to 100% of the amount of the applicable net proceeds or (y) solely in the event of a condemnation of all of the State Farm Data Center property resulting in the termination of the State Farm lease, to prepay the State Farm Data Center Whole Loan in full, in each case without payment of any prepayment consideration.

(7)	Historical cash flows are not applicable as the State Farm Data Center property was constructed in 2016.

(8)	The Appraised Value / Per SF, Cut-off Date LTV, and Maturity Date LTV is based on the “as-is” Appraised Value of $128.0 million as of October 20, 2016. The appraisal concluded an “as dark” appraised value of $87.0 million, which represents a Cut-off Date LTV and Maturity Date LTV of 92.0%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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State Farm Data Center

(9)	If the State Farm Data Center property is no longer leased to State Farm or a Major Tenant Trigger Event (as defined herein) has occurred and is continuing (or if any other waiver conditions specified in the State Farm Data Center loan documents are not satisfied), on each monthly payment date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period, (ii) $2,424 into the replacement reserve, capped at $58,186 (which amount is subject to an increase of $0.30 per square foot of any expansion space constructed by State Farm pursuant to the State Farm lease) and (iii) $16,163 into the TI/LC reserve, capped at $969,765 (which amount is subject to an increase of $5.00 per square foot of any expansion space constructed by State Farm pursuant to the State Farm lease). Prior to the ARD (as defined herein), upon the occurrence and continuance of a Major Tenant Trigger Event, all excess cash flow will be required to be deposited into a major tenant TI/LC reserve, provided, the borrower may substitute letters of credit for funds in such major tenant TI/LC reserve. A “Major Tenant Trigger Event” will commence if (i) State Farm or any tenant that leases space comprising of 20% or more of either (x) the total net rentable area or (y) the total in-place base rent, of the State Farm Data Center property (“Major Tenant”) gives written notice of its intention to terminate or cancel its lease, (ii) on or prior to 18 months prior to the then applicable expiration date under its lease, a Major Tenant does not extend or renew its lease upon the terms therein or otherwise reasonably acceptable to the lender, (iii) on or prior to the date by which a Major Tenant is required under its lease to notify the landlord of its election to extend or renew its lease, such Major Tenant fails to give such notice, (iv) a monetary event of default under a Major Tenant lease occurs and continues for more than 60 days, (v) a material non-monetary event of default under a Major Tenant lease occurs and continues beyond the later of 90 days and any cure period under the lease, (vi) a bankruptcy or insolvency of a Major Tenant or any related lease guarantor occurs, (vii) a Major Tenant’s lease is terminated or no longer in full force and effect, or (viii) if a Major Tenant (or any related lease guarantor) is downgraded below “BBB-” (or the equivalent) by Moody’s, S&P or Fitch or any such rating is withdrawn.

The Loan. The State Farm Data Center loan, which is part of a larger split whole loan, has an outstanding principal balance as of the Cut-off Date of $25.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 193,953 square foot, office building located in Olathe, Kansas. The whole loan has an outstanding principal balance as of the Cut-off Date of $80.0 million (the “State Farm Data Center Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-1, in the outstanding original principal balance of $55.0 million, is expected to be securitized in the CD 2017-CD3 Trust and serves as the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee (or, prior to the occurrence and continuance of a control termination event for such trust by the directing certificateholder for such trust). Note A-2, with an original principal balance of $25.0 million, will be contributed to the BBCMS 2017-C1 Trust. The State Farm Data Center Whole Loan requires interest-only payments through the anticipated repayment date in February 2027 (“ARD”) and accrues interest at 4.64000% per annum (the “Initial Interest Rate”) through the ARD. The final maturity date is the due date in November 2031. If, as of the payment date immediately preceding the ARD or as of the ARD, (i) the State Farm lease is no longer in full force and effect, (ii) a Major Tenant Trigger Event has occurred and is continuing, or (iii) a Cash Sweep Event (as defined below) has occurred and is continuing, other than solely due to the ARD, the final maturity date of the State Farm Data Center Whole Loan will be, without notice and without requirement for any action on the part of the borrower or lender, the ARD. Subject to the foregoing, if the State Farm Data Center Whole Loan is not repaid in full on or prior to the ARD, the State Farm Data Center Whole Loan will accrue interest at a per annum rate equal to the greater of (i) a rate based on the interest rate swaps reported by the Federal Reserve, as determined on the business day ending immediately prior to the ARD, with a maturity most nearly approximating the final maturity date of the State Farm Data Center Whole Loan plus 2.00000% and (ii) the Initial Interest Rate plus 2.00000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the State Farm Data Center Property after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (i) first, to repay the principal balance of the State Farm Data Center Whole Loan and (ii) second, to the payment of the Accrued Interest. A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default under the State Farm Data Center Whole Loan, (ii) any bankruptcy action of the borrower, guarantor or any affiliated manager, (iii) the debt service coverage ratio falls below 1.75x as of the end of any calendar quarter, (iv) the borrower fails to prepay or repay the State Farm Data Center Whole Loan in full on or before the ARD or (v) the occurrence and continuance of a Major Tenant Trigger Event.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$55,000,000	CD 2017-CD3(1)	Yes
A-2	$25,000,000	BBCMS 2017-C1	No
Total	$80,000,000
(1) Note A-1 is expected to be contributed to the CD 2017-CD3 Trust.

The proceeds of the State Farm Data Center Whole Loan, along with sponsor equity, were used to acquire the State Farm Data Center property for approximately $125.3 million (inclusive of retiring an existing bridge loan) in a sale-leaseback transaction with the sole tenant and pay closing costs. The borrowing entity for the State Farm Data Center Whole Loan is JDM III SF Kansas City DC, LLC, a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the State Farm Data Center Whole Loan. The loan sponsor and nonrecourse carve-out guarantor is JDM Partners Opportunity Fund III LLC.

JDM Partners is a real estate investment firm with projects in real estate, sports and entertainment venues and franchises. JDM Partners’ current portfolio of real estate investments includes properties in 16 states. JDM Partners was founded in 1983 by Jerry Colangelo, David Eaton, and Mel Shultz, who have over 100 years of collective real estate experience.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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State Farm Data Center

The Property. The State Farm Data Center property is a 193,953 square foot data center set on a 20.1-acre site, located in Olathe, Kansas. Constructed in 2016 as a build-to-suit for State Farm and acquired by the borrower sponsor in a sale-leaseback transaction, the State Farm Data Center property serves as one of State Farm’s data centers. The State Farm Data Center property features approximately 60,515 square feet of raised floor space, approximately 11,000 square feet of office space and approximately 27,600 square feet of mechanical and electrical support space including an exterior service yard for emergency generators, electrical gear and mechanical equipment. According to the appraisal, the State Farm Data Center property has a critical IT load of 6.66 megawatts, which corresponds to an overall average density of 110 watts per square foot.

The State Farm Data Center property is supported by an uninterruptible power supply utilizing a 3N/2 configuration with expansion capability of up to 4N/3. The standardized electrical power delivery block consists of 2500 megavolt amperes utility paired with 2.5-megawatt generators. The mechanical cooling plant consists of a N+1 looped chilled water system with air cooled chillers. According to the appraiser, the State Farm Data Center property is classified as a turn-key data center, which is a physically secure facility with power and cooling point of delivery (“POD”) Architecture that has been optimized for green operation and the redundancy capabilities. POD Architecture promotes the energy efficiency needed for green data center operation and also allows tenants to take delivery of their POD space in 6-8 months versus the 24-month industry average.

As of February 6, 2017, the State Farm Data Center property is 100.0% occupied by State Farm (rated AA by S&P). State Farm’s lease commenced in November 2016 and State Farm is currently in possession and utilizing their space. The initial base rent is $42.00 per square foot on a triple-net basis with annual increases of 1.9% through the lease expiration date in November 2031. State Farm has three five-year renewal options remaining, with no termination or contraction options. State Farm is the largest provider of auto, home, and life insurance in the United States with over 65,000 employees and approximately 18,000 insurance agents servicing approximately 84.1 million policies and accounts, as of June 30, 2016. As of year-end 2015, State Farm reported total assets of approximately $138.50 billion with net income of approximately $2.14 billion compared to year-end 2014 total assets of approximately $138.80 billion with net income of approximately $1.05 billion.

State Farm may elect to expand the State Farm Data Center property by constructing a material addition of shell building space and improvements in such space (“Expansion Space”). If State Farm does so, it is required to be constructed at the tenant’s sole cost and expense. Upon substantial completion of the Expansion Space, the term of the lease could be extended as follows: (a) if substantial completion occurs during the initial term, the initial term will be extended for a period to be elected by the tenant in its sole discretion of the minimum number of years necessary for the term to expire at least 12 full years but no more than 15 full years from the date of substantial completion; in no event can the initial lease term be less than 12 years from the date of substantial completion of the Expansion Space or (b) if substantial completion occurs during any extension period, the extension period will be extended for a period to be elected by the tenant in its sole discretion of the minimum number of years necessary for the extension term to expire at least 10 full years but no more than 15 full years from the date of substantial completion. In either case, the extension period elected by the tenant will have no effect on State Farm’s rights to any unexercised renewal option. During any extension of the term resulting from the construction of the Expansion Space, the base rent will be subject to annual increases of 1.9%.

The Market. The State Farm Data Center property is located approximately 24.3 miles southwest of the Kansas City, Missouri central business district, within the Kansas City metropolitan statistical area (“MSA”). The Kansas City MSA is the second largest MSA in Missouri and the 30th largest in the United States. The market serves a role as a transportation and logistics hub given its central location in the United States. According to a third party market research report, the total population for Johnson county, the Kansas City MSA, and the state of Kansas are 584,915, 2,094,363, and 2,919,372, respectively. The average household income for Johnson county, the Kansas City MSA, and the state of Kansas are $102,072, $77,179, and $71,918, respectively. The State Farm Data Center property is located south of Highway 10 with access to the neighborhood from highways K-7 and K-10. Major employers in Olathe, Kansas include Honeywell Aerospace, Hallmark, Garmin International, Farmers Insurance Federal Credit Union, a US Bank data center and ALDI Divisional Office & Distribution Center.

The State Farm Data Center property is located within the Kansas City data center market. The Kansas City data center market consists of 28 active data centers operated by 20 providers. The total data center inventory in Kansas City is approximately 520,000 square feet powered by 76 megawatts. The total data center market share within Kansas City is operated by only a handful of providers including Cavern Technologies (29%), 1102 Grand (16%), Iron Mountain (11%), TierPoint (11%) and DataBank (7%), with other providers accounting for the remaining 26% of the market.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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State Farm Data Center

According to the appraisal, Kansas City is considered an emerging data center market. Support for the data center demand in Kansas City is evidenced by the public-private efforts to transform Kansas City into a “Smart City.” In June 2015, a $15.7 million public-private partnership was formalized when Kansas City signed a strategic agreement with Cisco Systems, Inc. and its partners to develop a comprehensive smart city network. Smart City initiatives will help the city of Kansas City use real-time data to deliver basic services more efficiently through upgrades including interactive kiosks, free public WiFi, smart streetlights and sensors to provide efficiency. The State Farm Data Center property is well positioned due to its direct access to the highest concentration of fiber-optic cable in the Kansas City metro area.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
State Farm	NA / AA / NA	193,953	100.0%	$42.00	$8,146,026	100.0%	11/30/2031
Total		193,953	100.0%	$42.00	$8,146,026	100.0%

Vacant Space		0	0.0%
Collateral Total		193,953	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027 & Beyond	1	193,953	100.0	8,146,026	100.0	193,953	100.0%	$8,146,026	100.0%
Total	1	193,953	100.0%	$8,146,026	100.0%
(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring does not include $1,177,927 in straight-line rent based on the average of annual rent steps of 1.9% through the 15-year State Farm lease term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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State Farm Data Center

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$8,146,026	$42.00	85.7%
Straight-Line Rent(3)	1,177,927	6.07	12.4
Vacant Income	0	0.0	0.0
Gross Potential Rent	$9,323,953	$48.07	98.0%
Total Reimbursements	186,403	0.96	2.0
Other Rental Income	0	0.00	0.0
Net Rental Income	$9,510,356	$49.03	100.0%
(Vacancy/Credit Loss)(4)	(190,207)	(0.98)	(2.0)
Other Income	0	0.0	0.0
Effective Gross Income	$9,320,149	$48.05	98.0%

Total Expenses(5)	$186,403	$0.96	2.0%

Net Operating Income	$9,133,746	$47.09	98.0%

Total TI/LC, Capex/RR	29,093	0.15	0.3

Net Cash Flow	$9,104,653	$46.94	97.7%
Occupancy(6)	98.0%
(1)	Historical cash flows are not available as the State Farm Data Center property was constructed in 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Straight-Line Rent represents the average of annual rent steps of 1.9% through the 15-year State Farm lease term of $1,177,927.

(4)	Underwritten Vacancy/Credit Loss represents a 2.0% underwriting adjustment. As of the underwritten rent roll dated February 6, 2017, the State Farm Data Center property was 100.0% leased.

(5)	Total Expenses is comprised of a management fee underwritten to 2.0% of the Effective Gross Income. The State Farm Data Center property is managed by State Farm.

(6)	Underwritten Occupancy represents economic occupancy. The State Farm Data Center property was 100.0% occupied as of the underwritten rent roll dated February 6, 2017.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Connecticut Financial Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$22,750,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$22,750,000	Property Type - Subtype:	Office – CBD
% of IPB:	2.7%	Net Rentable Area (SF):	470,251
Loan Purpose:	Refinance	Location:	New Haven, CT
Borrower:	157 Church, LLC	Year Built / Renovated:	1990 / N/A
Sponsor:	Chase Financial Resources LLC	Occupancy(3):	84.1%
Interest Rate:	4.79750%	Occupancy Date:	1/1/2017
Note Date:	1/31/2017	4th Most Recent NOI (As of)(4):	$6,234,408 (12/31/2013)
Maturity Date:	2/6/2027	3rd Most Recent NOI (As of):	$5,832,909 (12/31/2014)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$5,853,492 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$6,293,876 (TTM 12/31/2016)
Original Amortization Term:	360 months	UW Economic Occupancy(3):	88.0%
Amortization Type:	Balloon	UW Revenues(3):	$14,291,406
Call Protection(2):	L(24),Def(91),O(5)	UW Expenses:	$7,284,556
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,006,849
Additional Debt:	Yes	UW NCF:	$5,596,368
Additional Debt Balance:	$22,750,000	Appraised Value / Per SF:	$70,000,000 / $149
Additional Debt Type:	Pari Passu	Appraisal Date:	12/27/2016

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$97
Taxes:	$411,453	$114,293	N/A	Maturity Date Loan / SF:	$79
Insurance:	$145,683	$15,175	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	$5,878	N/A	Maturity Date LTV:	53.1%
TI/LC:	$0	$54,863	$2,000,000	UW NCF DSCR:	1.95x
Other(5):	$1,615,176	Springing	N/A	UW NOI Debt Yield:	15.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$45,500,000	62.0%	Payoff Existing Debt	$70,378,275	96.0%
Sponsor Equity	27,829,207	38.0	Upfront Reserves	2,172,312	3.0
Closing Costs	778,620	1.1
Total Sources	$73,329,207	100.0%	Total Uses	$73,329,207	100.0%

(1)	The Connecticut Financial Center loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $45.5 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $45.5 million Connecticut Financial Center Whole Loan.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2017. Defeasance of the full $45.5 million Connecticut Financial Center Whole Loan is permitted any time after the date that is two years after the closing date of the final REMIC securitization that holds any note evidencing the Connecticut Financial Center Whole Loan. If such date has not occurred, but March 6, 2020 has occurred, then the borrower may prepay with yield maintenance premium.

(3)	Occupancy, UW Economic Occupancy and UW Revenues include two tenants that have executed leases, but have not yet taken occupancy, representing 28,134 square feet and approximately $732,696 of underwritten rent, and exclude one tenant, representing 1,335 square feet and approximately $18,000 of in-place base rent, which has a near term lease expiration and was underwritten as vacant. Additionally, UW Revenues also include underwritten contractual rent increases of $394,824 through July 2017 for non-investment grade tenants and through January 2018 for investment grade tenants.

(4)	4th Most Recent NOI is higher than other historical periods primarily due to Yale University converting its sublease with The United Illuminating Company to a direct lease with a 2014 base year. The United Illuminating Company paid a pro rata recovery with no base year.

(5)	At origination, the borrower was required to escrow $1,171,643 in outstanding tenant improvements and leasing commissions relating to G.S.A. Hearings & Appeals, outstanding tenant improvements relating to Yale University, and $443,533 in free rent obligations relating to Webster Bank, RGN-New Haven II, LLC, G.S.A. Hearings & Appeals and Yale University. G.S.A. Hearings & Appeals is expected to take occupancy of its space in September 2017 and Yale University is expected to take occupancy of its space in June 2017 and September 2017, with respect to 9,028 square feet and 5,834 square feet, respectively. During the occurrence and continuation of a Specified Tenant Trigger Event (as defined below), on each monthly payment date, the borrower is required to deposit with the lender all excess cash flow for tenant improvements and leasing commissions related to re-tenanting or extending the applicable Specified Tenant (as defined below) space at the property, as particularly set forth in the loan documents. A “Specified Tenant Trigger Event” will commence upon the earliest of (i) if a Specified Tenant gives notice of its intention to terminate or

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Connecticut Financial Center

cancel or not extend or renew its lease, (ii) if, on or prior to six months prior to the then applicable expiration date under its lease, a Specified Tenant does not extend or renew its lease upon terms and conditions set forth in its lease or upon other terms and conditions reasonably acceptable to the lender, (iii) if, by the date by which a Specified Tenant is required under its lease to notify the landlord of its election to extend or renew its lease, such Specified Tenant fails to give such notice, (iv) if a monetary or a material non-monetary event of default under a Specified Tenant lease occurs, (v) if the bankruptcy or insolvency of a Specified Tenant (or, if applicable, any lease guarantor) occurs, (vi) if a Specified Tenant lease terminates, or (vii) if a Specified Tenant “goes dark”, vacates, ceases to occupy or discontinues its operations at the property (unless the Specified Tenant is an investment grade tenant which continues to perform the monetary obligations under its lease. In addition, with respect to any Specified Tenant that is (or whose lease guarantor is) a governmental authority or an agency or a division of any governmental unit, a “Specified Tenant Trigger Event” will commence upon the earliest of (i) if the applicable Specified Tenant (or, if applicable, any lease guarantor) fails to timely appropriate or procure sufficient funds to timely satisfy its obligations under the related lease (or, if applicable, any lease guaranty) or (ii) if the applicable Specified Tenant (or, if applicable, any lease guarantor) states or acknowledges in a public forum or otherwise admits in writing or gives notice to the borrower that it does not have sufficient funds to timely satisfy its obligations under the related lease (or, if applicable, any lease guaranty). Notwithstanding anything to the contrary, in the event that a Specified Tenant is a tenant under more than one lease at the property, a Specified Tenant Trigger Event shall, only with respect to clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of “Specified Tenant Trigger Event,” be deemed to occur if such Specified Tenant Trigger Event occurs under one or more of the lease(s) of such Specified Tenant, which individually or in the aggregate comprise 20% or more of either (i) the total in-place base rent at the property or (ii) the total rentable square footage at the property. If the Connecticut Financial Center Whole Loan has a debt service coverage ratio of at least 1.20x, the Specified Tenant cash sweep is capped at $30 per square foot of applicable space. A “Specified Tenant” is any tenant or replacement tenant, together with its affiliates, (a) leasing 20% or more of the total rentable square footage at the property or (b) pays 20% of more of the total in-place base rent at the property. All G.S.A. and Yale University affiliates are not aggregated to qualify as Specified Tenants.

The Loan. The Connecticut Financial Center loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 27-story, 470,251 square foot, Class A office building located in the central business district (“CBD”) of New Haven, Connecticut. The whole loan has an outstanding principal balance as of the Cut-off Date of $45.5 million (the “Connecticut Financial Center Whole Loan”), and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-1 has an outstanding principal balance as of the Cut-off Date of $22,750,000 and is being contributed to the BBCMS 2017-C1 Trust. Note A-2 and Note A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $22,750,000, are expected to be contributed to future securitization trusts. Note A-2 serves as the controlling note under the related co-lender agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the BBCMS 2017-C1 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the related directing certificateholder prior to a control termination event). Prior to the time that Note A-2 is securitized, the Connecticut Financial Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2017-C1 Trust. From and after the securitization of Note A-2, the Connecticut Financial Center Whole Loan will be serviced pursuant to the pooling and servicing agreement related to such securitization. The Connecticut Financial Center Whole Loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entity for the loan is 157 Church, LLC, a Connecticut limited liability company and special purpose entity with two independent directors in its ownership structure. The loan sponsor and nonrecourse carve-out guarantor is Chase Financial Resources LLC. The previously existing debt was securitized in the BACM 2007-2 transaction.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$22,750,000	BBCMS 2017-C1	No
A-2	11,375,000	UBS AG	Yes
A-3	11,375,000	UBS AG	No
Total	$45,500,000

The Property. The Connecticut Financial Center property is a 27-story, 470,251 square foot, Class A office building located in the CBD of New Haven, Connecticut. The property was built in 1990 and comprises 449,306 square feet of office space (95.5% of the net rentable area), 9,645 square feet of ground-level retail space (2.1% of the net rentable area), 8,361 square feet of storage space (1.8% of the net rentable area) and 2,939 square feet of mezzanine-level other space (0.6% of the net rentable area), including a 1,044 square foot fitness center, all set on a 48,264 square foot parcel of land. The Connecticut Financial Center property also contains a nine-level parking garage providing 666 parking spaces with a gross area of 288,513 square feet, as well as an off-site parking lot that provides 101 parking spaces with a gross area of 33,787 square feet, for a total of 767 parking spaces resulting in a parking ratio of approximately 1.6 spaces per 1,000 square feet. The floor plates vary in size from 18,243 to 20,450 square feet and are functional for single or multi-tenancy.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Connecticut Financial Center

As of January 1, 2017, the property was 84.1% occupied by 18 tenants. The largest tenant at the property, Yale University, leases 18.0% of the net rentable area, including two spaces, accounting for 3.2% of the net rentable area, that Yale University has executed leases on, but has not yet taken occupancy. Yale University leases multiple spaces at the property with 3,611 square feet expiring in July 2019, 9,028 square feet expiring in May 2022 and 71,803 square feet expiring in May 2027. Yale University accounts for 16.9% of the underwritten base rent and has one 10-year renewal option remaining on its 65,969 space on the eighth, ninth, tenth and eleventh floors and one two-year renewal option remaining on its 3,611 square foot space on the seventeenth floor. The second largest tenant, G.S.A. US Attorney’s Office, leases 12.5% of the net rentable area through April 2022 and has been a tenant at the property since May 1992. G.S.A. US Attorney’s Office currently pays an amortization component representing the repayment of tenant improvement funds previously disbursed, as part of its total rental payment equal to $305,897 per year. As such, this amount has been excluded from the underwritten base rent. G.S.A. US Attorney’s office accounts for 19.5% of the underwritten base rent. The third largest tenant, The United Illuminating Company, leases 10.9% of the net rentable area through June 2022 and has occupied its space since June 1992. The United Illuminating Company occupies 49,307 square feet of office space and 2,000 square feet of storage space and has two five-year renewal options remaining.

The Market. The property is located along Church Street in the CBD of New Haven, Connecticut adjacent to New Haven City Hall, Federal Plaza and the New Haven Green, which borders Yale University. The property is located approximately 75 miles northeast of New York City, 137 miles southwest of Boston and 39 miles south of Hartford, the state capital. New Haven is home to Yale University, the city’s largest employer and the third-oldest institution of higher education in the United States, with over 12,000 students and over 9,000 employees. The property is part of Federal Plaza, a pedestrian concourse connecting the property to City Hall, the federal district courthouse, the Robert N. Giaimo Federal Building, and the New Haven Hall of Records. The property is located two blocks from the New Haven State Street Station, the secondary railroad station in the city, with travel time to New Haven Union Station of approximately two minutes. New Haven Union Station provides transportation services for Amtrak, Metro-North, Shore Lines East as well as busses and shuttles. According to a third party market research report, the property is located in the New Haven office submarket. As of the third quarter of 2016, the submarket comprised approximately 11.4 million square feet of office space with an overall vacancy rate of 8.2% and average Class A office rents of $27.44 per square foot. This compares to 10.1% and $21.65 per square foot respectively, as of the third quarter of 2015. The appraisal identified four directly competitive properties built between 1975 and 1990 with seven recent office leases ranging in size from approximately 3,479 to 32,686 square feet. Base rents for the recent leases at the comparable properties range from $22.31 to $25.25 per square foot. Since the beginning of 2014, the loan sponsor has executed 11 new or renewal leases totaling 135,335 square feet.

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Yale University(3)	NA / NA / NA	84,442	18.0%	$22.02	$1,859,530	16.9%	Various
G.S.A. US Attorney’s Office	Aaa / NA / AAA	58,601	12.5%	$36.44	2,135,420	19.5%	4/18/2022
The United Illuminating Company	NA / A- / A-	51,307	10.9%	$16.04	822,880	7.5%	6/14/2022
Bank of America	Baa1 / BBB+ / A	39,835	8.5%	$28.84	1,148,753	10.5%	3/31/2021
Withers Bergman LLP(4)	NA / NA / NA	34,303	7.3%	$28.31	971,268	8.9%	3/31/2025
G.S.A. US Bankruptcy Court	Aaa / NA / AAA	29,907	6.4%	$35.70	1,067,700	9.7%	4/30/2025
RGN-New Haven II, LLC	NA / NA / NA	20,450	4.3%	$25.00	511,250	4.7%	11/30/2027
Merrill Lynch & Co Inc.	NA / NA / NA	20,309	4.3%	$36.00	731,124	6.7%	9/30/2018
G.S.A. Hearings & Appeals(5)	Aaa / NA / AAA	13,272	2.8%	$30.57	405,732	3.7%	9/30/2026
Woodcreek Capital(6)	NA / NA / NA	10,100	2.1%	$31.00	313,100	2.9%	7/31/2026
Top Ten Tenants		362,526	77.1%	$27.49	$9,966,757	90.8%

Non Top Ten Tenants		32,811	7.0%	$30.61	$1,004,407	9.2%

Occupied Collateral Total		395,337	84.1%	$27.75	$10,971,163	100.0%

Vacant Space(7)		74,914	15.9%

Collateral Total		470,251	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company or government entity of the entity listed in the “Tenant” field whether or not the parent company or government entity guarantees the lease.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Connecticut Financial Center

(3)	Yale University leases multiple spaces with 3,611 square feet expiring in July 2019, 9,028 square feet expiring in May 2022 and 71,803 square feet expiring in May 2027. Includes two spaces (3.2% of the net rentable area) that Yale University has executed leases on, but has not yet taken occupancy. Excluding the two spaces, Yale University occupies 14.8% of the net rentable area at the property.

(4)	Withers Bergman LLP has a one-time right to terminate its lease on March 31, 2021, with no more than 15 months’ notice and no less than 12 months’ notice and the payment of a termination fee approximately equal to the sum of all unamortized expenses for tenant improvements.

(5)	G.S.A. Hearings & Appeals has recently signed a new 10-year lease totaling 13,272 square feet, moving from the 17th and 22nd floors where it currently occupies 12,963 square feet to the seventh floor where it will occupy 13,272 square feet. G.S.A. Hearings & Appeals is expected to take occupancy of its space in September 2017. G.S.A. Hearings & Appeals has the right to terminate its lease on or after October 1, 2021, with 90 days’ notice and no termination fee.

(6)	Woodcreek Capital has a one-time right to terminate its lease as of July 31, 2021, with notice between August 1, 2020 and September 30, 2020 and the payment of a termination fee approximately equal to the sum of (i) six months of base rent and (ii) any unamortized costs incurred by the landlord as of July 31, 2021. The termination fee is capped at $60.00 per square feet and would total $606,000.

(7)	Vacant Space includes G.S.A. Hearings & Appeals current space on the 17th and 22nd floors of 12,963 square feet. G.S.A. Hearings & Appeals is expected to take occupancy of its space on the seventh floor (13,272 square feet) in September 2017.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	74,914	15.9%	NAP	NAP	74,914	15.9%	NAP	NAP
2017 & MTM(3)	0	1,044	0.2	$0	0.0%	75,958	16.2%	$0	0.0%
2018	3	29,646	6.3	1,043,811	9.5	105,604	22.5%	$1,043,811	9.5%
2019	1	3,611	0.8	81,248	0.7	109,215	23.2%	$1,125,059	10.3%
2020	2	3,500	0.7	191,127	1.7	112,715	24.0%	$1,316,186	12.0%
2021	4	48,759	10.4	1,408,326	12.8	161,474	34.3%	$2,724,511	24.8%
2022(4)	3	118,936	25.3	3,156,916	28.8	280,410	59.6%	$5,881,427	53.6%
2023	0	0	0.0	0	0.0	280,410	59.6%	$5,881,427	53.6%
2024	0	0	0.0	0	0.0	280,410	59.6%	$5,881,427	53.6%
2025	2	64,210	13.7	2,038,968	18.6	344,620	73.3%	$7,920,395	72.2%
2026(5)	3	33,378	7.1	959,852	8.7	377,998	80.4%	$8,880,247	80.9%
2027 & Beyond(6)	2	92,253	19.6	2,090,916	19.1	470,251	100.0%	$10,971,163	100.0%
Total	20	470,251	100.0%	$10,971,163	100.0%
(1)	Based on the underwritten rent roll.

(2)	Vacant includes G.S.A. Hearings & Appeals current space on the 17th and 22nd floors of 12,963 square feet. G.S.A. Hearings & Appeals is expected to take occupancy of its space on the seventh floor (13,272 square feet) in September 2017.

(3)	Net Rentable Area Expiring includes a 1,044 square foot fitness center.

(4)	Includes one tenant, Yale University, that has an executed lease, but has not yet taken occupancy, representing 9,028 square feet and approximately $198,616 of underwritten rent.

(5)	Includes one tenant, G.S.A. Hearings & Appeals, that has an executed lease, but has not yet taken occupancy of its current space on the seventh floor, representing 13,272 square feet and approximately $405,732 of underwritten rent.

(6)	Includes one tenant, Yale University, that has an executed lease, but has not yet taken occupancy, representing 5,834 square feet and approximately $128,348 of underwritten rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Connecticut Financial Center

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	2016	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$9,572,276	$9,384,067	$9,958,273	$10,311,135	$10,971,163	$23.33	78.2%
Vacant Income	0	0	0	0	1,622,864	3.45	11.6
Gross Potential Rent	$9,572,276	$9,384,067	$9,958,273	$10,311,135	$12,594,027	$26.78	89.8%
Total Reimbursements(3)	2,711,644	2,339,568	1,172,924	1,237,050	1,427,891	3.04	10.2
Other Rental Income	0	0	0	0	0	0	0.0
Net Rental Income	$12,283,921	$11,723,635	$11,131,197	$11,548,186	$14,021,918	$29.82	100.0%
(Vacancy/Credit Loss)	(13,619)	(25,735)	84,376	285,242	(1,682,630)	(3.58)	(12.0)
Other Income(4)	1,549,273	1,576,859	1,738,091	1,952,117	1,952,117	4.15	13.9
Effective Gross Income	$13,819,575	$13,274,759	$12,953,665	$13,785,546	$14,291,406	$30.39	101.9%

Total Expenses	$7,585,166	$7,441,849	$7,100,172	$7,491,670	$7,284,556	$15.49	51.0%

Net Operating Income	$6,234,408	$5,832,909	$5,853,492	$6,293,876	$7,006,849	$14.90	49.0%

Total TI/LC, Capex/RR	0	0	0	0	1,410,481	3.00	9.9

Net Cash Flow	$6,234,408	$5,832,909	$5,853,492	$6,293,876	$5,596,368	$11.90	39.2%

Occupancy(5)	71.0%	73.0%	79.0%	84.1%	88.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents in Place consist of in-place rents as of January 1, 2017, including (i) two tenants that have executed leases, but have not yet taken occupancy, representing 28,134 square feet and approximately $732,696 of underwritten rent, and (ii) underwritten contractual rent increases of $394,824 through August 2017 for non-investment grade tenants and through February 2018 for investment grade tenants, and excluding one tenant, representing 1,335 square feet and $18,000 of in-place base rent, which has a near term lease expiration and was underwritten as vacant.

(3)	2013 Total Reimbursements and 2014 Total Reimbursements are higher than other historical periods primarily due to Yale University converting its sublease with The United Illuminating Company to a direct lease with a 2014 base year. The United Illuminating Company paid a pro rata recovery with no base year.

(4)	Other Income is comprised of parking and tenant service income.

(5)	Historical occupancies are as of December 31 for each respective year. TTM Occupancy is as of January 1, 2017. Underwritten Occupancy represents economic occupancy.

Ground Lease. The Connecticut Financial Center property is subject to a ground lease with The City of New Haven. The lease commenced on October 30, 1986 and expires October 31, 2111. The ground rent began on September 5, 1990 based on the following schedule: Years 1-10: $50,000 per year, Years 11-20: $200,000 per year, Year 21: $125 per year and Years 22-120: $0 per year. The ground lease has no ground rent for the remainder of the ground lease, other than the payment of real estate taxes.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Casa Del Sol (Sierra Springs) & Boardwalk-Park Place

Mortgage Loan Information(1)		Property Information(1)
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Crossed Assets
Original Principal Balance:	$21,870,000	Title:	Fee
Cut-off Date Principal Balance:	$21,784,782	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	2.5%	Net Rentable Area (Units):	319
Loan Purpose:	Refinance	Location(3):	Various / CA
Borrowers:	26030 E. Baseline Street, Inc. and Boardwalk Apts., Inc.	Year Built / Renovated(3):	Various / N/A
Sponsor(2):	J.K. Properties, Inc.	Occupancy:	93.7%
Interest Rate:	4.26910%	Occupancy Date(3):	Various
Note Date:	10/11/2016	4th Most Recent NOI (As of):	$982,681 (12/31/2013)
Maturity Date:	11/6/2026	3rd Most Recent NOI (As of):	$1,386,457 (12/31/2014)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,676,712 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$2,077,020 (TTM 11/30/2016)
Original Amortization:	360 months	UW Economic Occupancy:	89.4%
Amortization Type:	Balloon	UW Revenues:	$3,305,478
Call Protection:	L(27),Def(88),O(5)	UW Expenses:	$1,261,350
Lockbox / Cash Management:	Springing	UW NOI:	$2,044,127
Additional Debt:	N/A	UW NCF:	$1,962,001
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$33,800,000 / $105,956
Additional Debt Type:	N/A	Appraisal Date(3):	Various

Escrows and Reserves(1)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:		$68,291
Taxes:	$69,389	$13,878	N/A	Maturity Date Loan / Unit:		$54,977
Insurance:	$0	Springing	N/A	Cut-off Date LTV:		64.5%
Replacement Reserves:	$0	$6,844	N/A	Maturity Date LTV:		51.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:		1.52x
Other(4):	$37,631	$0	N/A	UW NOI Debt Yield:		9.4%

Sources and Uses – Casa Del Sol (Sierra Springs)
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$11,170,000		98.7%	Payoff Existing Debt	$11,194,221	98.9%
Sponsor Equity	145,144		1.3	Closing Costs	83,504	0.7
				Upfront Reserves	37,419	0.3
Total Sources	$11,315,144		100.0%	Total Uses	$11,315,144	100.0%

Sources and Uses – Boardwalk-Park Place
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$10,700,000		100.0%	Payoff Existing Debt	$7,120,545	66.5%
				Return of Equity	3,417,862	31.9
				Closing Costs	91,991	0.9
				Upfront Reserves	69,601	0.7
Total Sources	$10,700,000		100.0%	Total Uses	$10,700,000	100.0%

(1)	The Casa Del Sol (Sierra Springs) loan and the Boardwalk-Park Place loan (collectively, “The Casa Del Sol (Sierra Springs) & Boardwalk-Park Place Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another. All information herein represents the Casa Del Sol (Sierra Springs) mortgage loan and the Boardwalk-Park Place mortgage loan presented as one mortgage loan, except as otherwise specified below. With respect to each of the Casa Del Sol (Sierra Springs) mortgage loan and the Boardwalk-Park Place mortgage loan, the Cut-off Date Loan / Unit, Maturity Date Loan / Unit, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield are based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Casa Del Sol (Sierra Springs) & Boardwalk-Park Place

(2)	J.K. Properties, Inc., the sponsor, is affiliated with the sponsor of the Hollywood Pointe – Inglewood mortgage loan, the North Pointe – Rayen mortgage loan and the Indian Creek Villas mortgage loan which each are also being contributed to the BBCMS 2017-C1 Trust.

(3)	See “Casa Del Sol (Sierra Springs) & Boardwalk-Park Place Crossed Mortgage Loans Summary” below.

(4)	Initial Other Escrows and Reserves represent $32,461 of deferred maintenance for the Boardwalk-Park Place property and $5,170 of deferred maintenance for the Casa Del Sol (Sierra Springs) property.

The Loans. The Casa Del Sol (Sierra Springs) mortgage loan and the Boardwalk-Park Place mortgage loan are two cross-collateralized and cross-defaulted mortgage loans with outstanding principal balances as of the Cut-off Date of $11,126,475 and $10,658,307, respectively. The Casa Del Sol (Sierra Springs) & Boardwalk-Park Place Crossed Mortgage Loans are secured by two first mortgage liens on two multifamily garden apartments complexes totaling 319 units located in California. Each mortgage loan has a 10-year term and will amortize on a 30-year schedule. The mortgage loan sponsor and nonrecourse carve-out guarantor is J.K. Properties, Inc. The previously existing debt securing the Casa Del Sol (Sierra Springs) property and the Boardwalk-Park Place property was securitized in JPMCC 2007-LDPX.

The Properties. The Casa Del Sol (Sierra Springs) property is a 220-unit, Class B multifamily property located in San Bernardino, California. Developed in 1986, the property is situated on 7.1 acres and consists of 26 two-story garden-style apartment buildings. Primary access to the property is provided by the 210 Freeway which connects the San Bernardino neighborhood to the majority of the other freeways that make up the Southern California Freeway Grid. The property is located approximately 1.8 miles north of the San Bernardino International Airport. As of November 30, 2016 the property was 91.4% occupied. Property amenities include a pool, playground area and a laundry room. The property also has 370 parking spaces, comprised of 150 open surface spaces and 220 carports, resulting in a parking ratio of approximately 1.7 spaces per unit.

The Boardwalk-Park Place property is a 99-unit, Class B multifamily property located in Buena Park, California. Developed in 1959, the property is situated on 2.90 acres and consists of seven two-story garden-style apartment buildings. The property is located on the north side of the 91 Freeway at the west side corridor of the 5 Freeway, both of which provide access to the property. There are two major theme parks (including Disneyland Resort) and the California State University at Fullerton campus located within seven miles of the property. As of November 20, 2016 the property was 99.0% occupied. Property amenities include a pool, playground area, lounge area and a laundry room. The property also has 101 parking spaces resulting in a parking ratio of approximately 1.0 space per unit.

Casa Del Sol (Sierra Springs) & Boardwalk-Park Place Crossed Mortgage Loans Summary
Property	Location	Year Built	Units	Occupancy(1)	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(2)	Underwritten Net Cash Flow
Casa Del Sol (Sierra Springs)	San Bernardino, CA	1986	220	91.4%	$11,126,475	51.1%	$17,060,000	$1,059,221
Boardwalk-Park Place	Buena Park, CA	1959	99	99.0%	10,658,307	48.9	16,740,000	902,780
Total / Wtd. Average			319	93.8%	$21,784,782	100.0%	$33,800,000	$1,962,001
(1)	Casa Del Sol (Sierra Springs) occupancy is as of November 30, 2016 and Boardwalk-Park Place occupancy is as of November 20, 2016.

(2)	Casa Del Sol (Sierra Springs) appraised value is as of April 28, 2016 and Boardwalk-Park Place appraised value is as of April 21, 2016.

The Markets. The Casa Del Sol (Sierra Springs) property is located within the Inland Empire market and the San Bernardino submarket. The submarket had a 3.8% vacancy rate as of the first quarter of 2016 and has experienced an average occupancy of 95.5% over the previous nine quarters. The submarket contained 4,180 units with an average per unit asking rental rate of $1,081 as of the first quarter of 2016, a 10.3% year over year increase. The appraisal identified five comparable properties proximate to the Casa Del Sol (Sierra Springs) property which ranged in size from 80 to 192 units and indicated an occupancy range of 95% to 98% with a weighted average of 97.5%.

The Boardwalk-Park Place property is located within the Orange County market and the Buena Park submarket. The submarket had a 5.7% vacancy rate as of the first quarter of 2016 and has experienced an average occupancy of 95.8% over the previous nine quarters. The submarket contained 11,859 units with an average per unit asking rental rate of $1,651 as of the first quarter of 2016, a 5.6% year over year increase. The appraisal identified four comparable properties proximate to the Boardwalk-Park Place property which ranged in size from 140 to 186 units and indicated an occupancy range of 95% to 98% with a weighted average of 96.5%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Casa Del Sol (Sierra Springs) & Boardwalk-Park Place

Casa Del Sol (Sierra Springs) Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom, 1 Bath	122	55.5%	111	91.0%	850	$739	$0.87
2 Bedroom, 1 Bath	84	38.2	77	91.7%	949	$842	$0.89
2 Bedroom, 2 Bath	12	5.5	11	91.7%	1,000	$897	$0.90
3 Bedroom, 2 Bath	2	0.9	2	100.0%	1,200	$1,185	$0.99
Total/Wtd. Avg.	220	100.0%	201	91.4%	899	$792	$0.88
(1)	Based on the underwritten rent roll.

(2)	Wtd. Avg. based on number of units of each unit type.

Boardwalk-Park Place Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom, 1 Bath	55	55.6%	55	100.0%	551	$1,108	$2.01
2 Bedroom, 1 Bath	44	44.4	43	97.7%	690	$1,408	$2.04
Total/Wtd. Avg.	99	100.0%	98	99.0%	613	$1,240	$2.02
(1)	Based on the underwritten rent roll.

(2)	Wtd. Avg. based on number of units of each unit type.

Casa Del Sol (Sierra Springs) Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$884,353	$1,303,337	$1,533,528	$1,766,534	$1,838,418	$8,356	83.9%
Vacant Income	0	0	0	0	246,462	1,120	11.3%
Gross Potential Rent(3)	$884,353	$1,303,337	$1,533,528	$1,766,534	$2,084,880	$9,477	95.2%
Total Reimbursements	0	0	0	0	0	0	0.0%
Other Income (4)	112,235	76,370	91,637	105,715	105,715	481	4.8%
Net Rental Income	$996,588	$1,379,706	$1,625,164	$1,872,248	$2,190,595	$9,957	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(302,382)	(1,374)	(13.8)--
Effective Gross Income	$996,588	$1,379,706	$1,625,164	$1,872,248	$1,888,213	$8,583	86.2%

Total Expenses	$680,826	$727,683	$756,783	$731,647	$773,991	$3,518	41.0%

Net Operating Income	$315,762	$652,024	$868,381	$1,140,601	$1,114,221	$5,065	59.0%

Replacement Reserves	0	0	0	0	55,000	250	2.9%
Net Cash Flow	$315,762	$652,024	$868,381	$1,140,601	$1,059,221	$4,815	56.1%

Occupancy(5)	66.3%	78.8%	84.1%	91.4%	86.2%
(1)	The TTM column represents the trailing 12-month period ending November 30, 2016.

(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	The increase in 2013 Gross Potential Rent to TTM Gross Potential Rent is due to submarket improvement, a new on-site property manager who has focused on improving tenant quality.

(4)	Other Income is comprised of other recurring income, such as laundry, phone and cable.

(5)	Historical occupancies are as of December 31 for each respective year. TTM occupancy is as of November 30, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BBCMS 2017-C1

Casa Del Sol (Sierra Springs) & Boardwalk-Park Place

Boardwalk-Park Place Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$1,020,320	$1,123,526	$1,216,831	$1,363,041	$1,399,174	$14,133	92.8%
Vacant Income	0	0	0	0	75,386	761	5.0%
Gross Potential Rent	$1,020,320	$1,123,526	$1,216,831	$1,363,041	$1,474,560	$14,895	97.8%
Total Reimbursements	0	0	0	0	0	0	0.0%
Other Income (3)	35,989	42,723	36,226	33,169	33,169	335	2.2%
Net Rental Income	$1,056,309	$1,166,248	$1,253,057	$1,396,211	$1,507,729	$15,230	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(90,464)	(914)	(6.0)--
Effective Gross Income	$1,056,309	$1,166,248	$1,253,057	$1,396,211	$1,417,265	$14,316	94.0%

Total Expenses	$389,391	$431,815	$444,726	$459,791	$487,359	$4,923	34.4%

Net Operating Income	$666,919	$734,433	$808,331	$936,419	$929,906	$9,393	65.6%

Replacement Reserves	0	0	0	0	27,126	274	1.9%
Net Cash Flow	$666,919	$734,433	$808,331	$936,419	$902,780	$9,119	63.7%

Occupancy(4)	89.7%	93.5%	96.3%	99.0%	94.0%
(1)	The TTM column represents the trailing 12-month period ending November 30, 2016.

(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Other Income is comprised of other recurring income, such as laundry, phone and cable.

(4)	Historical occupancies are as of December 31 for each respective year. TTM occupancy is as of November 20, 2016. Underwritten Occupancy represents economic occupancy.

Release of Individual Loans in Connection with a Prepayment. The borrowers may obtain the release of either the Casa Del Sol (Sierra Springs) property or the Boardwalk-Park Place property after the lockout period with the payment of a defeasance deposit equal to 115% of the remaining principal amount of the applicable note plus the sum of the applicable expenses required under the mortgage loan documents provided (i) the debt service coverage ratio for the remaining property is greater than the greater of (a) the debt service coverage ratio for the 12 calendar months at loan closing and (b) the debt service coverage ratio for the 12 calendar months prior to the release; (ii) the loan to value ratio for the remaining property is no greater than the lesser of (x) the loan to value ratio at loan closing and (y) the loan to value ratio immediately prior to the release and (iii) the debt yield for the remaining property is greater than the greater of (a) the debt yield at loan closing and (b) the debt yield immediately prior to the release.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BBCMS 2017-C1

Sunnymead Towne Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,981,310	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.1%	Net Rentable Area (SF):	161,793
Loan Purpose:	Refinance	Location:	Moreno Valley, CA
Borrower:	Bhullar Investments, LLC	Year Built / Renovated:	1975 / 2006
Sponsor:	Sunny Bhullar	Occupancy:	93.3%
Interest Rate:	5.09800%	Occupancy Date:	12/6/2016
Note Date:	1/4/2017	4th Most Recent NOI (As of):	$1,070,363 (12/31/2013)
Maturity Date:	1/6/2027	3rd Most Recent NOI (As of):	$1,172,765 (12/31/2014)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,393,030 (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of):	$1,306,688 (TTM 10/31/2016)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Balloon	UW Revenues:	$2,441,635
Call Protection:	L(25),Def(88),O(7)	UW Expenses:	$707,809
Lockbox / Cash Management:	Springing	UW NOI:	$1,733,827
Additional Debt:	N/A	UW NCF:	$1,625,257
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$26,400,000 / $163
Additional Debt Type:	N/A	Appraisal Date:	12/13/2016

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$111
Taxes:	$106,395	$23,129	N/A	Maturity Date Loan / SF:	$92
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.1%
Replacement Reserves:	$0	$2,022	$200,000	Maturity Date LTV:	56.2%
TI/LC:	$0	$8,090	$200,000	UW NCF DSCR:	1.39x
Other(1):	$1,278,669	Springing	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	84.9%	Payoff Existing Debt	$19,703,202	92.9%
Sponsor Equity	3,207,598	15.1	Upfront Reserves	1,385,064	6.5
Closing Costs	119,332	0.6
Total Sources	$21,207,598	100.0%	Total Uses	$21,207,598	100.0%

(1)	At origination, the borrower was required to escrow $118,750 into an environmental reserve for performing certain soil remediation work at the property, $377,625 into an immediate repair reserve, $738,593 into an El Super reserve representing 18 months of rent due under the El Super lease, $28,660 in outstanding tenant improvements and leasing commissions relating to Giriraj Corporation and Valley Live Scan Plus, $6,311 in outstanding tenant improvements relating to Distribution Wireless, LLC and $8,731 in free rent obligations relating to Giriraj Corporation and Valley Live Scan Plus. During the occurrence and continuation of a Specified Tenant Trigger Event (as defined below), on each monthly payment date, the borrower is required to deposit with the lender all excess cash flow for tenant improvements and leasing commissions related to re-tenanting or extending the applicable Specified Tenant (as defined below) space at the property, as particularly set forth in the loan documents. A “Specified Tenant Trigger Event” will commence upon the earliest of (i) if a Specified Tenant gives notice of its intention to terminate or cancel or not extend or renew its lease, (ii) if, on or prior to six months prior to the then applicable expiration date under its lease, a Specified Tenant does not extend or renew its lease upon terms and conditions set forth in its lease or upon other terms and conditions reasonably acceptable to the lender, (iii) if, by the date by which a Specified Tenant is required under its lease to notify the landlord of its election to extend or renew its lease, such Specified Tenant fails to give such notice, (iv) if an event of default under a Specified Tenant lease occurs, (v) if the bankruptcy or insolvency of a Specified Tenant (or, if applicable, any lease guarantor) occurs, (vi) if a Specified Tenant lease terminates, or (vii) if a Specified Tenant “goes dark”, vacates, ceases to occupy or discontinues its operations at the property. Notwithstanding the foregoing, in lieu of deposits of excess cash flow, the borrower may deposit cash or a letter of credit in an amount equal to $6.00 per square foot of the applicable Specified Tenant space. A “Specified Tenant” is (i) El Super, or (ii) any tenant or replacement tenant, together with its affiliates leases space comprising 20% or more of either (a) the total rentable square footage at the property or (b) the total in-place base rent at the property. In addition, on or before April 3, 2017, the borrower will deposit cash or a letter of credit in an amount equal to $850,000 with the lender unless the borrower, prior to April 3, 2017, has received written confirmation from the lender that certain reserve release conditions have been met as further detailed in the loan documents. If the borrower fails to make the deposit on or before April 3, 2017, a cash sweep event will occur and on each monthly payment date all excess cash flow will be deposited with the lender until the amount deposited in such reserve equals $850,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BBCMS 2017-C1

Sunnymead Towne Center

The Loan. The Sunnymead Towne Center loan has an outstanding principal balance as of the Cut-off Date of $17,981,310 and is secured by the borrower’s fee interest in a 161,793 square foot anchored retail neighborhood center located in Moreno Valley, California. The loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entity for the loan is Bhullar Investments, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Sunny Bhullar.

The Property. Sunnymead Towne Center is a 161,793 square foot anchored retail neighborhood center located in Moreno Valley, California. The property was built in 1975, renovated in 2006 and is situated on an 11.8-acre site. The property is comprised of five multi-tenant retail buildings anchored by El Super and 99 Cents Only Store. The largest tenant, El Super, is a food retailer and discount grocer focused on providing high quality food products in a friendly, clean and modern environment. El Super leases 32.4% of the net rentable area accounting for 16.5% of underwritten base rent, through October 2018 and has occupied its space since January 2003. El Super exercised its first extension option in November 2014 and has four five-year renewal options remaining. El Super reported sales of $462 per square foot in 2016 with an occupancy cost of 2.0%. The second largest tenant, 99 Cents Only Store, is a discount store offering a wide selection of food and basic household items at discounted prices. 99 Cents Only Store leases 19.3% of the net rentable area accounting for 11.3% of underwritten base rent, through January 2020 and has occupied its space since February 2000. 99 Cents Only Store recently renewed its lease in February 2015 and has two five-year renewal options remaining. The property contains 638 parking spaces with an overall parking ratio of approximately 3.9 spaces per 1,000 square feet of net rentable area. As of December 6, 2016, the property was 93.3% occupied by a diverse mixture of 32 retail tenants, three roof tenants and a Bank of America ATM. There is a standalone Rite Aid located on the northeastern portion of the site that is not considered part of the collateral.

The Market. Sunnymead Towne Center is located in the city of Moreno Valley, approximately 63.9 miles east of the Los Angeles central business district. The City of Moreno Valley is home to the March Air Reserve Base, located approximately 5.3 miles southwest of the property. March Air Reserve Base is the home of the Air Force Reserve Command’s 4th Air Force Headquarters, and the largest air mobility wing of the 4th Air Force. The property’s neighborhood is comprised primarily of a mixture of commercial and residential uses. The property is located in a retail node at the corner of Alessandro Boulevard and Perris Boulevard, major thoroughfares in the neighborhood, and is located approximately 3.2 miles east of Interstate 215, a north/south interstate running from Murrieta to northern San Bernardino. Other retailers located at the intersection include Smart & Final, Walgreens, Sally Beauty Supply, WSS Shoes and Rite Aid. According to a third party market research report, the property’s 2016 estimated population within a one-, three-, and five-mile radius is 26,774, 159,852, and 227,152 people, respectively, with average household income of $54,069, $61,277, and $70,396, respectively. According to a third party market research report, the property is located in the Inland Empire retail market and the Riverside retail submarket. As of third quarter 2016, the Inland Empire retail market contained approximately 187.2 million square feet of retail space with a vacancy rate of 7.9%, 40 basis points lower than third quarter 2015, with an average asking rental rate of $16.74 per square foot. As of third quarter 2016, the Riverside retail submarket contained approximately 34.9 million square feet of retail space with an average vacancy rate of 5.8% with an average asking rental rate of $17.25 per square foot. The appraisal identified seven directly competitive anchor retail leases ranging in size from 23,000 square feet to 76,360 square feet.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BBCMS 2017-C1

Sunnymead Towne Center

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
El Super	NA / NA / NA	52,400	32.4%	$6.07	$318,173	16.5%	10/31/2018
99 Cents Only Store	NA / NA / NA	31,200	19.3	$6.98	217,800	11.3	1/31/2020
W.W. Fashion	NA / NA / NA	10,903	6.7	$9.23	100,599	5.2	8/31/2019
Molina Healthcare	NA / NA / NA	8,714	5.4	$25.46	221,872	11.5	3/31/2020
Aarons, Inc.	NA / NA / NA	7,705	4.8	$12.00	92,460	4.8	3/31/2023
Mountain Mike’s Pizza	NA / NA / NA	6,869	4.2	$19.80	136,006	7.1	9/30/2021
Pho Ha Vietnamese Restaurant	NA / NA / NA	3,105	1.9	$26.88	83,466	4.3	12/31/2018
Panda Wok	NA / NA / NA	2,400	1.5	$21.63	51,912	2.7	11/30/2020
Los Amaya Electronics(2)	NA / NA / NA	1,895	1.2	$22.00	41,692	2.2	1/31/2020
US Laundry	NA / NA / NA	1,827	1.1	$21.36	39,024	2.0	MTM
Top Ten Tenants		127,018	78.5%	$10.26	$1,303,003	67.6%

Non Top Ten Tenants(3)		24,000	14.8%	$23.03	$624,228	32.4%

Occupied Collateral Total(3)		151,018	93.3%	$12.29	$1,927,232	100.0%

Vacant Space		10,775	6.7%

Collateral Total		161,793	100.0%

(1)	Based on the underwritten rent roll.

(2)	Los Amaya Electronics has a right to terminate its lease up to 945 square feet at any time during the initial term of its lease. If Los Amaya Electronics exercises its right to terminate, the remaining occupied square footage shall be leased by Los Amaya Electronics at a rate of $1.85 per square foot per month, with annual increases according to the CPI factor, but in no event shall the base rent be reduced below the base rent in effect immediately preceding such adjustment time to permit a minimum annual increase of 4.0%. Los Amayas Electronics has one three-year renewal option remaining.

(3)	Includes three cell tower site leases and a parking lease comprising of $71,454 in underwritten base rent. Base Rent PSF excludes these four leases as they contain no square footage.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,775	6.7%	NAP	NAP	10,775	6.7%	NAP	NAP
2017 & MTM(2)	4	3,527	2.2	$108,137	5.6%	14,302	8.8%	$108,137	5.6%
2018	6	60,621	37.5	507,857	26.4	74,923	46.3%	$615,994	32.0%
2019(3)	6	15,620	9.7	224,712	11.7	90,543	56.0%	$840,706	43.6%
2020(4)	13	52,744	32.6	755,351	39.2	143,287	88.6%	$1,596,057	82.8%
2021(5)	4	9,699	6.0	207,902	10.8	152,986	94.6%	$1,803,959	93.6%
2022	2	1,102	0.7	30,813	1.6	154,088	95.2%	$1,834,772	95.2%
2023	1	7,705	4.8	92,460	4.8	161,793	100.0%	$1,927,232	100.0%
2024	0	0	0.0	0	0.0	161,793	100.0%	$1,927,232	100.0%
2025	0	0	0.0	0	0.0	161,793	100.0%	$1,927,232	100.0%
2026	0	0	0.0	0	0.0	161,793	100.0%	$1,927,232	100.0%
2027 & Beyond	0	0	0.0	0	0.0	161,793	100.0%	$1,927,232	100.0%
Total	36	161,793	100.0%	$1,927,232	100.0%
(1)	Based on the underwritten rent roll.

(2)	Includes one cell tower site lease with T-Mobile comprising of $18,151 in underwritten base rent.

(3)	Includes one cell tower site lease with AT&T comprising of $16,641 in underwritten base rent.

(4)	Includes one cell tower site lease with Nextel comprising of $18,662 in underwritten base rent.

(5)	Includes one parking lease comprising of $18,000 in underwritten base rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BBCMS 2017-C1

Sunnymead Towne Center

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)(5)	$1,359,562	$1,467,551	$1,634,676	$1,636,402	$1,927,232	$11.91	71.2%
Vacant Income	0	0	0	0	220,663	1.36	8.1
Gross Potential Rent	$1,359,562	$1,467,551	$1,634,676	$1,636,402	$2,147,895	$13.28	79.3%
Total Reimbursements(4)	335,750	326,379	434,420	410,119	559,730	3.46	20.7
Net Rental Income	$1,695,312	$1,793,931	$2,069,096	$2,046,521	$2,707,625	$16.74	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(270,847)	(1.67)	(10.0)
Other Income	4,416	4,844	4,857	379	4,857	0.03	0.2
Effective Gross Income	$1,699,728	$1,798,775	$2,073,953	$2,046,900	$2,441,635	$15.09	90.2%

Total Expenses	$629,365	$626,010	$680,923	$740,212	$707,809	$4.37	29.0%

Net Operating Income	$1,070,363	$1,172,765	$1,393,030	$1,306,688	$1,733,827	$10.72	71.0%

Total TI/LC, Capex/RR	127,017	258,707	141,086	136,465	108,570	0.67	4.4

Net Cash Flow	$943,346	$914,057	$1,251,944	$1,170,223	$1,625,257	$10.05	66.6%

Occupancy(6)	85.0%	84.0%	94.0%	93.3%	90.0%
(1)	TTM reflects the trailing 12-month period ending October 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in-place rents as of December 6, 2016 and includes (i) underwritten contractual rent increases of $40,628 through April 2017 and (ii) an ATM lease, three cell tower site leases and a parking lease.

(4)	Underwritten Rents in Place and Total Reimbursements are higher than historicals due to recent leasing totaling 18,346 square feet and $298,775 in base rent. Recent leases include Aaron’s, Inc., Mountain Mike’s Pizza, Distribution Wireless, LLC, Giriraj Corporation and Valley Live Scan Plus.

(5)	Giriraj Corporation (0.7% of net rentable area, 1.0% of Underwritten Base Rent) has taken occupancy and is currently building out its space. The tenant is currently waiting for approval for the pharmacy board and has not yet commenced rent payments. At closing, a $6,130 free rent reserve was escrowed for three months of rent and recoveries until Giriraj Corporation’s expected rent commencement date of April 1, 2017.

(6)	Historical occupancies are as of December 31 of each year. TTM Occupancy is as of December 6, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BBCMS 2017-C1

Gateway Plaza at Meridian

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,050,000	Title:	Fee
Cut-off Date Principal Balance:	$17,050,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.0%	Net Rentable Area (SF):	138,598
Loan Purpose:	Acquisition	Location:	Englewood, CO
Borrower:	Denver Meridian Gateway Equities LLC	Year Built / Renovated:	1994 / 2008
Sponsors:	William Felton and Matthew J. Felton	Occupancy:	95.7%
Interest Rate:	4.87300%	Occupancy Date:	11/30/2016
Note Date:	12/21/2016	4th Most Recent NOI (As of):	$595,305 (12/31/2013)
Maturity Date:	1/6/2027	3rd Most Recent NOI (As of)(1):	$999,207 (12/31/2014)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(1)(2):	($423,955) (12/31/2015)
Original Term:	120 months	Most Recent NOI (As of)(2)(3):	$539,681 (TTM 11/30/2016)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.0%
Amortization Type:	IO-Balloon	UW Revenues:	$3,222,659
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,293,796
Lockbox / Cash Management:	Springing	UW NOI(3):	$1,928,864
Additional Debt:	N/A	UW NCF:	$1,659,027
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$23,600,000 / $170
Additional Debt Type:	N/A	Appraisal Date:	12/12/2016

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$123
Taxes:	$415,445	$46,161	N/A	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.2%
Replacement Reserves:	$0	$2,310	138,600	Maturity Date LTV:	63.8%
TI/LC:	$0	$11,550	N/A	UW NCF DSCR:	1.53x
Other(4):	$450,000	Springing	2,200,000	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,050,000	75.2%	Purchase Price	$21,550,000	95.0%
Sponsor Equity	5,628,319	24.8	Upfront Reserves	865,445	3.8
Closing Costs	262,874	1.2
Total Sources	$22,678,319	100.0%	Total Uses	$22,678,319	100.0%

(1)	Occupancy and NOI has decreased from 2014 to 2015 primarily due to two tenants vacating their spaces in December 2014 and May 2015. According to the seller, Virtual Flight vacated their space coinciding with Kaiser Permanente (as defined below) pursuing a lease at the Gateway Plaza at Meridian property, which commenced in February 2016.

(2)	Occupancy and NOI increased from 2015 to TTM November 2016 driven by three new leases totaling 121,759 square feet (87.9% of net rentable area). Kaiser Permanente’s lease of 80,917 square feet (58.4% of net rentable area) commenced in February 2016, Balfour’s lease of 20,421 square feet (14.7% of net rentable area) commenced in May 2016 and Sierra Nevada’s lease of 20,421 square feet (14.7% of net rentable area) commenced in September 2016.

(3)	NOI has increased from TTM to UW NOI primarily due to the inclusion of leases executed in 2016 underwritten to in-place rents and $202,293 of straight line rent attributable to Kaiser Permanente through its lease expiration in 2026.

(4)	Upfront Other Reserves in the amount of $450,000 are for deferred maintenance primarily with respect to pavement repairs, roofing, interior finishes and facades. Monthly Other Reserves include the Kaiser Permanente Lease Expiration Reserve in which the borrower shall deposit all excess cash flow generated by the Gateway Plaza at Meridian property, which will commence upon the earliest to occur of (i) 12 months prior to the lease expiration of Kaiser Permanente and (ii) Kaiser Permanente giving notice of its intention to terminate its lease and continue until the earliest to occur of (a) Kaiser Permanente extends their lease at the terms required under the loan documents, (b) a replacement tenant acceptable to lender replaces Kaiser Permanente as required under the loan documents, (c) the amount of the sum of the Kaiser Permanente Lease Expiration Reserve and the TI/LC Reserve equals or exceeds $2,200,000 (approximately $27.19 per square foot of leased space), or (d) the date upon which the Borrower deposits $1,000,000 (approximately $12.36 per square foot of leased space) in cash into the Kaiser Permanente Reserve Account or a delivers to lender a letter of credit in the amount of $1,000,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BBCMS 2017-C1

Gateway Plaza at Meridian

The Loan. The Gateway Plaza at Meridian loan has an outstanding principal balance as of the Cut-off Date of $17.05 million and is secured by a first mortgage lien on a four-story, 138,598 square foot, Class A office building located in Englewood, Colorado. The loan has a 10-year term and is interest-only for the first 36 months of the loan. The borrowing entity for the loan is Denver Meridian Gateway Equities LLC, a Delaware limited liability company and special purpose entity. The loan sponsors are William Felton and Matthew J. Felton and the nonrecourse carve-out guarantor is Matthew J. Felton. Matthew J. Felton is the CEO of Felton Properties Inc., which manages approximately 3.0 million square feet of real estate in Oregon, Washington, Colorado, Utah and Minnesota.

The Property. The Gateway Plaza at Meridian is a four-story, 138,598 square foot, Class A office building located in Meridian International Business Center in Englewood, Colorado. The property was built in 1994, fully renovated in 2008 and is set on an approximately 13.8-acre parcel of land. Between 2014 and 2016, approximately $746,781 was spent on capital expenditures including building improvements and a parking lot expansion. The largest tenant, Kaiser Permanente (“Kaiser”), executed a lease for 58.4% of the net rentable area in February 2016 through March 2026. According to the appraisal, Kaiser is one of the nation’s largest healthcare systems and serves more than 9.6 million members. Kaiser currently maintains an AA- investment grade credit rating from S&P. Additionally, the second and third largest tenants, Sierra Nevada and Balfour, executed leases for 14.7% of net rentable area each in September 2016 and May 2016, respectively. The property features on-site amenities including a fitness center, IT infrastructure, a shuttle service to the RTD Light Rail and two outdoor patios on the fourth floor which feature views of the Rocky Mountains and the Meridian Golf Course. The property offers 572 parking spaces, resulting in a parking ratio of approximately 4.1 spaces per 1,000 square feet. As of November 30, 2016, the property was 95.7% occupied by four tenants.

The Market. The property is located approximately 20 miles southeast of the Denver central business district in the Meridian International Business Center located at the intersection of Lincoln Avenue and Interstate 25, which links the entire Front Range of Colorado with New Mexico and Wyoming. The Meridian International Business Center is a 1,692-acre business park that includes office buildings, retail and multi-family developments employing approximately 8,000 people in a variety of businesses such as EchoStar, American Family Insurance, McAfee and Liberty Media. The property also benefits from its close proximity to local bus stops through the Regional Transportation District, the Lincoln light rail and the Centennial Airport, located 4 miles northeast of the property.

According to the appraisal, the property is located in the Denver office market and the Meridian office submarket of Colorado. As of the third quarter of 2016, the submarket comprised approximately 3.4 million square feet of office space with an overall vacancy rate of 7.6% and average triple net office rents of $21.92 per square foot. The appraisal identified five competitive properties built between 1995 and 2008 and ranging in size from approximately 85,535 to 170,985 square feet. The comparable properties reported occupancy rates ranging from 78.0% to 100.0% with a weighted average of approximately 89.3%. Asking rents for the comparable properties range from $19.75 to $26.00 per square foot.

Top Four Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Kaiser Permanente(3)	NA / AA- / NA	80,917	58.4%	$25.50	$2,063,384	62.5%	3/31/2026
Balfour	NA / NA / NA	20,421	14.7	$24.73	505,011	15.3%	4/30/2019
Sierra Nevada	NA / NA / NA	20,421	14.7	$24.50	500,315	15.1%	8/31/2018
Janeway Law Firm(4)	NA / NA / NA	10,922	7.9	$21.45	234,277	7.1%	2/28/2021
Top Four Tenants		132,681	95.7%	$24.89	$3,302,986	100%

Occupied Collateral Total		132,681	95.7%	$24.89	$3,302,986	100%

Vacant Space		5,917	4.3%

Collateral Total		138,598	100%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Kaiser Permanente has the right to terminate its lease on June 30, 2023 upon 12-months’ written notice and payment of a termination fee equal to the sum of (i) unamortized portion of the tenant improvement allowance, the abated base rent, and leasing commissions applicable to the lease, amortized at an 8.0% annual interest rate, and (ii) three months base rent applicable to the leased space. After December 31, 2022, Kaiser Permanente can terminate its lease with respect to part of its leased premises, consisting of 12,710 square feet of space (the “Contraction Space”) upon payment of a termination fee equal to the sum of (1) the unamortized portion of the tenant improvement allowance, the abated base rent, and leasing commissions applicable to the Contraction Space on a prorated basis, amortized at an 8.0% annual interest rate; and (2) two months’ base rent applicable to the Contraction Space.

(4)	Janeway Law Firm has the right to terminate its lease on February 28, 2019 with notice by June 1, 2018 and payment of a termination fee equal to five months’ base rent plus unamortized leasing costs.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Gateway Plaza at Meridian

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	5,917	4.3%	NAP	NAP	5,917	4.3%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	5,917	4.3%	$0	0.0%
2018	1	20,421	14.7	500,315	15.1	26,338	19.0%	$500,315	15.1%
2019	1	20,421	14.7	505,011	15.3	46,759	33.7%	$1,005,326	30.4%
2020	0	0	0.0	0	0.0	46,759	33.7%	$1,005,326	30.4%
2021	1	10,922	7.9	234,277	7.1	57,681	41.6%	$1,239,603	37.5%
2022	0	0	0.0	0	0.0	57,681	41.6%	$1,239,603	37.5%
2023	0	0	0.0	0	0.0	57,681	41.6%	$1,239,603	37.5%
2024	0	0	0.0	0	0.0	57,681	41.6%	$1,239,603	37.5%
2025	0	0	0.0	0	0.0	57,681	41.6%	$1,239,603	37.5%
2026	1	80,917	58.4	2,063,384	62.5	138,598	100.0%	$3,302,986	100.0%
2027 & Beyond	0	0	0.0	0	0.0	138,598	100.0%	$3,302,986	100.0%
Total	4	138,598	100.0%	$3,302,986	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$1,642,120	$2,155,921	$718,631	$1,767,297	$3,302,986	$23.83	95.3%
Vacant Income	0	0	0	0	142,008	1.02	4.1
Gross Potential Rent	$1,642,120	$2,155,921	$718,631	$1,767,297	$3,444,994	$24.86	99.4%
Total Reimbursements	173,866	196,857	17,655	47,492	20,231	0.15	0.6
Net Rental Income	$1,815,986	$2,352,778	$736,286	$1,814,788	$3,465,225	$25.00	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(242,566)	(1.75)	(7.0)
Other Income	6,285	6,537	0	4,211	0	0.00	0.0
Effective Gross Income	$1,822,270	$2,359,315	$736,286	$1,818,999	$3,222,659	$23.25	93.0%

Total Expenses	$1,226,966	$1,360,108	$1,160,241	$1,279,319	$1,293,796	$9.33	40.1%

Net Operating Income(3)	$595,305	$999,207	($423,955)	$539,681	$1,928,864	$13.92	59.9%

Total TI/LC, Capex/RR	0	0	0	0	269,837	1.95	8.4

Net Cash Flow	$595,305	$999,207	($423,955)	$539,681	$1,659,027	$11.97	51.5%

Occupancy(3)(4)	57.6%	42.1%	37.3%	95.7%	93.0%
(1)	TTM reflects the trailing 12-month period ending November 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Occupancy and Net Operating Income has decreased from 2014 to 2015 primarily due to two tenants vacating their spaces in December 2014 and May 2015. According to the seller, Virtual Flight vacated their space coinciding with Kaiser pursuing a lease at the property, which commenced in February 2016. Occupancy and Net Operating Income increased from 2015 to TTM November 2016 driven by three new leases totaling 121,759 square feet (87.9% of net rentable area). Kaiser Permanente’s lease of 80,917 square feet (58.4% of net rentable area) commenced in February 2016, Balfour’s lease of 20,421 square feet (14.7% of net rentable area) commenced in May 2016 and Sierra Nevada’s lease of 20,421 square feet (14.7% of net rentable area) commenced in September 2016. Net Operating Income has increased from TTM November 2016 to Underwritten Net Operating Income primarily due to the inclusion of leases executed in 2016 underwritten to in-place rents and $202,293 of straight line rent attributable to Kaiser Permanente through its lease expiration in 2026.

(4)	Historical Occupancies are based on December 31 of each respective year. TTM Occupancy is as of November 30, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BBCMS 2017-C1

Gateway Plaza at Meridian

Future Mezzanine Debt. Future mezzanine debt is permitted in the event of a sale of the mortgaged property and assumption of the Gateway Plaza mortgage loan provided (i) no event of default has occurred or is continuing, (ii) a combined loan-to-value ratio as determined under the loan documents is not greater than 75.0%, (iii) a debt yield as determined under the loan documents is equal to or greater than 9.94%, (iv) a debt service coverage ratio as determined under the loan documents is equal to or greater than 1.45x, (v) an intercreditor agreement satisfactory to the lender in its reasonable discretion is provided, (vi) lender’s approval of the mezzanine loan documents, (vii) rating agency confirmation, and (viii) (a) if the guarantor of the mortgage loan is also the guarantor of the mezzanine loan, the mezzanine loan will be nonrecourse to principal and interest, (b) the mezzanine loan will have a maturity date earlier than the maturity date of the existing loan, and (c) the mezzanine loan will not be secured by a lien against the mortgaged property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2017-C1

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Vice President

Barclays CMBS Trading
Contact	E-Mail	Phone Number
Brian La Belle	brian.labelle@barclays.com	(212) 526-1809
Director

David Kung	david.kung@barclays.com	(212) 528-7374
Director

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Kenneth Rosenberg	kenneth.rosenberg@barclays.com	(212) 412-5780
Director

UBS CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
David Schell	david.schelle@ubs.com	(212) 713-3375
Executive Director

Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Executive Director

UBS CMBS Trading & Syndicate
Contact	E-Mail	Phone Number
David McNamara	david.mcnamara@ubs.com	(212) 713-6189
Managing Director

Grant Dewilde	grant.dewilde@ubs.com	(212) 713-4582
Associate Director

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152